Exhibit 10.44

UNIVAR USA INC.

RETIREMENT PLAN

(As Amended and Restated as of January 1, 2012)

UNIVAR USA INC.

RETIREMENT PLAN

(As Amended and Restated as of January 1, 2012)

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SECTION 6—DEATH AND DISABILITY BENEFITS		26
6.01	Spousal or Domestic Partner Death Benefit	26
6.02	Benefit Payable to Child	26
6.03	Disability Benefits	27

SECTION 7—VESTING		28
7.01	Vesting	28
7.02	Forfeitures	28
7.03	Pre-Participation Vesting Service Credit	28

SECTION 8—LIMITATIONS ON BENEFITS		29
8.01	Limitation on Benefits	29
8.02	Maximum Annual Benefit Payable Under the Plan	29

SECTION 9—TOP HEAVY PROVISIONS		30
9.01	Scope	30

SECTION 10—ADMINISTRATION OF THE PLAN		31
10.01	Plan Administrator; Fiduciaries	31
10.02	Organization and Procedures	31
10.03	Duties and Authority	32
10.04	Expenses and Assistance	34
10.05	Claims Procedure	34
10.06	Appeal Procedure	34
10.07	Plan Administration—Miscellaneous	35
10.08	Domestic Relations Orders	37
10.09	Deductible Contribution	37

SECTION 11—AMENDMENT AND TERMINATION		38
11.01	Amendment—General	38
11.02	Amendment—Consolidation or Merger	38
11.03	Termination of the Plan	38
11.04	Allocation of the Fund on Termination of Plan	39

SECTION12—FUNDING		40
12.01	Contributions to the Fund	40
12.02	Fund for Exclusive Benefit of Participants	40
12.03	Disposition of Credits and Forfeitures	40
12.04	Funding Agent	40
12.05	Investment Manager	40

SECTION13—FIDUCIARIES		41
13.01	Limitation of Liability of the Employer and Others	41
13.02	Indemnification of Fiduciaries	41
13.03	Scope of Indemnification	41

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APPENDICES

Appendix A —	VW&R Profit Sharing Plan Participants
Appendix B —	Former Will Scientific, Inc. Employees
Appendix C —	Former Employees of Acquired Companies
Appendix D —	Former Penwest, Ltd. Employees
Appendix E —	Former Participants of Union Plans
Appendix F —	Companies Included in the Term “Employer”
Appendix G —	Benefits Payable to Participants Transferred to Non-U.S. Affiliates of Univar USA Inc.
Appendix H —	Benefits Payable To Participants Who Transferred To Univar USA Inc. From Non-U.S. Affiliates of Univar USA Inc.
Appendix I —	Funding Based Limits on Benefits and Benefit Accruals
Appendix J —	[RESERVED]
Appendix K —	Top-Heavy Provisions
Appendix L —	Limitation on Benefits to Highly Compensated Employees
Appendix M —	Early Retirement Incentive
Appendix N —	Benefit Increases Where Benefit Payments Commenced Prior to March 1, 1980
Appendix O —	[RESERVED]
Appendix P —	Non-U.S. Affiliates
Appendix Q —	U.S. Affiliates
Appendix R —	Former Employees of Ellis & Everard (US Holdings) Inc. and Subsidiaries Thereof
Appendix S —	Minimum Distribution Requirements
Appendix T —	CHEMCENTRAL CORPORATION CONSOLIDATED RETIREMENT PLAN

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UNIVAR USA INC. RETIREMENT PLAN

(As Amended and Restated as of January 1, 2012)

PREAMBLE

THIS RETIREMENT PLAN (hereinafter referred to as the “Plan” and known as the Univar USA Inc. Retirement Plan) is restated effective January 1, 2012, by Univar USA Inc. (hereinafter “Employer”).

WHEREAS, the Employer adopted this Plan effective March 1, 1968, and subsequently amended and restated the. Plan as of January 1, 1976, September 1, 1980, March 1, 1985, January 1, 1987, August 31, 1989, January 1, 1989, August 1, 1999, October 1, 2001, and January 1, 2007; and the Plan was established to provide retirement benefits to employees who become covered under the Plan; and

WHEREAS, the Employer desires to amend and restate the Plan to update Plan provisions, incorporate language , regarding Code Section 436 limitations, and incorporate prior amendments; and

WHEREAS, the Plan shall be maintained for the exclusive benefit of covered employees, and is intended to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, and other applicable law;

NOW, THEREFORE, effective January 1, 2012 (except where other effective dates are specifically set forth herein), the Employer does hereby restate the Plan as set forth in the following pages.

SECTION 1—DEFINITIONS

The following terms when used herein shall have the following meaning, unless a different meaning is plainly required by the context.

Accrued Benefit means on any date, the benefit determined under the formula specified in Section 4.01, as of such date.

Active Participant means a Participant who is accruing additional benefits under the Plan based on additional Credited Service or additional Earnings (or both) in accordance with Section 4.01.

Actuarially Equivalent and terms of similar import (for purposes other than determining contributions to the Fund) means that the present value of two payments or series of payments shall be of equal value when computed at a 7% rate of interest and on the basis of the UP-1984 Mortality Table with ages set back 1-1/2 years.

Administrative Committee means the Administrative Committee as from time to time constituted. The Administrative Committee is appointed by the Pension Management Committee.

Beneficiary means the person or persons designated to be the Beneficiary by the Participant in writing to the Administrative Committee. In the event a married Participant designates someone other than his or her Spouse as Beneficiary, such designation shall be invalid unless the Spouse consents in a writing which is notarized or witnessed by a Plan representative. If no designated Beneficiary survives the Participant, the benefits shall be paid to the Participant’s estate.

Code means the Internal Revenue Code of 1986, as amended and including all regulations promulgated pursuant thereto.

Credited Service means years and months of employment during a Period of Service. Credited Service shall also include years and months of employment with certain predecessor employers as described in Appendices to this Plan. Effective for Eligible Employees who first enter the Plan as Participants on or after January 1, 2001, notwithstanding the first sentence herein, Credited Service shall only include years and months of employment during a Period of Service while the Participant is an Eligible Employee. For example, Periods of Service while a Participant was covered by a collective bargaining agreement with the Employer that did not provide for participation under this Plan will not be considered Credited Service.

Notwithstanding anything in this Plan to the contrary,

(i) any Participant who has fewer than five (5) years of Credited Service on June 30, 2004 shall have his or her Accrued Benefit frozen as of June 30, 2004, shall cease to be an active Participant in the Plan on June 30, 2004 and shall cease to accrue any additional Credited Service after June 30, 2004;

(ii) no new Participants shall be added to the Plan after June 30, 2004;

(iii) no former employee who is rehired or ineligible employee whose job status changes after June 30, 2004 shall enter or reenter the Plan as an active Participant nor accrue Credited Service on or after the date of such rehire or job status change;

(iv) solely for purposes of determining whether a Participant who transferred employment to the Employer from a Non-U.S. Affiliate listed on Appendix P, or from the Employer to a Non-U.S. Affiliate listed on Appendix P, has fewer than five (5) years of Credited Service on June 30, 2004 and therefore will have his or her Accrued Benefit frozen as of June 30, 2004 (and not for any other purpose, such as determining such Participant’s Accrued Benefit), service with the Non-U.S. Affiliate shall be treated as Credited Service to the same extent as if such service had been with the Employer;

(v) any Participant who on June 30, 2004 is a Disabled Participant and is earning additional Credited Service pursuant to Section 6.03 shall continue to be eligible to earn Credited Service for the lesser of the ten years or the number of years during which the Disabled Participant is entitled to receive disability benefits under the Employer’s voluntary disability plan, even if on June 30, 2004 such Disabled Participant has fewer than five (5) years of Credited Service; provided, however, no additional Credited Service pursuant to Section 6.03 shall be credited once the Participant’s benefit payments commence. If a Disabled Participant has fewer than five (5) years of Credited Service on June 30, 2004 and is rehired by the Employer or returns to active employment status with the Employer after June 30, 2004, such Participant shall not resume active Participation in the Plan nor accrue additional Credited Service on or after the date of such rehire or return to active status; and

(vi) any Active Participant in the Plan on December 31, 2009 shall have his or her Accrued Benefit frozen as of December 31, 2009, shall cease to be an Active Participant in the Plan on December 31, 2009, and except as provided in Section 6.03 with respect to Credited Service for certain periods of Disability, shall not accrue any additional Credited Service after December 31, 2009.

Disabled means a physical or mental condition of a person which qualifies him or her to receive benefits from an Employer’s disability plan designed to benefit totally and permanently disabled employees, or which would qualify such person to receive benefits if he or she were covered by such disability plan.

Domestic Partner means an individual who is (1) in a domestic partnership with a Participant and either an affidavit of domestic partnership (in the form prescribed by Univar USA, Inc.) or documentation that the domestic partnership is evidenced by a valid governmental registry is on file with Univar USA Inc. to such effect and such affidavit or registration is still in effect; or (2) the Participant’s state-recognized same-sex spouse and a copy of the marriage license is on file with Univar USA Inc. For the purposes of the Univar USA Inc. affidavit, “domestic partnership” means the individual and the Participant (a) for at least 12 consecutive months, share the same regular and permanent residence and intend to do so permanently, (b)

have an exclusive mutual interpersonal committed relationship, (c) are jointly responsible for basic living expenses, (d) are not married to anyone and any previous marriage has been fully terminated by divorce decree, (e) are both 18 years of age or older, (f) are not related by blood to the extent that would bar marriage in the state in which the Participant and the individual reside, (g) were legally competent to consent to contract when the domestic partnership began, and (h) are each other’s sole domestic partner and have not had another domestic partner or Spouse within 12 months prior to signing the affidavit of domestic partnership.

Earnings means an employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income for the calendar year. Earnings shall include, but not be limited to, overtime, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses and amounts paid (or received) on the final paycheck a Participant receives following Termination; provided, however, the amounts are paid by the later of 2 1⁄2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment. Earnings shall also include elective contributions that are made by the Employer on behalf of the employee that are not includible in gross income under Code Sections 125 or 132(f)(4) or are made to a cash or deferred arrangement under Code Section 401(k). For purposes of any definition of compensation or earnings under this Plan that includes a reference to amounts under Code Section 125, amounts under Code Section 125 include any salary reduction amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan. Earnings shall also include employee elective deferrals to the Univar USA Inc. Supplemental Valued Investment Plan.

Earnings shall not include: (a) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (except elective contributions as set forth above); (b) employer contributions to a simplified employee pension described in Code Section 408(k), distributions from a plan of deferred compensation (regardless of whether such amounts are includible in the gross income of the employee when distributed); (c) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (d) amounts realized from the sale, acquired under a qualified stock option; and exchange or other disposition of stock; and (e) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2006, shall not exceed $225,000, as adjusted for cost-of- living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means Earnings during the

Plan Year or such other consecutive 12-month period over which Earnings is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Earnings for the determination period that begins with or within such calendar year. In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit for determination periods beginning before January 1, 2002 shall be $200,000.

Effective for Eligible Employees who first enter the Plan as Participants on or after January 1, 2001, notwithstanding the, Earnings shall only include compensation received during a Period of Service while the Participant is an Eligible Employee. For example, compensation received during Periods of Service while a Participant was covered by a collective bargaining agreement with the Employer that did not provide for participation under this Plan will not be considered Earnings.

Notwithstanding anything in this Plan to the contrary,

(i) any Participant who has fewer than five (5) years of Credited Service on June 30, 2004 shall have his or her Accrued Benefit frozen as of June 30, 2004, shall cease to be an Active Participant in the Plan on June 30, 2004, and shall have his or her Final Average Monthly Earnings determined based only on Earnings received prior to July 1, 2004;

(ii) no compensation received after June 30, 2004 by a Participant described in (i) above shall be considered Earnings;

(iii) no new Participants shall be added to the Plan after June 30, 2004;

(iv) no former employee who is rehired or ineligible employee whose job status changes after June 30, 2004 shall enter or reenter the Plan as an Active Participant, nor shall his or her compensation received on or after the date of such rehire or job status change be considered Earnings;

(v) any Active Participant in the Plan on December 31, 2009 shall have his or her Accrued Benefit frozen as of December 31, 2009, shall cease to be an Active Participant in the Plan on December 31, 2009, and shall have his or her Final Average Monthly Earnings determined based only on Earnings received prior to January 1, 2010; and

(vi) for purposes of this Plan, pay earned by a Participant described in (i) above during the payroll period commencing June 26, 2004 and ending July 9, 2004 shall be treated as having been received on June 30, 2004, and pay earned by a Participant described in (v) above during the payroll period commencing December 19, 2009 and ending January 1, 2010 shall be treated as having been received on December 31, 2009.

Eligible Employee shall mean any person regularly employed by the Employer as a common law employee. Notwithstanding the foregoing, employees who (i) are on a work assignment from a foreign affiliate of the Employer and (ii) are employed by the Employer for a fixed period of employment are not Eligible Employees while they are working during a fixed period of employment (including extensions thereof).

Notwithstanding anything in this Plan to the contrary, the following are not Eligible Employees for purposes of this Plan and are not eligible to participate in this Plan even if they meet the definition of a regular employee of the Employer: (a) nonresident aliens with no U.S. source income; (b) employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, unless there is an agreement that this Plan shall cover employees within the bargaining unit; (c) Leased Employees; (d) temporary employees hired through or employed by temporary or leasing agencies, even if they work, or are expected to work, more than six (6) months; (e) temporary employees of the Employer; and (f) workers who hold themselves out to the Employer as being independent contractors, or as being employed by another company while providing services to the Employer. For purposes of this Plan, a temporary employee of the Employer is an employee of the Employer who is hired to work on a specific project or series of projects which in the aggregate is not expected to exceed six (6) months.

Notwithstanding anything in this Plan to the contrary, (i) no person hired or rehired by the Employer after June 30, 2004 shall be an Eligible Employee; (ii) no person who was not an Eligible Employee on June 30, 2004 shall be an Eligible Employee after June 30, 2004; (iii) Participants who have less than five (5) years of Credited Service on June 30, 2004 shall cease to be Eligible Employees at the close of June 30, 2004; and (iv) only Participants who are Eligible Employees on June 30, 2004 and have at least five (5) years of Credited Service on June 30, 2004 shall be considered Eligible Employees after June 30, 2004 (until they cease to be Eligible Employees).

Notwithstanding any provision of the Plan to the contrary, any Active Participant in the Plan on December 31, 2009 shall have his or her Accrued Benefit frozen as of December 31, 2009 and shall cease to be an Active Participant in the Plan on December 31, 2009.

Employer means Univar USA Inc., a Washington Corporation, and any affiliated corporation that the President of Univar USA Inc. authorizes to participate in the Plan with respect to its employees; provided that the board of directors of the affiliate adopts the Plan. “Employer” shall also include other companies as provided from time to time in appendices to this Plan, provided, however, that “Employer” shall mean only Univar USA Inc. with respect to the exercise of discretionary authority under the Plan, including but not limited to the authority to amend the Plan and to appoint fiduciaries for the Plan. For purposes of applying to this Plan sections 401, 408, 410, 411, 415 and 416 of the Code which relate to qualified retirement plans generally, minimum participation and vesting standards, and limitations on benefits and contributions under qualified retirement plans, all employees of businesses under common control as defined in Code Sections 414(b) and (c), and employees of affiliated service groups under Code Section 414(m), shall be considered to be employed by a single employer.

Employment Commencement Date means the date on which an Eligible Employee first completes an Hour of Service for the Employer during the current period of employment.

ERISA means the Employee Income Retirement Security Act of 1974, as amended.

Final Average Monthly Earnings means one sixtieth of the total Earnings received by the Participant during the five consecutive calendar year periods during which such total Earnings are the highest. In the event a Participant does not have a 5 year consecutive calendar year Period of Service to calculate Final Average Monthly Earnings, the Plan Administrator shall take into account the total Earnings of the Participant divided by the number of calendar months during which he was employed by the Employer. The Plan Administrator will disregard an employee’s Earnings in the period in which an employee terminates service with the Employer, unless the inclusion of such Earnings results in a greater Accrued Benefit payable to the employee. If a Participant who was credited with Periods of Service and/or Credited Service under Section 6.02 as a Disabled employee received Earnings before and after the Disability period, the Disability period shall be disregarded in computing consecutive calendar years so that Earnings received immediately before and after the Disability period shall be deemed to have been paid in consecutive periods.

Notwithstanding the foregoing, the Earnings a Participant receives for work performed after December 31, 2000 while being both employed by the Employer on a reduced work schedule and at least age fifty-five (55) shall be “annualized” for purposes of determining such Participant’s Final Average Monthly Earnings under the Plan. For purposes of this paragraph, “annualized” means that a Participant who, after having attained age 55, is paid Earnings based on a reduced work schedule shall, for purposes of determining such Participant’s Final Average Monthly Earnings, be credited with Earnings received after attaining age 55 as if the Participant were employed as a full-time employee of the Employer. Earnings received by a Participant for work performed on a reduced schedule prior to having attained age 55 or prior to January 1, 2001 shall not be annualized. For purposes of this Section, a Participant shall be considered to be on a “reduced work schedule” only if the Participant was a regular full-time employee of the Employer scheduled to work at least 40 hours per week, and after attaining age 55, the Participant ceased to be a regular full-time employee and was scheduled to work less than 40 hours per week.

Notwithstanding anything in this Plan to the contrary,

(i) any Participant who has fewer than five (5) years of Credited Service on June 30, 2004 shall have his or her Accrued Benefit frozen as of June 30, 2004, shall cease to be an active Participant in the Plan on June 30, 2004, and shall have his or her Final Average Monthly Earnings determined based only on Earnings received prior to July 1, 2004;

(ii) no compensation received after June 30, 2004 by a Participant described in (i) above shall be considered Earnings, nor shall it otherwise be considered in determining such Participant’s Final Average Monthly Earnings;

(iii) no new Participants shall be added to the Plan after June 30, 2004;

(iv) no former employee who is rehired or ineligible employee whose job status changes after June 30, 2004 shall enter or reenter the Plan as an active Participant, nor shall his or her compensation received after June 30, 2004 be considered Earnings or otherwise considered in determining his or her Final Average Monthly Earnings; and

(v) any Active Participant in the Plan on December 31, 2009 shall have his or her Accrued Benefit frozen as of December 31, 2009, shall cease to be an Active Participant in the Plan on December 31, 2009, and shall have his or her Final Average Monthly Earnings determined based only on Earnings received prior to January 1, 2010.

Fund means the fund or funds into which shall be paid all contributions and from which all benefits shall be paid under this Plan. It shall include, without limitation, any annuity contract, trust fund, and/or assets managed by an Investment Manager.

Funding Agent means the trustee(s) or insurance company(ies) who receive, hold, invest, and disburse the assets of the Fund in accordance with the terms and provisions set forth in the trust agreement(s) or an annuity contract(s). All assets held under the Plan are available to pay all benefits accrued under the Plan regardless of whether the benefits were accrued under the CHEMCENTRAL Corporation Consolidated Retirement Plan or the Plan before such plans were merged, or under the Plan (including, without limitation, Appendix T) after the plans were merged. In the case of multiple trust agreements for the Plan, all assets held pursuant to such agreements are available to pay any and all benefits accrued under the terms of the Plan regardless of whether the benefits were accrued under the CHEMCENTRAL Corporation Consolidated Retirement Plan or Univar USA Inc. Retirement Plan prior to the plan merger or under the Plan (including, without limitation, benefits accrued under Appendix T) after the plan merger.

Highly Compensated Employee shall mean any employee who performs service for the Employer during the “determination year” and who:

(a) was a five percent (5%) owner as defined in Code Section 416(i)(1) at any time during the “look-back year” or determination year, or

(b) during the look-back year, received Earnings from the Employer in excess of one hundred fifteen thousand dollars ($115,000) (as adjusted pursuant to Code Section 415(d) of the Code).

(c) The “determination year” shall be the Plan Year for which compliance is being tested, and the “look-back year” shall be the 12-month period immediately preceding the determination year.

(d) For purposes of this definition of “Highly Compensated Employee,” “Earnings” means compensation within the meaning of Code Section 415(c)(3) as that Code Section is amended from time to time, and Treasury Regulation Section 1.415-2(d)(10) (but including employee elective contributions and deferrals described in Code Section 415(c)(3)(D)).

Hour of Service shall mean an hour: (a) for which an employee is paid, or entitled to payment, for the performance of duties for the Employer; (b) for which the employee is paid or entitled to payment by the Employer on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

The following additional roles shall apply in calculating Hours of Service’ (a) no more than 501 Hours of Service are required to be credited to an employee on account of any single period during which the employee performs no duties; (b) an hour for which an employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; (c) Hours of Service are not required to be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee; (d) a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is directly, or indirectly, through, among other, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular employees or on behalf of a group of employees in the aggregate; (e) no more than one Hour of Service shall be credited with respect to any hour of time; (f) an “Hour of Service” shall include any hour for which an employee is entitled to payment by a “leasing organization” (as described in Section 414(n)(2) of the Code) for the performance of duties for the Company.

Leased Employee. Effective for Plan Years beginning after December 31, 1996, a Leased Employee is an individual (who otherwise is not an employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for at least one year and who performs services under primary direction or control by the Employer . If a Leased Employee is treated as an employee by reason of this Section of the Plan, “Earnings” includes Earnings from the leasing organization which are attributable to services performed for the Employer.

The Plan does not treat a Leased Employee as an employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer’s employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee’s Earnings without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code Section 415(c)(3) plus elective contributions.

The Plan treats a Leased Employee as an employee of the Employer, but no Leased Employee shall participate in the Plan. The Plan Administrator must apply this Section in a manner consistent with Code Sections 414(n) and 414(o) and the regulations issued under those Code Sections. The Plan Administrator will reduce a Leased Employee’s Accrued Benefit by his accrued benefit under a qualified plan maintained by the leasing organization, to the extent attributable to services the Leased Employee performed for the Employer. If the leasing organization’s plan is a defined benefit plan, the Plan Administrator will make this reduction first by converting the benefit under the leasing organization’s plan to the same normal form of benefit described in the Plan, if that benefit is expressed in a different form, payable at the Participant’s Normal Retirement Age under this Plan. If the leasing organization’s plan is a defined contribution plan, the Plan Administrator will make this reduction first by converting the Leased Employee’s vested account balance in that defined contribution plan, determined as of the last day of the applicable Plan Year, into an annual benefit payable at the Participant’s Normal Retirement Age under this Plan, in the normal form of benefit described the Plan. The Plan Administration will make all calculations under this paragraph by using the actuarial assumptions specified in the Plan.

Participant means any Eligible Employee who qualifies for participation pursuant under Section 2. A non-vested Participant shall cease to be a Participant on the date he or she terminates. A vested Participant shall cease to be a Participant when his or her benefit payments are completed. If a nonvested Participant terminates service with the Employer, he or she will be deemed to have received a cashout distribution, resulting in an immediate forfeiture of his nonvested Accrued Benefit.

Notwithstanding anything in this Plan to the contrary, (i) no person who is not a Participant with at least five (5) years of Credited Service on June 30, 2004 shall become a Participant nor be an Active Participant after June 30, 2004; (ii) no person who is hired or rehired by the Employer after June 30, 2004 shall become a Participant; (iii) inactive Participants who are rehired after June 30, 2004 shall not become Active Participants; (iv) ineligible employees whose job status changes after June 30, 2004 shall not become Participants nor resume active participation in the Plan; and (v) no Participant shall be an Active Participant in the Plan after December 31, 2009.

Pension Management Committee means the Pension Management Committee as from time to time constituted. The Pension Management Committee is appointed by the Board of Directors of Univar USA Inc.

Period of Service means the period of time commencing with the Employment Commencement Date and ending on the Severance From Service Date. Non-successive periods are aggregated to determine the Employee’s total Period of Service. For vesting purposes, an Employee’s Period of Service shall also include the following:

(a) Periods not in Service due to Temporary Termination;

(b) Periods of Service required by Code Section 414(a)(1) or under Treasury Regulations issued pursuant to Code Section 414(a)(2), and Service with any employer which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) which includes an employer with any trade or business under common control (within the meaning of Code Section 414(c)) with an employer, or with any employer which is a member of an affiliated service group (within the meaning of Code Section 414(m)); and

(c) For an individual who transfers employment to the Employer from a U.S. Affiliate, Periods of Service with such U.S. Affiliate which are not otherwise counted under Subsections (a) or (b) above, including Periods of Service before the U.S. Affiliate was affiliated with the Employer, provided, however, that only the Participant’s most recent uninterrupted period of service with such U.S. Affiliate shall be considered a Period of Service under this Plan. A U.S. Affiliate is any company set forth on Appendix Q to this Plan.

For benefit accrual purposes, an Employee’s Period of Service shall also include periods the Employee is not in Service due to a Temporary Termination that ended prior to July 1, 2004 (i.e., the Employee was rehired and in Service prior to July 1, 2004).

Period of Severance means a 12-consecutive month period, beginning on the Severance from Service Date during which the employee does not perform an hour of service for the Employer.

Plan means the “Univar USA Inc. Retirement Plan” either in its previous or present form or as amended from time to time.

Plan Administrator means the person or entity designated in Section 10 to administer the Plan.

Plan Year means the twelve month period commencing each January 1 and ending each December 31.

Service means periods for which an employee is paid or entitled to payment for the performance of duties for the Employer.

Severance From Service Date means the earlier of the date on which an employee quits, retires, is discharged, dies, or becomes Disabled.

Spouse means an individual who is legally married to a Participant as defined by the federal Defense of Marriage Act.

Temporary Termination means a Termination deemed “Temporary” when the employee is rehired and in Service within one year of the Severance From Service Date.

Terminated and Termination and Terminates means no longer in Service or employed as an Employee with the Employer because the employee has quit, retired, been discharged, died, or become Disabled.

SECTION 2—PARTICIPATION

2.01 Eligibility for Participation

Each Eligible Employee shall become a Participant under this Plan on the later of his or her Employment Commencement Date or the date the Eligible Employee first performs an Hour of Service as an Eligible Employee. Notwithstanding the preceding sentence, no person shall become a new Participant nor resume active participation in the Plan after June 30, 2004.

2.02 Transfers To or From Non-U.S. Affiliates

See Appendix G for special rules regarding benefits for Participants who transfer from Univar USA Inc. to a Non-U.S. Affiliate of Univar USA Inc., and Appendix H for special rules regarding benefits for Participants who transfer to Univar USA Inc. from a Non-U.S. Affiliate of Univar USA Inc. For purposes of Appendices G and H, “Non-U.S. Affiliate” means only those Non-U.S. Affiliates that are listed on Appendix P hereto.

2.03 Waiver of Right to Participate

An Eligible Employee may waive the right to participate in this Plan by so notifying the Employer in writing. The waiver must be consented to in writing by a Spouse, if any.

2.04 Reemployment After a Termination

Upon the reemployment of a Terminated former Participant as an Eligible Employee, he or she shall immediately become a Participant. Notwithstanding the preceding sentence, no Terminated former Participant whose date of rehire with the Employer is after June 30, 2004 shall become a Participant. Benefits for a former Participant who is reemployed after June 30, 2004 will be determined based solely on Credited Service earned and Earnings received while an active Participant prior to reemployment.

2.05 Special Rules for Certain Participants

Special rules relating to vesting and benefit computation apply to certain Participants. The special rules are set out in appendices to this Plan as follows:

(a) Former VW&R Profit Sharing Plan Participants, Appendix A

(b) Former Will Scientific, Inc. Employees, Appendix B

(c) Former Employees of Acquired Companies, Appendix C

(d) Former PENWEST, LTD. Employees, Appendix D

(e) Former Participants of Union Plans, Appendix E

(f) Ellis & Everard (US Holdings) Inc. and Subsidiaries Thereof, Appendix R

2.06 Special Rules Regarding CHEMCENTRAL Corporation Consolidated Retirement Plan

Effective January 1, 2008, the CHEMCENTRAL Corporation Consolidated Retirement Plan (“LCC Plan”) is merged in and with the Plan, and is reflected as Appendix T hereto. Effective June 30, 2004, the Plan was amended to preclude employees from entering the Plan as new participants and inactive participants from resuming active participation in the Plan. Effective December 31, 2007, the LCC Plan was amended to preclude employees from entering the LCC Plan as new participants and inactive participants from resuming active participation in the LCC Plan, except to the extent an employee is covered by a collective bargaining agreement that provides for active participation by such employee in the LCC Plan. Although the merged plans constitute one plan on and after January 1, 2008, the Plan will be administered as if it were still two separate plans, with all provisions of the Plan other than Appendix T applying to individuals who were Participants in the Plan on December 31, 2007, and only the provisions of Appendix T applying to individuals who were participants in the LCC Plan on December 31, 2007 and to those individuals who (i) are new hires or rehires or have changed job classifications and (ii) are in a position covered by a collective bargaining agreement that provides for participation by such individual in the LCC Plan. The terms and conditions of the Plan set forth in provisions of the Plan other than Appendix T shall exclusively govern the benefits, right and features for Participants (as defined in Section 1.19 above). The terms and conditions set forth in Appendix T shall not apply or provide any benefit to Participants (as defined in Section 1.19 above). Except as otherwise provided in Appendix T, the terms and conditions of Appendix T shall exclusively govern the benefits, rights and features for participants (as defined in Appendix T) who are covered under Appendix T. Except as otherwise provided in Appendix T, the terms and conditions of the Plan set forth in provisions other than Appendix T shall not apply or provide any benefit to participants defined in and covered by Appendix T. Pursuant to the requirements of Code Sections 401(a)(12) and 414(1), until December 31, 2012, the Employer shall maintain sufficient data to construct a special schedule of benefits to maintain the rights to benefits on a termination basis for such Participants to the extent required by Treasury Regulations Section 1.414(1)-1(e)(2).

SECTION 3—RETIREMENT DATES

3.01 Normal Retirement Date

The Normal Retirement Date for a Participant shall be the first day of the month coinciding with or next following the attainment of age 65. A Participant who Terminates prior to retirement with a vested Accrued Benefit shall commence receiving his or her benefit at Normal Retirement Date, unless such Participant qualifies for and elects to receive benefits at Early Retirement Date.

3.02 Early Retirement Date

Each Participant who attains age 55 and has completed a five year Period of Service may elect, in writing, an Early Retirement Date. Such Early Retirement Date shall be before the Normal Retirement Date and after Termination on the first day of any month coinciding with or following the date the early retirement requirements are met.

3.03 Deferred Retirement Date

The Deferred Retirement Date for a Participant who continues working after the Normal Retirement Date shall be the first day of the month next following his or her Termination date. Notwithstanding the foregoing, a Participant who is not a five percent (5%) owner (as defined in Code Section 416) and continues working for the Employer beyond the end of the calendar year in which he reaches age 70 1⁄2 may elect to have benefit payments commence in a calendar year following the calendar year in which he reaches age 70 1⁄2.

3.04 Retirement Date—Benefit Commencement

The Retirement Date is the date on which benefits commence. The Retirement Date for a Participant shall be one of the dates specified in Sections 3.01, 3.02, or 3.03 except that the Retirement Date under 3.03 for a Participant who is a five percent (5%) owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Employee attains age 70 1⁄2 shall be the April 1 following the calendar year in which the Participant reaches age 70 1⁄2 if such Participant is still employed on that date. The Retirement Date is the same date as the annuity starting date described. in Code Section 417(f)(2). All distributions under this Plan will be made in accordance with regulations promulgated under Code Section 401(a)(9), including, without limitation the incidental death benefit requirements of Code Section 401(a)(9)(G) and the minimum incidental benefit of Treasury Regulation Section 1.401(a)(9)-(2), which are hereby incorporated by this reference as part of the Plan. The provisions of Code Section 401(a)(9) override any distribution options in the Plan inconsistent with Code Section 401(a)(9). Notwithstanding anything in this Plan to the contrary, for purposes of determining minimum distributions required pursuant to Code Section 401(a)(9), the provisions of Appendix S apply, superseding any inconsistent provisions of this Section 3.04 or any other section of the Plan.

SECTION 4—RETIREMENT BENEFITS

4.01 Accrued Benefit

(a) Effective for those Participants who terminate employment with the Employer prior to August 1, 1999, the Accrued Benefit, in the form of a monthly benefit payable as a single life annuity, for each such Participant shall equal the greater of:

(i) $20 multiplied by his or her Credited Service; or

(ii) the following benefit:

(A) 1.2% of Final Average Monthly Earnings plus .5% of the Final Average Monthly Earnings in excess of the integration level multiplied by;

(B) years of Credited Service, up to a maximum of 25 years; plus

(C) .75% of Final Average Monthly Earnings multiplied by years of Credited Service in excess of 25 years.

(b) Effective for those Participants who terminate employment with the Employer on or after August 1, 1999, the Accrued Benefit, in the form of a monthly benefit payable as a single life annuity, for each such Participant shall equal the greater of:

(i) $20 multiplied by his or her Credited Service; or

(ii) the following benefit:

(A) 1.2% of Final Average Monthly Earnings plus .5% of the Final Average Monthly Earnings in excess of the integration level multiplied by;

(B) years of Credited Service.

For purposes of determining the Accrued Benefit of any Former McKesson Corporation Employee who was hired by the Employer on November 1, 1986, and who did not take retirement benefits under the McKesson Corporation Retirement Plan, Credited Service shall include Service credited under the McKesson Plan for purposes of benefit calculation under that Plan.

For purposes of this Section 4.01, the integration level is one-thirty-sixth (1/36th) of the Social Security maximum taxable wage base, as defined under Section 230 of the Social Security Act in the year of Termination, provided that the one-thirty-sixth (1/36th) of the Social Security maximum taxable wage base shall not exceed one-twelfth (1/12th) of covered compensation separately determined for each Participant as defined under Code Section 401(l)(5)(E) and Treasury Regulation Section 1.401(1)-1(c)(7)(ii)(B). With respect to a Participant whose Accrued Benefit is frozen on June 30, 2004 (e.g., because he or she had less than five (5) years of Credited Service on June 30, 2004) and who was not Terminated prior to January 1, 2004, the integration level shall be one-thirty-sixth (1/36th) of the Social Security maximum taxable wage base for 2004, which is one-thirty-sixth (1/36th) of $87,900 (i.e., $2,441.67) (or, if lesser, one-twelfth (1/12th) of covered compensation separately determined for such Participant as defined under Code Section 401(l)(5)(E) and Treasury Regulation Section 1.401(1)-1(c)(7)(ii)(B)). With respect to a Participant whose Accrued Benefit becomes frozen on December 31, 2009 and who was not Terminated prior to January 1, 2009, the integration level shall be one-thirty-sixth (1/36th) of the Social Security maximum taxable wage base for 2009, which is one-thirty-sixth (1/36th) of $106,800 (i.e., $2,966.67) (or, if lesser, one-twelfth (1/12th) of covered compensation separately determined for such Participant as defined under Code Section 401(l)(5)(E) and Treasury Regulation Section 1.401(1)-1(c)(7)(ii)(B)).

For Plan Years beginning on or after January 1, 1995, a Participant’s covered compensation shall be determined pursuant to Treasury Regulation Section 1.401(l)-1(c)(7)(i). Benefits under this Plan and all qualified retirement plans maintained by the Employer shall not be calculated in such a manner as to exceed the limits of Treas. Reg. § 1.401(1)-5. If the limits would otherwise be exceeded with respect to such plans, the Participant’s permitted disparity under this Plan will be reduced to the extent necessary to comply with the permitted disparity limits before any such reductions in permitted disparity to any defined contribution plan maintained by the Employer.

Notwithstanding the foregoing, a Participant’s Accrued Benefit shall not be less than his or her Accrued Benefit would have been on August 31, 1989, if the Accrued Benefit had been calculated on that date using the benefit formula in effect on December 31, 1989; except that a Participant, who is a Highly Compensated Employee may not receive a distribution after January 31, 1989, of a benefit that exceeds the benefit that the Participant had accrued as of December 31, 1988, or the benefit determined under the formula in effect on December 31, 1989.

The Accrued Benefit is payable in the form of a single life annuity commencing at Normal Retirement Date.

Notwithstanding anything in this Section 4.01 to the contrary, the Accrued Benefit of any Participant who has fewer than five (5) years of Credited Service as of June 30, 2004 shall be frozen as of June 30, 2004, his or her Accrued Benefit will be determined based on years of Credited Service accumulated through June 30, 2004, and his or her Final Average Monthly Earnings will be determined as of June 30, 2004 based only upon Earnings received through June 30, 2004. Periods of Service after June 30, 2004 will continue to be counted for purposes of determining the eligibility of such Participants for an Early Retirement Benefit and the applicable early retirement reduction factors as set forth in Section 4.03 of the Plan, and for purposes of determining vesting of such Participants in his or her Accrued Benefits in accordance with Section 7.01 of the Plan and eligibility for the spousal death benefit pursuant to the first sentence of Section 6.01 of the Plan. Participants whose Accrued Benefit is frozen on June 30, 2004 shall not automatically be made 100% vested in their Accrued Benefit as a result of such freezing, but instead shall have to satisfy the vesting requirements of Section 7.01 of the Plan either before or after June 30, 2004 in order to be vested in his or her Accrued Benefit.

Notwithstanding anything in this Section 4.01 to the contrary, the Accrued Benefit of any Active Participant on December 31, 2009 shall be frozen as of December 31, 2009, his or her Accrued Benefit will be determined based only on years of Credited Service accumulated through December 31, 2009, and his or her Final Average Monthly Earnings will be determined as of December 31, 2009 based only upon Earnings received through December 31, 2009. Periods of Service after December 31, 2009 will continue to be counted for purposes of determining the eligibility of such Participants for an Early Retirement Benefit and the applicable early retirement reduction factors as set forth in Section 4.03 of the Plan. Participants who are employed with the Employer on or after December 31, 2009 shall automatically be made 100% vested in their Accrued Benefit.

4.02 Normal Retirement Benefit

A Participant’s monthly Normal Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination, adjusted in accordance with the terms of Sections 4.05 and 5, if necessary.

4.03 Early Retirement Benefit

If a Participant has (i) attained age 55 and has completed a five year Period of Service prior to his or her Termination date or (ii) not attained age 55 but has completed a twenty-year Period of Service prior to his or her Termination Date, the Participant’s Early Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination, reduced by the appropriate percentage as specified in this paragraph for each month that the Early Retirement Date precedes the Normal Retirement Date, and then adjusted in accordance with the terms of Sections 4.05 and 5, if necessary. Effective for Participants who terminate employment with the Employer prior to August 1, 1999 and meet the requirements in the preceding sentence, the reduction factor shall be 1/2 of one percent for each calendar month from age 55 to age 60, 1/3 of one percent for each calendar month from age 60 to age 62, and 1/6 of one percent for each calendar month from age 62 to 65. Effective for Participants who terminate employment with the Employer on or after August 1, 1999 and meet the requirements of the first sentence of this paragraph, the reduction factor shall be 1/3 of one percent for each calendar month from age 55 to age 62, and there will be no reduction factor applied to such Participants who retire after attaining age 62.

If prior to his or her Termination date, a Participant had not attained age 55 with a five year Period of Service nor completed a twenty-year Period of Service, the Participant’s Early Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination reduced by 1/2 of one percent for each calendar month that the first payment date precedes the Participant’s 65th birthday and then adjusted in accordance with the terms of Sections 4.05 and 5, if necessary.

The number of months to which the above early retirement reduction factors shall apply shall be the number of months between the Participant’s Retirement Date and his or her Normal Retirement Date.

For purposes of determining whether a Participant has completed a five-year Period of Service or a twenty-year Period of Service in order to be considered eligible for an Early Retirement Benefit or to determine the applicable early retirement reduction factors, (i) Periods of Service after June 30, 2004 are counted even for those Participants whose Accrued Benefit is frozen on June 30, 2004 and (ii) Periods of Service after December 31, 2009 are counted for all Participants.

4.04 Deferred Retirement Benefit

A Participant’s Deferred Retirement Benefit shall equal his or her vested Accrued Benefit as of the date of Termination, adjusted for form of payment, and actuarially adjusted for any prior distributions. Service and Earnings beyond the Normal Retirement Date shall be taken into consideration, subject to the 25 year limit in Section 4.01. There shall be no actuarial adjustment to reflect the deferred commencement of benefits. In no event shall the benefit provided under this paragraph be less than the retirement benefit to which the Participant would have been entitled if he or she had actually retired on the Normal Retirement Date.

Notwithstanding the foregoing, if a Participant’s date of Termination is on or after January 1, 2001, such Participant’s Deferred Retirement Benefit shall equal the greater of his or her (i) vested Accrued Benefit as of the date of Termination, adjusted for form of payment, and actuarially adjusted for any prior distributions, or (ii) vested Accrued Benefit on the Normal Retirement Date actuarially increased to the Participant’s date of Termination to reflect the delayed commencement date, adjusted for form of payment, and actuarially adjusted for any prior distributions. With respect to the benefit provided pursuant to subpart (ii) of the immediately preceding sentence, because the Accrued Benefit is calculated as of the Normal Retirement Date, Earnings received or service performed or otherwise credited for periods following the Participant’s Normal Retirement Date will not be considered in determining such Accrued Benefit. In no event shall the benefit provided under this paragraph be less than the retirement benefit to which the Participant would have been entitled if he or she had actually retired on the Normal Retirement Date.

Notwithstanding the foregoing, (i) Participants with less than five (5) years of Credited Service on June 30, 2004 shall not accrue additional Credited Service after June 30, 2004 nor shall Earnings received after June 30, 2004 be considered in determining his or her Final Average Monthly Earnings, (ii) persons rehired after June 30, 2004 and ineligible employees whose job status changes after June 30, 2004 shall not accrue additional Credited Service on or after the date of such rehire or job status change nor shall Earnings received on or after the date of such rehire or job status change be considered in determining his or her Final Average Monthly Earnings, and (iii) Active Participants on December 31, 2009 shall not accrue additional Credited Service after December 31, 2009 nor shall Earnings received after December 31, 2009 be considered in determining his or her Final Average Monthly Earnings.

4.05 Reemployment After Retirement

Upon reemployment, a Participant shall continue to receive retirement benefits and resume accruing benefits under the Plan. At the Participant’s subsequent retirement, benefits payable shall be based on his or her total Credited Service and Earnings at the time of subsequent retirement, and shall be reduced by the Actuarially Equivalent value of benefits previously received by the Participant. In no event shall the benefit provided upon subsequent retirement be less than the initial retirement benefit.

Notwithstanding the foregoing, (i) Participants with less than five (5) years of Credited Service on June 30, 2004 shall not accrue additional Credited Service after June 30, 2004 nor shall Earnings received after June 30, 2004 be considered in determining his or her Final Average Monthly Earnings, (ii) persons rehired after June 30, 2004 and ineligible employees whose job status changes after June 30, 2004 shall not accrue additional Credited Service on or after the date of such rehire or job status change nor shall Earnings received on or after the date of such rehire or job status change be considered in determining his or . her Final Average Monthly Earnings, and (iii) Active Participants on December 31, 2009 shall not accrue additional Credited Service after December 31, 2009 nor shall Earnings received after December 31, 2009 be considered in determining his or her Final Average Monthly Earnings.

4.06 Benefits For Former Participants

Eligibility for benefits and the amount of such benefits for a former Participant shall be based upon the provisions of the Plan in effect on the participant’s date of Termination. An employee who. Terminates prior to becoming a Participant in this Plan may be eligible for benefits under a predecessor employer plan but is not eligible for benefits under this Plan. However, if a terminated Participant has had an Hour of Service on or after January 1, 1976, and is living on August 23, 1984, a Spouse’s death benefit may be payable under Section 6.01(b) if the requirements of that section are met.

4.07 Early Retirement Incentive Plans

The 1991 early retirement incentive plan is set forth in Appendix M. Any other such plans adopted by the Employer shall be set forth in revised Appendix M.

4.08 Benefit Increases Where Benefit Payments Commenced Prior to March 1, 1980

If a former Participant’s benefit payment commenced prior to March 1, 1980, Appendix N sets forth the increased benefits to be paid to such Participant, his Spouse or his Beneficiary.

4.09 Military Service Benefits

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided as required by Code Section 414(u). In the case of a Participant who dies on or after January 1, 2007 while performing qualified military service within the meaning of Code Section 414(u), the survivors of such Participant shall receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Participant resumed and then terminated employment with an Employer on account of death.

4.10 Funding Based Limits on Benefits and Benefit Accruals

Notwithstanding any other provision of the Plan to the contrary, for Plan Years commencing on or after January 1, 2008, this Plan and the benefits hereunder and the ability for a Participant or Beneficiary to accrue additional Plan benefits, vest in Plan benefits or receive Plan benefit distributions at a certain time or in a certain form are subject to the limitations and restrictions that are required by Code Section 436 and ERISA Section 206(g) and applicable regulations thereunder as described in Appendix I.

SECTION 5—FORMS OF PAYMENT

5.01 Forms of Payment

A retiring Participant may elect any one of the options described below at any time during the 180-day period ending on the annuity starting date. The term “annuity starting date” means either (1) the first day of the first period for which an amount is payable as an annuity or (2) the first day on which all events have occurred which entitle the Participant to a benefit where the benefit is not payable in the form of an annuity.

(a) Single Life Annuity

A single life annuity shall be payable monthly from the first of the month following date of retirement to the first of the month preceding death. The amount of the monthly benefit shall equal the monthly Normal Retirement Benefit, adjusted for Early or Deferred Retirement if applicable.

(b) Joint and Survivor Annuity

A reduced Joint and Survivor Annuity shall be payable monthly to a retired Participant from the first of the month following date of retirement to the first of the month preceding death. Following the Participant’s death, a retirement benefit, equal to 50% or 100% of the reduced amount payable to the retired Participant, shall be payable for life to the Participant’s Spouse, if living at the time of the Participant’s death. A Participant may elect which percentage shall be payable to the Spouse.

If the Spouse dies after the Participant’s retirement income begins, the Participant’s payments will be in the same reduced amount as is otherwise payable under the Joint and Survivor Annuity. If the Spouse dies prior to the date as of which the Participant’s retirement income begins, any election of a form of benefit under this Section 5.01(b) shall be automatically canceled. If the Participant dies prior to the date as of which his or her retirement income is to begin, the Spouse shall not be entitled to receive any payments under an option under this Section 5.01(b).

The 50% Joint and Survivor Annuity shall be equal to 91% of the Participant’s retirement benefit payable in the form of a Single life annuity.

The 100% Joint and Survivor Annuity shall be equal to 87% of the Participant’s retirement benefit payable in the form of a Single life annuity.

(c) Period Certain and Life Annuity

A reduced Period Certain and Life Annuity shall be payable monthly from the first of the month following date of retirement to the first of the month preceding death, but in no event will less than a certain number of monthly payments be made. A Participant may elect the period certain and number of monthly payments under the table below. If the Participant dies before receiving applicable number of monthly payments, the remaining payments shall continue to be made to his or her designated Beneficiary. The total-value of the Period Certain and Life Annuity shall be equal to the portion of the Participant’s retirement benefit payable in the form of a Single life annuity, specified in the table below:

Period of Years	Number of Monthly Payments	Total Benefit Reduction Factor
5	60.98
10	120.94
15	180.93
20	240.91

5.02 Automatic Form of Benefit

Unless a Participant elects otherwise, Benefits shall be paid as provided below:

(a) Married Participants

Any Participant who is married on his or her Retirement Date shall automatically be deemed to have elected the 100% Joint and Survivor option, effective as of such date, with his or her Spouse as the joint annuitant, (the “Statutory 100% Joint and Survivor Option”).

A Participant may reject the Statutory 100% Joint and Survivor Option by filing a written notice with the Administrative Committee prior to the benefit commencement date. Such notice must (a) be signed by the Participant’s Spouse, (b) acknowledge the effect of the election, (c) consent to the alternate form of payment or any change in the designated form of payment, and (d) unless the Spouse is the sole primary beneficiary, consent to the beneficiary designation or any change in such designation; and the Spouse’s signature must be notarized or witnessed by a Plan representative. In the event the Statutory 100% Joint and Survivor Option is rejected, benefits shall be paid in the form of a Single life annuity, unless another option is elected. The election of an optional benefit or the designation of a Beneficiary other than the Spouse may not be changed without spousal consent or the spousal consent must permit designations by the Participant without further consent by the Spouse if the Spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right.

A Participant may file a rejection notice or revoke any such notice at any time during the election period described in Section 5.01. The Spouse’s consent to a waiver of the Statutory Joint and Survivor Option is irrevocable, unless revoked by the Participant.

(b) Other Participants

Any other Participant shall receive his or her retirement benefits in the form of a Single life annuity, unless another option is elected.

5.03 Limitation on Joint Annuitant

A Participant may not elect a joint annuitant other than his or her Spouse or Domestic Partner, provided that the requirements of Code Section 401(a)(9)(G) and the regulations thereunder are satisfied.

5.04 Explanation of Forms of Payment

The Administrative Committee shall furnish each Participant with a written explanation of the terms and conditions of the forms of payment. The notice shall be given no less than 30 and no later than 180 days prior to the date the Participant first becomes eligible for retirement benefits under the Plan.

A Participant may elect (with any applicable spousal consent) to waive the requirement that the written explanation be provided at least thirty (30) days before the benefit commencement date (or to waive the thirty (30) day requirement where the written explanation is provided after the benefit commencement date), but no distribution shall commence until a date that is at least seven (7) days after such explanation is provided. A Participant may also revoke his or her election to receive benefits in the Plan’s normal form of benefits or in one of the optional forms of benefit permitted under the Plan provided such revocation occurs prior to a Participant’s benefit commencement date or the end of the seven (7) day period preceding distribution (for a Participant who waives the thirty (30) day written explanation requirement), whichever occurs later. The election by a Participant to receive benefits in the Plan’s normal form of benefits or in one of the optional forms of benefit permitted under the Plan shall be irrevocable after the later of the Participant’s benefit commencement date or the end of the seven (7) day period preceding distribution (for a Participant who waives the thirty (30) day explanation requirement).

5.05 Small Benefits and Repayment of Benefit

In cases where the present value of a vested or payable benefit of a Terminated Participant is less than or equal to $1,000, the benefit shall be paid in a lump sum distribution as soon as practicable after Termination. For purposes of this Section 5.05, the present value shall be calculated using the “applicable interest rate” and the “applicable mortality table” as determined under Code Section 417(e)(3) and the Treasury Regulations thereunder. The applicable interest rate shall be the adjusted first, second, and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month of November which immediately precedes the Plan Year in which the payment is made. The applicable mortality table used for purposes of satisfying the requirements of Code Section 417(e) shall be the mortality table, modified as appropriate by the Secretary, based on the mortality table specified for the plan year under subparagraph (A) of Code Section 430(h)(3) (without regard to subparagraph (C) or (D) of such section).

Notwithstanding anything in this Plan to the contrary, in cases where the present value of a vested or payable benefit of a Terminated Participant is greater than $1,000 and not greater than $5,000, the Terminated Participant may elect to have the benefit paid as soon as practicable after Termination (or any time thereafter) in a lump sum directly to an Eligible Retirement Plan (as defined in Section 5.06) specified by the Terminated Participant in a Direct Rollover (as defined in Section 5.06) or to receive the distribution directly. In the event a mandatory distribution of a present value of a vested or payable benefit of a Terminated Participant is in excess of $1,000 and not in excess of $5,000 is made to a Participant and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, then the distribution shall be made in a Direct Rollover to an individual retirement plan designated by the Plan Administrator. For purposes of the Section 5.05, the value of the vested or payable benefit of a Terminated Participant shall be determined based on the greater of the present value of the immediate or deferred benefit payable under the Plan.

Notwithstanding anything in this Plan to the contrary, in cases where the present value of a vested or payable benefit of a Participant is less than or equal to $5,000 after the Participant’s Normal Retirement Date, the benefit shall be paid in a lump sum distribution as soon as practicable after the Participant’s Normal Retirement Date.

In the event a Participant receives a lump sum distribution at any time after Termination and later resumes participation after returning to work, he or she may repay such benefit with 5% interest to the Plan within two years of resuming employment. The Accrued Benefit of a Participant who makes such repayment shall be determined as if no prior distribution occurred. A Terminated Participant who is 0% vested upon Termination shall be deemed to have received a lump sum distribution of his vested accrued benefit (i.e., $0) on his or her date of Termination. If such a 0% vested Terminated Participant later returns to work and resumes participation in the Plan, the Participant shall be deemed to have repaid the previously distributed amount plus required interest (i.e., $0) immediately upon reemployment. For purposes of determining the Accrued Benefit of a Terminated Participant who has received (or has been deemed to have received) a lump sum distribution pursuant to this Section, years of Credited Service earned prior to the distribution shall be disregarded unless the Terminated Participant reenters the Plan and repays (or is deemed to repay) the distributed amount plus interest thereon pursuant to this Section.

5.06 Direct Rollover Distributions

Notwithstanding any provision of the Plan to the contrary and subject to the following limitation, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Direct Rollovers will not be permitted if the amount to be distributed in one or a series of payments over the calendar year is less than $200. Direct Rollovers may only be made to one other Eligible Retirement Plan, and thus may not be divided amongst several plans. A Participant may elect to receive a distribution partly as a Direct Rollover and partly in a direct payment to the Participant only if the Direct Rollover amount equals or exceeds $500.

The following definitions shall apply to this Section 5.06:

(a) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or a portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA as described in Code Section 408A, an annuity plan described in Code Section 403(a), or a qualified trust of a plan described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). In the case of a Distributee who is a nonspouse Beneficiary, an Eligible Retirement Plan shall only be an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), or a Roth IRA as described in Code Section 408A, meeting the requirements of Code Section 402(c)(11).

(c) Distributee. A Distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving Spouse, Beneficiary and the Employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Beneficiary, Spouse or former Spouse.

(d) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

SECTION 6—DEATH AND DISABILITY BENEFITS

6.01 Spousal or Domestic Partner Death Benefit

In the event a vested Participant or former Participant has not received a lump sum cash out distribution, and dies leaving a surviving Spouse or Domestic Partner, his or her Spouse or Domestic Partner shall receive a death benefit under the Plan if the Participant has completed at least a five year Period of Service. If the Participant dies before January 1, 1997, this death benefit shall equal 45% of the benefit in the form of a single life annuity to which the Participant would have been entitled if his or her Retirement Date were immediately before the date of his or her death. If the Participant dies on or after October 1, 2004, this death benefit shall equal 87% of the benefit in the form of a single life annuity to which the Participant would have been entitled if his or her Retirement Date were immediately before the date of his or her death.

This death benefit shall be payable at (a) the Participant’s Normal Retirement Date, (b) any Early Retirement Date of the Participant, subject to the adjustments to Early Retirement Benefits described in Section 4.03, based on the Participant’s Years of Service with the Employer, or (c) any date prior to the Participant’s Early Retirement Date, subject to a reduction of the benefit to an amount which is Actuarially Equivalent to the Participant’s Early Retirement Benefit payable at age 55. For purposes of the previous sentence, actuarial equivalence shall be determined using the factors set forth in Section 1.02 and shall be based upon the age the Participant would have been on the date benefit payments commence to the surviving Spouse or Domestic Partner. The Spouse or Domestic Partner of a non-vested Participant is not entitled to this death benefit. Notwithstanding any provision of the Plan to the contrary, the Domestic Partner may not elect to defer payment of this death benefit and all benefits payable pursuant to this Section 6.01 shall comply with the requirements of Code Section 401(a)(9)(G) and the regulations thereunder.

6.02 Benefit Payable to Child

If Section 6.01 would apply to a Participant but for the fact that there is no surviving Spouse or Domestic Partner, and if such Participant is survived by a child under age twenty-one, then the monthly benefit provided for in Section 6.01 shall be paid to such child until the first day of the month in which he or she attains age twenty-one; and if there are two or more such children, the benefit shall be divided equally among them and if any of such children’s benefits cease by virtue of their attaining age twenty-one, the benefits shall be divided equally among the remaining eligible children. The monthly benefit payable under this paragraph shall commence on the first of the month coinciding with or following the Participant’s death and the benefit shall not be actuarially adjusted to reflect immediate commencement. Notwithstanding any provision of the Plan to the contrary, all benefits payable pursuant to this Section 6.02 shall comply with the requirements of Code Section 401 (a)(9)(G) and the regulations thereunder.

6.03 Disability Benefits

Periods of disability up to a maximum of ten years, or if less, the number of years during which a Disabled Participant is entitled to receive disability benefits under the Employer’s voluntary disability plan, shall be included for purposes of determining Periods of Service for vesting and for Credited Service. Notwithstanding the foregoing, no credit for vesting or Credited Service shall be granted once the Participant’s benefit payments commence. This Section 6.03 shall only apply to Participants who became a Disabled Participant prior to July 1, 2004.

SECTION 7—VESTING

7.01 Vesting

Each Participant shall have a vested, non-forfeitable right to his or her Accrued Benefit multiplied by the appropriate vesting percentage in accordance with the following table:

Period of Service	Percent Vested
Less than 5 years	0%
5 years or more	100%

In addition, each employee shall have a 100% non-forfeitable right to his or her Accrued Benefit upon attaining age 65, including Disabled Participants that are receiving benefits under the Employer’s voluntary disability plan as of such date. An employee who terminates with 0% vested shall be deemed “non-vested”. For purposes of determining the vesting percentage of a Former McKesson Corporation Employee who was hired by the Employer on November 1, 1986, years of service credited under the McKesson Plan shall be treated as Periods of Service for vesting under this Plan.

Notwithstanding the foregoing, Participants who are employed with the Employer on or after December 31, 2009 shall automatically be made 100% vested in their Accrued Benefit.

7.02 Forfeitures

Any forfeitures arising under this Plan shall be used only to offset future Employer contributions and shall not affect any Participant’s Accrued Benefit.

7.03 Pre-Participation Vesting Service Credit

Years of Service with the companies listed on Appendix Q shall be treated as years of service for vesting purposes as if such service had been with the Employer.

SECTION 8—LIMITATIONS ON BENEFITS

8.01 Limitation on Benefits

To prevent discrimination in favor of Highly-Compensated Employees upon early termination of the Plan, the limitations set forth in Appendix L shall govern allocation of Fund assets.

8.02 Maximum Annual Benefit Payable Under the Plan

Notwithstanding any Plan provision to the contrary, a Participant’s accrued annual benefit in any Limitation Year shall not exceed the limitations of Code Section 415(b), as adjusted in accordance with Code Section 415(d), which are hereby incorporated by reference. In applying Code Section 415 and the regulations thereunder, the following definitions shall apply:

(a) Compensation. Compensation means compensation within the meaning of Code Section 415(c)(3) as that Code Section as amended from time to time, and Treasury Regulation Section 1.415(c) -2(d)(2). Compensation shall also include amounts paid after severance from employment with the Employer, provided the amounts are paid by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the date of severance from employment and the amounts paid would have been otherwise included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer.

(b) Limitation Years. Limitation Year means the Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

Notwithstanding any provision of the Plan to the contrary, this Section 8.02 shall govern all benefits payable under the Plan, including those benefits payable under Appendix T.

SECTION 9—TOP HEAVY PROVISIONS

9.01 Scope

Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is Top Heavy within the meaning of Section 416(g) of the Code, the provisions of Appendix K shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing Plan Years which are not Top Heavy.

SECTION 10—ADMINISTRATION OF THE PLAN

10.01 Plan Administrator; Fiduciaries

The Plan Administrator shall be the Employer. The Employer shall, by action of its board of directors, appoint a Pension. Management Committee composed of officers and employees of the Employer or its North American affiliates. The Employer’s board of directors shall periodically monitor and evaluate the performance of the Pension Management Committee, and may remove or replace members of the Pension Management Committee in its sole discretion (without showing cause) at any time. The Pension Management Committee shall appoint an Administrative Committee composed of employees of the Employer or its subsidiaries. Every member of the Employer’s board of directors and the Pension Management and Administrative Committees shall be deemed a fiduciary. No member of the Pension Management or Administrative Committee or of the Employer’s board of directors who is an employee of the Employer or its affiliates shall receive compensation with respect to his or her service on such Committee or board.

Any member of the Pension Management or Administrative Committee may resign by delivering a written resignation to the Employer and to the relevant Committee. The Employer may remove or replace any member of the Pension Management Committee in its discretion (without showing cause) at any time, by action of its board of directors. The Pension Management Committee may remove or replace any member of the Administrative Committee in its discretion (without showing cause) at any time.

In the absence of any Administrative Committee appointment, the Employer and its employees performing the relevant functions shall have all the powers, rights and duties allocated to the Administrative Committee.

10.02 Organization and Procedures

The Employer shall designate a chairman for the Pension Management Committee from that Committee’s membership. The Pension Management Committee shall designate a chairman for the Administrative Committee from that committee’s membership. Each committee shall appoint a secretary, who need not be a member of the committee. The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the committee and shall have custody of all documents, the preservation of which shall be necessary or convenient for the efficient functioning of the committee. The chairman of the Pension Management Committee shall be the agent of the Plan for service of legal process. All reports required by law may be signed by the chairman of the Administrative Committee on behalf of all members of such committee.

Each committee shall act by a majority of the members in attendance at a meeting that has a quorum, or without a meeting by unanimous consent of all members of the committee. Each committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs to the extent such by-laws and regulations are not inconsistent with the committee’s charter.

10.03 Duties and Authority

(a) Administrative Committee.

The Administrative Committee shall administer the Plan in a non-discriminatory manner for the exclusive benefit of Participants and their Beneficiaries. The Administrative Committee shall perform all such duties as are necessary to supervise the administration of the Plan and to control its operations in accordance with the terms thereof, including, but not limited to, the following:

(i) Interpret the provisions of the Plan and determine any question arising under the Plan, or in connection with the administration or operation thereof, which interpretation or determination shall be final, conclusive and binding on all persons;

(ii) Determine all considerations affecting the eligibility of any employee to be or become a Participant;

(iii) Determine eligibility for and amount of retirement benefits for any Participant;

(iv) Authorize and direct the Funding Agent with respect to all disbursements of benefits under the Plan; and

(v) Except as otherwise provided in this Plan, employ and engage such persons, counsel, and agents and to obtain such administrative, clerical, medical, legal, audit, and actuarial services as it may deem necessary in carrying out the provisions of the Plan.

(b) Pension Management Committee

The Pension Management Committee shall oversee the funding of the Plan. The Pension Management Committee shall retain the actuary(ies) to be utilized by the Plan and shall consult with the actuary(ies) from time to time regarding the significant assumptions to be used by said actuary(ies), and periodically monitor and evaluate the performance of the actuary(ies). The Pension Management Committee shall establish the Plan’s funding policy and shall periodically review and update such policy and monitor and evaluate the Plan’s funding levels in relation to such policy. The Pension Management Committee shall set the annual amounts to be contributed to the Plan pursuant to said funding policy consistent with the objectives of the Plan and the requirements of ERISA.

The Pension Management Committee shall control and manage the investment of Plan assets. The Pension Management Committee shall establish the Plan’s investment policy and guidelines and shall periodically review and update such policy and guidelines. The Pension Management Committee shall direct the Plan’s Funding Agent with respect to the investment of all Plan assets except those assets the management of which has been delegated to the Funding Agent or an investment manager or managers. The Pension Management Committee may appoint an investment manager or managers (as defined in Section 12.05 of the Plan and Section 3(38) of ERISA) to manage any or all of the assets of the Plan. The Pension Management Committee shall appoint the Plan’s Funding Agent, and may delegate (with the Funding Agent’s prior approval) the management and control of any or all of the Plan’s assets to the Funding Agent. The Pension Management Committee shall periodically determine which percentage or amount of Plan assets will be managed by the Plan’s Funding Agent, by the Pension Management Committee directly, or by one or more investment managers. The Pension Management Committee shall periodically monitor and evaluate the performance of the Plan’s investment manager(s) and Funding Agent and may remove or replace such investment manager(s) or Funding Agent in its discretion (without showing cause).

The Pension Management Committee shall periodically monitor and evaluate the performance of the Administrative Committee, and may remove or replace members of the Administrative Committee in its sole discretion (without showing cause) at any time.

(c) General Authority

The Administrative and Pension Management Committees shall have all powers necessary or appropriate to carry out their respective duties. Any interpretation or construction of or action by the Administrative or Pension Management Committee with respect to the Plan and its administration shall be conclusive and binding upon any and all parties and persons affected hereby, subject to the exclusive appeal procedure set forth in Section 10.06.

Except to the extent provided in ERISA Section 405(a), no committee or board (or members thereof) shall be liable for any breaches of fiduciary responsibility made by another committee, board or other Plan fiduciary. Any committee may employ and engage such persons, counsel, professionals, advisors and agents and obtain administrative, clerical, legal, audit, financial, and actuarial services as it may deem necessary or advisable in carrying out its responsibilities under this Plan. A committee may allocate some of the committee’s fiduciary responsibilities to another named fiduciary under the Plan with that fiduciary’s prior written consent. In addition, a committee may designate persons or entities (including without limitation employees and committees of the Employer) that are not named fiduciaries under this Plan to carry out some of the committee’s fiduciary responsibilities under the Plan. For purposes of the previous two sentences, fiduciary responsibilities shall not include “trustee responsibilities” as defined in ERISA Section 405(c)(3). In the event a committee allocates its fiduciary duties to another named fiduciary under this Plan or designates someone other than a named fiduciary to carry out some of its fiduciary responsibilities, the committee’s liability for the acts or omissions of the other fiduciary shall be limited pursuant to ERISA Section 405(c).

(d) Trustee Authority to Appoint Investment Managers and Other Trustees

The Board of Directors of Univar USA Inc. may designate any trustee that is the Plan’s Funding Agent as a named fiduciary of the Plan with the authority to select, appoint, monitor and remove investment managers (as defined in Section 3(38) of ERISA) and other trustees for any of the assets of the Plan that are under such trustee’s control as Plan trustee or as a trustee of a common, collective or commingled trust including, without limitation, in connection with such trustee’s investment of Plan assets in an investment vehicle (e.g., a common, collective or commingled trust or separate account maintained by an insurance company) where it is necessary or desirable to appoint the manager of such investment vehicle as a trustee or investment manager of the Plan.

10.04 Expenses and Assistance

All reasonable expenses which are necessary to operate and administer the Plan may be deducted from the Fund or paid directly by the Employer, at the Employer’s discretion.

10.05 Claims Procedure

(a) Conditions of Payment

Benefit payments under the Plan shall not be payable prior to the fulfillment of the following conditions:

(i) The Administrative Committee has been furnished with such applications, proofs of birth, address, form of benefit, and other information the committee deems necessary;

(ii) The Participant has Terminated employment with the Employer; and

(iii) The Participant is eligible to receive benefits under the Plan as determined by the Administrative Committee.

(b) Commencement of Payment

The payment of benefits shall commence no later than 60 days after the retirement date specified herein for commencement of such benefits. If the information required above is not available prior to said retirement date, the amount of payment required to commence will not be ascertainable. In such event, the commencement of payments shall be delayed until no more than 60 days after the date the amount of such payment is ascertainable, at which time a lump-sum payment retroactive to the applicable retirement date shall be made and monthly payments commenced; provided, however, in no event shall a benefit payment have an annuity starting date prior to the date the notice is provided pursuant to Section 5.04 except as required by ERISA or the Code.

10.06 Appeal Procedure

(a) Notice of Denial

Any time a claim for benefits is wholly or partially denied, the Participant or Beneficiary (hereinafter “Claimant”) shall be given written notice of such action within 90 days after the claim is filed, unless special circumstances require an extension of time for processing.

If there is an extension, the claimant shall be notified of the extension and the reason for the extension within the initial 90 day period. The extension shall not exceed 180 days after the claim is filed. Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein (including the Applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review), and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

(b) Right to Request Review

Any person who has had a claim for benefits denied by the Administrative Committee, or is otherwise adversely affected by action of the Administrative Committee, shall have the right to request review by the Administrative Committee. Such request must be in writing, and must be made within 60 days after such person is advised of the Administrative Committee’s action. If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review. The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

(c) Review of Claim

The Administrative Committee shall then review the claim. It may hold a hearing if it deems it necessary and shall issue a written decision reaffirming, modifying or setting aside its former action within 60 days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension. The claimant shall be notified in writing of any such extension within 60 days following the request for review. A copy of the decision shall be furnished to the Claimant. The decision shall set forth its reasons and pertinent plan provisions on which it is based, the Applicant’s right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records, and other information to his claim, and his right to bring a civil action under Section 502(a) or ERISA. The decision shall be final and binding upon the Claimant and the Administrative Committee and all other persons involved. Benefits under this Plan will be paid only if the Administrative Committee decides in its discretion that the Applicant is entitled to them. Notwithstanding the foregoing or any provision of the Plan to the contrary, an Applicant must exhaust all of his administrative remedies set forth in Section 10.05 and this Section before he may bring any action at law or equity.

10.07 Plan Administration—Miscellaneous

(a) Limitations on Assignments

Benefits under the Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void. The interest of a Participant in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process, except as provided in Section 10.08 relating to Domestic Relations Orders. Notwithstanding the foregoing, a Participant’s benefits under the Plan may be offset if the offset is permitted under the provisions of ERISA Section 206 or under the provisions of Code Section 401(a)(13).

(b) Masculine and Feminine, Singular and Plural

Whenever used herein, pronouns shall include the opposite gender, and the singular shall include the plural whenever the context shall plainly so require.

(c) No Additional Rights

No person shall have any rights in or to the Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for, in the Plan. Neither the establishment of the Plan, the granting of a retirement allowance nor any action of the Employer or the Administrative or Retirement Committee shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in the Fund other than as herein provided. The Employer expressly reserves the right to discharge any employee at any time.

(d) Governing Law

This Plan shall be construed in accordance with applicable federal law and the laws of the State of Washington, where in venue shall lie for any dispute arising hereunder.

(e) Disclosure to Participants

Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Administrative Committee, shall be furnished any information requested regarding the Participant’s status, rights, and privileges under the Plan as may be required by law.

(f) Income Tax Withholding Requirements

Any retirement benefit payment made under the Plan will be subject to any applicable income tax withholding requirements. For this purpose, the Administrative Committee hall provide the Funding Agent with any information the Funding Agent needs to satisfy such withholding obligations and with any other information that may be required by regulations promulgated under the Code.

(g) Severability

If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

(h) Facility of Payment

In the event any benefit under this Plan shall be payable to a person who is under legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Administrative Committee may direct payment of such benefit to a duly appointed guardian, committee or other legal representative of such person, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gift to Minors Act or to any relative of such person by blood or marriage, for such person’s benefit. Any payment made in good faith pursuant to this provision shall fully discharge the Employer and the Plan of any liability to the extent of such payment.

(i) Correction of Errors

Any Employer contribution to the Fund made under a mistake of fact (or investment proceed of such contribution if a lesser amount) shall be returned to the Employer within one year after payment of the contribution.

In the event an incorrect amount is paid to a Participant or Beneficiary, any remaining payments may be adjusted to correct the error. The Administrative Committee may take such other action it deems necessary and equitable to correct any such error.

10.08 Domestic Relations Orders

Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant, Beneficiary or joint annuitant, pursuant to a Qualified Domestic Relations Order, in accordance with Code Section 414(p). The Company shall establish reasonable procedures to determine whether a domestic relations order is a Qualified Domestic Relations Order.

10.09 Deductible Contribution

Notwithstanding anything herein to the contrary, any contribution by the Employer to the Fund is conditioned upon the deductibility of the contribution by the employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Funding Agent shall return such contribution less any losses attributable thereto within one year following the disallowance.

SECTION 11—AMENDMENT AND TERMINATION

11.01 Amendment-General

The Employer shall have the right to amend or modify the Plan at any time, and from time to time, by resolution of the Employer’s Board of Directors, or by action of any committee, officer or employee of the Employer to whom the Employer’s Board of Directors has delegated authority to amend the Plan, including, without limitation, the Pension Management Committee of Univar USA Inc. In addition, the President of Univar USA Inc. shall have the authority to adopt and execute any amendment to the Plan which is necessary or advisable with advice of counsel to maintain the qualification and tax exempt status of the Plan under the Code, and any other amendment to the Plan which does not have the effect of significantly increasing the liability of the Employer. Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan. Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other subsequent revenue laws or of ERISA, no amendment may be made which may cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or decrease the accrued benefit of any Participant or Beneficiary within the meaning of Code Section 411(d)(6).

11.02 Amendment—Consolidation or Merger

In the event this Plan, its assets and its liability are merged into, transferred to or otherwise consolidated with any other retirement plan, then such must be accomplished so as to ensure that each Participant would (if the other retirement plan then terminated) receive a benefit immediately after the merger, transfer or consolidation, which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, transfer or consolidation (as if the Plan had then terminated). This provision shall not be construed as limiting the powers of the Employer to appoint a successor Funding Agent.

11.03 Termination of the Plan

The termination of the Plan shall not cause or permit any part of the Fund to be diverted to purposes other than for the exclusive benefit of the Participants, or cause or permit any portion of the Fund to revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

Upon termination of this Plan, the Administrative Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided. While so acting, the Administrative Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

11.04 Allocation of the Fund on Termination of Plan

In the event of a complete Plan termination, the right of each Participant to benefits accrued to the date of such termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be vested and non-forfeitable; and the right of each Participant to any other benefits accrued to the date of termination shall be fully vested and non-forfeitable to the extent then funded under the priority rules set forth in ERISA Section 4044. In any event, a Participant or a Beneficiary shall have recourse only against Plan assets for the payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA. The Administrative Committee shall direct the Funding Agent to allocate Fund assets to those affected Participants to the extent and in the order of preference set forth in Section 4044 of ERISA. The assets so allocated shall be distributed, in the discretion of the Administrative Committee, either wholly or in part by purchase of non-transferable annuity contracts or lump-sum payments. If Fund assets as of the date of Plan termination exceed the amounts required under the priority rules set forth in Section 4044 of ERISA, such excess shall, after all liabilities of the Plan have been satisfied, revert to the Employer to the extent permitted by applicable law.

If at any time the Plan is terminated with respect to any group of Participants under such circumstances as to constitute a partial Plan termination within the meaning of Code Section 411 (d)(3), each affected Participant’s right to benefits that have accrued to the date of partial termination that would be vested under the provisions of the Plan in the absence of such termination shall continue to be so vested; and the right of each affected Participant to any other benefits accrued to the date of such termination shall be vested to the extent assets would be allocable to such benefits under the priority rules set forth in Section 4044 of ERISA in the event of a complete Plan termination. In any event, affected Participants shall have recourse only against Plan assets for payment of benefits thereunder, subject to any applicable guarantee provisions of Title IV of ERISA. Subject to the foregoing, the vested benefits of such Participants shall be payable as though such termination had not occurred; provided, however, that the Administrative Committee, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Fund that are allocable to the Participants as to whom such termination occurred be segregated by the Funding Agent as a separate plan. The assets thus allocated to such separate plan shall be applied for the benefit of such Participants in the manner described in the preceding paragraph.

SECTION 12—FUNDING

12.01 Contributions to the Fund

As a part of this Plan the Employer shall maintain a Fund. From time to time, the Employer shall make such contributions to the Fund as it determines, with the advice of its actuary, are required to maintain the Plan on a sound actuarial basis.

12.02 Fund for Exclusive Benefit of Participants

The Fund is for the exclusive benefit of Participants. Except as provided in Sections 10.07(i) and 10.08, no portion of the Fund shall be diverted to purposes other than this or revert to or become the property of the Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

12.03 Disposition of Credits and Forfeitures

In no event shall any credits or forfeitures which may arise under the Plan be used to increase benefits under the Plan.

12.04 Funding Agent

As a part of this Plan, the Employer has entered into an agreement with a Funding Agent. The Pension Management Committee has the power and duty to appoint the Funding Agent and it shall have the power to remove the Funding Agent and appoint successors at any time. As a condition to exercising its power to remove any Funding Agent hereunder, the Pension Management Committee must first enter into an agreement with a successor Funding Agent.

12.05 Investment Manager

The Pension Management Committee has the power to appoint an Investment Manager to invest a portion of the Fund held by the Funding Agent. For purposes of this section “Investment Manager” shall mean any fiduciary (other than the Funding Agent) who: (a) has the power to manager, acquire, or dispose of any asset of the Plan; (b) is either (i) registered as an investment adviser under the Investment Advisers Act of 1940, or (ii) is a bank, or (iii) is an insurance company qualified under the laws of more than one state to perform the services described in subparagraph (a); and (c) has acknowledged in writing that he or she is a fiduciary with respect to the Plan.

SECTION 13—FIDUCIARIES

13.01 Limitation of Liability of the Employer and Others

No Participant shall have any claim against the Employer, or the Administrative or Pension Management Committee, or against their directors, officers, members, agents or representatives, for any benefits under the Plan, and such benefits shall be payable solely from the Fund; nor shall the Employer, nor the Administrative or Pension Management Committee or their directors, officers, members, agents or representatives incur any liability to any person for any action taken or suffered or omitted to be taken by them under the Plan in good faith.

13.02 Indemnification of Fiduciaries

In order to facilitate the recruitment of competent fiduciaries, the Employer adopting this Plan agrees to provide the indemnification as described herein. This provision shall apply to employees who are considered Plan fiduciaries including without limitation, Administrative or Pension Management Committee members, any agent of the foregoing committees, or any other officers, directors or employees. Notwithstanding the preceding, this provision shall not apply and indemnification will not be provided for any Funding Agent or Investment Manager appointed as provided in this Plan.

13.03 Scope of Indemnification

The Employer agrees to indemnify an employee fiduciary as described above for all acts taken in good faith in carrying out his or her responsibilities under the terms of this Plan or other responsibilities imposed upon such fiduciary by the Employee Retirement Income Security Act of 1974, as amended, or regulations promulgated thereunder. If an employee fiduciary is sued in connection with his or her acts as a fiduciary, the employee shall tender the defense of the claim to the Employer.

The Univar USA Inc. Retirement Plan, as restated herein, is adopted effective as of January 1, 2012 (except where other effective dates are specifically set forth herein).

IN WITNESS WHEREOF, the Employer has caused this Plan to be duly adopted and executed on this 26th day of January, 2012.

UNIVAR USA INC.

By	/s/ David Strizzi
David Strizzi, President

APPENDIX A

VW&R PROFIT SHARING PLAN PARTICIPANTS

A.1 General. The following provisions shall apply only to Univar Corporation Retirement Plan (“this Plan”) participants who were participants in the VW&R Profit Sharing Plan on February 29, 1968.

A.2 Determination of Account Balances. The value of a person’s VW&R Profit Sharing Plan account as of any date shall be determined by multiplying the number of units credited to his or her account as of February 29, 1968, by the value of each unit on such valuation date. The value of each unit on any valuation date shall be determined by dividing the market value of the VW&R Profit Sharing Plan Fund as of the valuation date by the number of units credited to former participants in the VW&R Profit Sharing Plan who are active participants in f this Plan.

A.3 Retirement or Termination Where Participant is Qualified for Benefits Under This Plan. In the event of retirement or termination from service of a participant in the VW&R Profit Sharing Plan at a time when such participant is entitled to benefits under this Plan (herein referred to as an active participant), the participant will be given the option of: (a) receiving benefits to which the participant would otherwise be entitled under this Plan without reference to participation under said profit sharing plan, or (b) receiving benefits calculated according to section A.2 above, plus benefits under this Plan computed as the product of (i) and (ii) below:

(i) being a fraction, the numerator being the participant’s completed and fractional years of credited service subsequent to February 29, 1968, and the denominator being the participant’s completed and fractional years of credited service at termination;

(ii) being the total benefit as described in (a) above. Upon such termination, the value of said participant’s account in the VW&R Profit Sharing Fund shall be used to provide the benefits to which he is entitled under (a) or (b) of this section, to the extent that his account balance in said fund is adequate to provide these benefits.

In the event said participant’s account in the VW&R Profit Sharing Plan Fund, determined as of the valuation date applicable to such participant, exceeds the actuarial value of benefits equal to benefits under Subparagraph (a) above less benefits under Subparagraph (b) above (that is to say, the benefits under this Plan with respect to credited service prior to March 1, 1968) said participant shall be entitled to receive a benefit under this Plan based upon service rendered prior to March 1, 1968, which is equal to the benefit which can be provided by participant’s account balance determined, as previously mentioned, as of the valuation date applicable to such participant and the benefit mentioned in Subparagraph (b) above.

A.4 Retired Non-Participating and Vested Participants. With respect to retired or non- participating vested participants in the VW&R Profit Sharing Plan as of February 29, 1968, the funding agency or agencies under this Plan shall retain in trust the amounts needed to continue payments in accordance with the provisions of that Plan.

A-1

A.5 Death of Participant. In the event of the death of a participant who was a participant in the VW&R Profit Sharing Plan prior to distribution to him of his entire beneficial interest generated by such plan, the full remaining value of such interest shall be distributed in a lump sum to his beneficiary designated by such participant in writing. The beneficiary or beneficiaries designated by a participant may be changed at any time and from time to time at the election of the participant, but only by his filing with the committee a new designation and revoking all prior designations. If no such designation of beneficiary is filed, or if the designated beneficiary shall predecease the participant, or, having survived the participant, shall die prior to the final and complete distribution of the participant’s participating interest, the undistributed portion of such interest shall be distributed to the participant’s personal representative.

A.6 Permanent Disability. Any amounts distributable to a participant in said profit sharing plan by virtue of permanent disability shall, notwithstanding any provision hereof to the contrary, be distributable to said participant in accordance with the original tenor of that plan.

A.7 Valuation Date. The valuation dates for purposes of determining the unit value of units held by participants in the former VW&R Profit Sharing Plan shall be the ‘last days of December and June of each year.

A.8 VW&R Profit Sharing Plan Fund. The VW&R Profit Sharing Plan Fund shall mean the fund held for the exclusive benefit of participants of the VW&R Profit Sharing Plan who have not previously become entitled to benefits under Section A.3 hereof.

A.9 Number of Units at a Valuation Date. The number of units at any valuation date is equal to the number of units at the prior valuation date reduced by the number of units used to provide benefits under Section A.3 hereof.

A.10 Reduction in VW&R Profit Sharing Plan Fund. The VW&R Profit Sharing Plan Fund shall be reduced as benefit payments are made or are provided for in accordance with Section A.3 hereof.

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APPENDIX B

FORMER WILL SCIENTIFIC, INC. EMPLOYEES

A participant in this Plan who was a Will plan participant is entitled to past service benefits calculated by reference to the Will plan document for service as a Will employee and to benefits for service as a Univar USA Inc. employee. Only years of service under this Plan from the effective date of merger shall be considered in determining the amount of retirement benefits to which Will employees are entitled under this Plan. Pursuant to Section 7.02 of the Will Merger Agreement, the continuous service of any Will employee prior to January 6, 1970, as defined in Section I-II of the Will Plan, shall be added to years of service under the Univar USA Inc. Retirement Plan (“this Plan”) for the purpose of determining vesting under this Plan.

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APPENDIX C

FORMER EMPLOYEES OF ACQUIRED COMPANIES

Employees who were employed by any of the companies listed below at the time either the company or its assets were acquired by the Employer shall, pursuant to the terms of each purchase agreement, be given credit for his or her years of service with such company for purposes of determining vesting under this Plan. However, no credit shall be given for years of service with such company for purposes of determining benefits under this Plan.

1.	Acacia Sales, Inc.
2.	Chemical Products, Inc.
3.	Chemical Services, Inc.
4.	Lyon Chemicals, Inc.
5.	NAMCO
6.	Sunset House
7.	Treck Photographic, Inc.
8.	Warren Douglas Chemical Co., Inc.
9.	Southern Mill Creek Products Co., Inc.
10.	Harcros
11.	Hamblet & Hayes Co.
12.	Woodbury Chemical Company
13.	Olympic Chemical Co.
14.	CHEMCENTRAL Corporation

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APPENDIX D

FORMER PENWEST, LTD. EMPLOYEES

D.1 Years of Service. If a person terminates employment with PENWEST, LTD. or any of its affiliates and is thereafter immediately employed by an Employer under this Plan, that person shall be credited under this Plan with all years of service with PENWEST, LTD. and/or with any of its affiliates if such person was employed by an Employer under this Plan on February 29, 1984, and was employed by PENWEST, LTD. or any of its affiliates on April 2, 1984. Years of service, as defined in this Plan, with PENWEST, LTD. shall be considered years of service with an Employer under this Plan for all purposes.

D.2 Benefits. Benefits of any Participant under this Plan who has been credited with years of service under the foregoing paragraph, shall be reduced by all benefits payable to such Participant under the PENWEST, LTD. Pension Plan.

D-1

APPENDIX E

FORMER PARTICIPANTS OF UNION PLANS

E.1 Former Participants of Union Plans Eligible to Participate in the Plan Prior to January 1, 2001. If a Participant who first became an Eligible Employee and a Participant prior to January 1, 2001 was formerly covered by a collective bargaining agreement with the Employer that did not provide for retirement benefits under this Plan, the period of employment covered by the collective bargaining agreement shall be included in determining a Participant’s Period of Service and Earnings under this Plan for all purposes. However, the benefit payable from this Plan shall be reduced by any benefits from a collectively bargained plan which are attributable to Employer contributions made on the Participant’s behalf.

E.2 Former Participants of Union Plans Eligible to Participate in the Plan on or After January 1, 2001. If a Participant first becomes an Eligible Employee and a Participant in the Plan on or after January 1, 2001 and such Participant was formerly covered by a collective bargaining agreement with the Employer that did not provide for retirement benefits under this Plan, the period of employment covered by the collective bargaining agreement shall be included in determining a Participant’s Period of Service under this Plan solely for the purposes of determining (i) a Participant’s eligibility to elect an Early Retirement Date under Section 3.02 of the Plan, (ii) which early retirement reduction factors (e.g., with respect to the 20-year threshold) apply in calculating such Participant’s Early Retirement Benefit under Section 4.03 of the Plan, and (iii) the Participant’s vested right to his or her Accrued Benefit pursuant to Section 7.01 of the Plan. Periods of employment while the Participant was covered by a collective bargaining agreement that did not provide for retirement benefits under this Plan shall not be considered as Credited Service, nor will compensation received during such time be considered Earnings. The benefit payable from this Plan to a Participant who first became an Eligible Employee and a Participant in the Plan on or after January 1, 2001 shall not be reduced by any benefits from a collectively bargained plan which are attributable to Employer contributions made on the Participant’s behalf.

E-1

APPENDIX F

COMPANIES INCLUDED IN THE TERM “EMPLOYER”

Pursuant to Section 1.10 of the Plan, the term “Employer” also includes the following companies from and during the periods specified. For purposes of this Appendix F, “current” means an employer continues to be a participating employer as of January 1, 2012.

Participating Employer	Dates of Participation
Univar North America Inc. (formerly “Vopak Distribution Americas Corporation”, and before that, “Pakhoed Distribution Corporation”, and before that, “UNIVAR Corporation”)	August 15, 1997 – December 31, 2006

Olympic Chemical Co.	April 1, 1998 – January 1, 2003

Chempoint. com, Inc.	May 27, 1999 – current

Univar Products Corp. (formerly “VOPAK PRODUCTS AMERICAS CORPORATION”, and before that, “URECO, Inc.”)	January 1, 2000 – January 1, 2004

Univar Inc.	July 4, 2002 – current

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APPENDIX G

BENEFITS PAYABLE TO PARTICIPANTS TRANSFERRED

TO NON-U.S. AFFILIATES OF UNIVAR USA INC.

G.1 Eligibility. If a Participant is transferred at the request of the Employer to a non-U.S., subsidiary of Univar Corporation for an assignment that is anticipated to be 5 years or less (“Transferee”), such person shall continue to participate in this Plan while under such assignment. The Transferee shall be notified in writing by the Employer requesting the transfer (“Transferor Employer”) of his or her continuing participation.

G.2 Vesting. For purposes of determining vesting under this Plan, the Transferee shall be credited with all service with the non-U.S., subsidiary as though it was service with an Employer under this Plan.

G.3 Benefit. The Transferee’s benefit, if any, shall be determined by (1) calculating the Transferee’s Accrued Benefit in the form of a single life annuity under Section 4 (using adjusted definitions as described below) and (2) subtracting from that amount the benefit in the form of a single life annuity accrued under any retirement program sponsored by the non-U.S., subsidiary of Univar Corporation (“Non-U.S. Plan”). The benefit accrued under the Non-U.S. Plan shall be determined as of the same date that the benefit under this Plan is determined and shall be converted to U.S. dollars using the exchange rate in effect on the preceding December 31. The difference, if any, between the benefit payable under this Plan and the Non-U.S. Plan shall be paid in any form permitted by this Plan.

G.4 Adjusted Definitions. In calculating the Transferee’s Accrued Benefit under Section 4 of this Plan, Credited Service shall include all service with the non-U.S. subsidiary as well as service with the Employer under this Plan. Final Average Monthly Earnings shall be determined as if all service with the non-U.S. subsidiary has been service with the Transferor Employer and all compensation received from the non-U.S. subsidiary has been received from the Transferor Employer. The Transferee’s compensation from the non-U.S. subsidiary, for purposes of determining Earnings under this Plan, shall be his actual earnings from the non-U.S. subsidiary (as adjusted by the following sentence), converted to U.S. dollars using the applicable exchange rate as of the last day of each Plan Year in which the compensation was earned or as of the date of Termination if other than the last day of the Plan Year.

Notwithstanding the foregoing, for Transferees who were transferred to the non-U.S. subsidiary prior to July 12, 1996, the definition of Earnings shall be determined using either the foregoing method or the method set forth in the Section G.4 which was in effect prior to July 8, 1996 (i.e., earnings equivalent to the compensation the Transferee would have received if working in a similar position for the Transferor Employer in the United States), whichever produces the greater benefit for the Transferee.

G.5 Annual Redetermination of Benefit to Reflect Exchange Rate. With respect to benefits accrued prior to January 1, 2005, each year the benefit payable to the Transferee shall be redetermined to take into account the exchange rate for U.S. dollars which is applied to the non-

U.S. Benefit, but only if the benefit payable will be increased as a result of such redetermination. This annual redetermination shall not be made with respect to benefits accrued after December 31, 2004. As of February 1 of each Plan Year, the non-U.S. Benefit shall be redetermined by converting the originally determined monthly, single life annuity non-U.S. Benefit into U.S. dollars using the exchange rate in effect on the preceding December 31. The recalculated non-U.S., benefit shall be subtracted from the monthly, single life annuity U.S. Benefit and the resulting monthly figure is the monthly benefit, in the form of a single life annuity, payable under this Plan for the twelve month period beginning with February 1 of each year. The redetermined benefit shall be paid in the form originally elected by the Transferee.

Any questions concerning a Transferee’s participation, vesting, or benefits under this Plan shall be resolved by the Administrative Committee.

Notwithstanding the foregoing, after August 15, 1997, benefits under this Appendix G shall be calculated as set forth in G.6 through G.8 below for those Participants who perform services for a Non-U.S. Affiliate after August 15, 1997.

G.6 Participants Who Transfer to a Non-U.S. Affiliate After August 15, 1997. For a Participant who transfers to a Non-U.S. Affiliate of the Employer listed on Appendix P hereto after August 15, 1997, service with the Non-U.S. Affiliate shall not be treated as Credited Service under this Plan, but shall be treated as Periods of Service for all other purposes under this Plan (including, without limitation, calculation of Final Average Monthly Earnings under Section 1.13, and determining eligibility for early retirement under Section 4.03). For purposes of calculating Final Average Monthly Earnings, Earnings shall include the Participant’s earnings from the Non-U.S. Affiliate. Earnings from the Non-U.S. Affiliate shall be as defined in G.7 below. Benefits provided under this G.6 shall not be offset by benefits paid from a retirement plan of the Non-U.S. Affiliate. Notwithstanding the foregoing, Participants with less than five (5) years of Credited Service on June 30, 2004, persons hired or rehired after June 30, 2004, and ineligible employees whose job status changes after June 30, 2004 shall not accrue additional Credited Service after June 30, 2004 nor shall Earnings (including, without limitation, earnings received from the Non-U.S. Affiliate) received after June 30, 2004 be considered in determining his or her Final Average Monthly Earnings. Notwithstanding the foregoing, Active Participants on December 31, 2009 shall not accrue additional Credited Service after December 31, 2009 nor shall Earnings (including, without limitation, earnings received from the Non-U.S. Affiliate) received after December 31, 2009 be considered in determining their Final Average Monthly Earnings.

G.7 Earnings from Non-U.S. Affiliate. Earnings from the Non-U.S. Affiliate shall be determined by applying the definition set forth in Section 1.08 to the compensation received by the Participant from the Non-U.S. Affiliate. To the extent there are references to tax-treatment or tax provisions of the U.S. Internal Revenue Code, they shall be treated as references to provisions of the tax laws of the country where the Participant is working for the Non-U.S. Affiliate, if any, which are substantially similar to such U.S. tax laws. As of December 31 of each calendar year (or date of Termination from the Non-U.S. Affiliate, if other than December 31), the amount of a Participant’s non-U.S. earnings received in such year shall be converted to U.S. dollars using the applicable exchange rate which is in effect on that

December 31 (or date of termination of employment from the Non-U.S. Affiliate, if other than December 31). Thereafter, the converted earnings shall not be recalculated for subsequent changes in the exchange rate. In no event shall the converted earnings exceed the limitations of Code Section 401(a)(17).

G.8 Participants Who Transferred to a Non-U.S. Affiliate Prior to August 15, 1997 and Terminate After August 15, 1997. For a Participant who transferred to a Non-U.S. Affiliate of the Employer prior to August 15, 1997, who performs at least one hour of service for the Non-U.S. Affiliate after August 15, 1997, and who has accrued benefits under this Appendix G, the Participant’s benefit under this Plan shall be the greater of (a) or (b) below.

(a) Benefit Under New Formula for All Years. The Participant’s Accrued Benefit determined under subsections G.6 and G.7 above as applied to the Participant’s total Period of Service (including service both before and after August 15, 1997), but with service with the Non-U.S. Affiliate not treated as Credited Service under this Plan.

(b) Without Wear-Away. The sum of

(i) the Participant’s Frozen Accrued Benefit (as defined below), plus

(ii) the Participant’s Accrued Benefit as determined under subsections G.6 and G.7 above for Periods of Service after August 15, 1997.

For purposes of this G.8, “Frozen Accrued Benefit” means the Participant’s Accrued Benefit, determined under subsections G.1 through G.5 above, as if the Participant had permanently terminated employment with the Employer and its affiliates (including Non-U.S. Affiliates) on August 15, 1997. The Frozen Accrued Benefit would be offset by the benefit which the Participant had accrued in the Non-U.S. Affiliate retirement plan as of August 15, 1997.

G.9 Currency Conversion Calculations Made After May 1, 1999. Notwithstanding the foregoing in this Appendix G, for any Participant who is entitled to benefits under this Appendix G, and who has non-U.S. earnings or non-U.S. Benefits that are payable in currency other than U.S. dollars for which this Appendix G requires conversion to U.S. dollars using the applicable foreign currency exchange rate which is in effect on December 31, any non-U.S. earnings or Non-U.S. Benefits received by the Participant on or after January 1, 1999 shall instead be converted using the average foreign currency exchange rate for the calendar year’ ending on the applicable December 31. The average rate used shall be the average rate of exchange between the applicable foreign currency and U.S. dollar for such calendar year, as published by the U.S. Federal Reserve in its Statistical Release on Foreign Exchange Rates (Annual). Where a Participant terminates employment from a Non-U.S. Affiliate on a day other than December 31, the foreign currency exchange rate used to convert to U.S. dollars his or her non-U.S. earnings received in the year of termination shall be the exchange rate on such date of termination (as currently provided in this Appendix G). The rate used on such termination date shall be the currency exchange rate provided in the J.P. Morgan Index as published in the Wall Street Journal on the termination date (or if such date is not a business day, on the business day immediately preceding the termination date).

In the event that the application of this Section G.9 would cause a Participant’s accrued benefit to be less than his or her accrued benefit as of December 31, 1998, the amount of the Participant’s benefit under this Plan shall be his or her accrued benefit as of December 31, 1998.

APPENDIX H

BENEFITS PAYABLE TO PARTICIPANTS WHO TRANSFERRED TO UNIVAR USA INC.

FROM NON-U.S. AFFILIATES OF UNIVAR USA INC.

H.1 Eligibility. A Participant who is transferred to Univar Corporation or one of its U.S. subsidiaries from a non-U.S. subsidiary of Univar Corporation and who participated in a retirement program sponsored by the Non-U.S. subsidiary shall receive a benefit under this Plan which is calculated in accordance with the terms of this Appendix H. Any person eligible for benefits described in this Appendix (“Eligible Participant”) shall be so notified in writing by his or her Employer who accepts the transfer (“Transferee Employer”).

H.2 Vesting. For purposes of determining vesting under this Plan, the Eligible Participant shall be credited with all service with the non-U.S. subsidiary as though it was service with an Employer under this Plan.

H.3 Benefit. The benefit the Eligible Participant shall receive under this Plan shall be determined as follows. First, a “U.S. Benefit” shall be calculated by determining the Accrued Benefit under Section 4 of this Plan (using adjusted definitions as described below) in the form of a monthly benefit payable as a single life annuity. Second, the benefit accrued under the non-U.S. Retirement Program (“non-U.S. Benefit”) payable in the same form shall be determined as of the date the U.S. Benefit is calculated and that monthly benefit shall be converted to U.S. dollars using the exchange rate in effect on the preceding December 31. Finally, the monthly non-U.S. Benefit shall be subtracted from the monthly U.S. Benefit and the difference shall be the monthly benefit payable from this Plan in the form of a single life annuity. The Eligible Participant may elect to have this benefit paid in any form permitted by the Plan.

H.4 Adjusted Definitions. In calculating the Eligible Participant’s Accrued Benefit under Section 4 of this Plan, Credited Service shall include all service with the non-U.S. subsidiary as well as service with the Employer under this Plan. Final Average Monthly Earnings shall be determined as if all service with the non-U.S. subsidiary has been service with the Transferee Employer and all compensation received from the non-U.S. subsidiary has been received from the Transferee Employer. The Eligible Participant’s compensation from the non-U.S. subsidiary, for purposes of determining Earnings under this Plan, shall be his actual earnings from the non-U.S. subsidiary converted to U.S. dollars using the applicable exchange rate as of the last day of each Plan Year in which the compensation was earned or as of the date of Termination from the Employer and any subsidiary if other than the last day of the Plan Year.

H.5 Annual Redetermination of Benefit to Reflect Exchange Rate. With respect to benefits accrued prior to January 1, 2005, each year the benefit payable to the Eligible Participant shall be redetermined to take into account the exchange rate for U.S. dollars which is applied to the non-U.S. Benefit, but only if the benefit payable will be increased as a result of such redetermination. This annual redetermination shall not be made with respect to benefits accrued after December 31, 2004. As of February 1 of each Plan Year, the non-U.S. Benefit shall be redetermined by converting the originally determined monthly, single life annuity non-U.S. Benefit into U.S. dollars using the exchange rate in effect on the preceding December 31.

The recalculated non-U.S., benefit shall be subtracted from the monthly, single life annuity U.S. Benefit and the resulting monthly figure is the monthly benefit, in the form of a single life annuity, payable under this Plan for the twelve month period beginning with February 1 of each year. The redetermined benefit shall be paid in the form originally elected by the Eligible Participant.

Any questions concerning a Transferee’s participation, vesting, or benefits under this Plan shall be resolved by the Administrative Committee.

Notwithstanding the foregoing, after August 15, 1997, benefits under this Appendix H shall be calculated as set forth in H.6 through H.8 below for those Participants who perform services for a Non-U.S. Affiliate and perform services for the Employer after August 15, 1997.

H.6 Participants Who Transfer from a Non-U.S. Affiliate After August 15, 1997. For a Participant who transfers to the Employer from a Non-U.S. Affiliate of the Employer listed on Appendix P hereto after August 15, 1997, service with the Non-U.S. Affiliate shall not be treated as Credited Service under this Plan, but shall be treated as Periods of Service for all other purposes under this Plan (including, without limitation, calculation of Final Average Monthly Earnings under Section 1.13, and determining eligibility for early retirement under Section 4.03) . For purposes of calculating Final Average Monthly Earnings, Earnings shall include the Participant’s earnings from the Non-U.S. Affiliate. Earnings from the Non-U.S. Affiliate shall be as defined in H.7 below. Benefits provided under this H.6 shall not be offset by benefits paid from a retirement plan of the Non-U.S. Affiliate. Notwithstanding the foregoing, Participants with less than five (5) years of Credited Service on June 30, 2004, persons hired or rehired after June 30, 2004, and ineligible employees whose job status changes after June 30, 2004 shall not accrue additional Credited Service after June 30, 2004 nor shall Earnings (including, without limitation, earnings received from the Non-U.S. Affiliate) received after June 30, 2004 be considered in determining his or her Final Average Monthly Earnings. Notwithstanding the foregoing, Active Participants on December 31, 2009 shall not accrue additional Credited Service after December 31, 2009 nor shall Earnings (including, without limitation, earnings received from the Non-U.S. Affiliate) received after December 31, 2009 be considered in determining their Final Average Monthly Earnings.

H.7 Earnings from Non-U.S. Affiliate. Earnings from the Non-U.S. Affiliate shall be determined by applying the definition set forth in Section 1.08 to the compensation received by the Participant from the Non-U.S. Affiliate. To the extent there are references to tax-treatment or tax provisions of the U.S. Internal Revenue Code, they shall be treated as references to provisions of the tax laws of the country where the Participant is working for the Non-U.S. Affiliate, if any, which are substantially similar to such U.S. tax laws. As of December 31 of each calendar year (or date of Termination from the Non-U.S. Affiliate, if other than December 31), the amount of a Participant’s non-U.S. earnings received in such year shall be converted to U.S. dollars using the applicable exchange rate which is in effect on that December 31 (or date of termination of employment from the Non-U.S. Affiliate, if other than December 31). Thereafter, the converted earnings shall not be recalculated for subsequent changes in the exchange rate. In no event shall the converted earnings exceed the limitations of Code Section 401(a)(17).

H.8 Participants Who Transferred from a Non-U.S. Affiliate Prior to August 15, 1997 and Terminate After August 15, 1997. For a Participant who transferred to the Employer from a Non-U.S. Affiliate of the Employer prior to August 15, 1997, who performs at least one hour of service for the Employer after August 15, 1997, and who has accrued benefits under this Appendix H, the Participant’s benefit under this Plan shall be the greater of (a) or (b) below.

(a) Benefit Under New Formula for All Years. The Participant’s Accrued Benefit determined under subsections H.6 and H.7 above as applied to the Participant’s total Period of Service (including service both before and after August 15, 1997), but with service with the Non-U.S. Affiliate not treated as Credited Service under this Plan.

(b) Without Wear-Away. The sum of

(i) the Participant’s Frozen Accrued Benefit (as defined below), plus

(ii) the Participant’s Accrued Benefit as determined under subsections H.6 and H.7 above for Periods of Service after August 15, 1997.

For purposes of this H.8, “Frozen Accrued Benefit” means the Participant’s Accrued Benefit, determined under subsections H.1 through H.5 above, as if the Participant had permanently terminated employment with the Employer and its affiliates (including Non-U.S. Affiliates) on August 15, 1997. The Frozen Accrued Benefit would be offset by the benefit which the Participant had accrued in the Non-U.S. Affiliate retirement plan as of August 15, 1997.

H.9 Currency Conversion Calculations Made After May 1, 1999. Notwithstanding the foregoing in this Appendix H, for any Participant who is entitled to benefits under this Appendix H, and who has non-U.S. earnings or non-U.S. Benefits that are payable in currency other than U.S. dollars for which this Appendix H requires conversion to U.S. dollars using the applicable currency exchange rate which is in effect on December 31, any non-U.S. earnings or Non-U.S. Benefits received by the Participant on or after January 1, 1999 shall instead be converted using the average currency exchange rate for the calendar year ending on the applicable December 31. The average rate used shall be the average rate of exchange between the applicable foreign currency and U.S. dollar for such calendar year, as published by the U.S. Federal Reserve in its Statistical Release on Foreign Exchange Rates (Annual). Where a Participant terminates employment from a Non-U.S. Affiliate on a day other than December 31, the foreign currency exchange rate used to convert to U.S. dollars his or her non-U.S. earnings received in the year of termination shall be the exchange rate on such date of termination (as currently provided in this Appendix H). The rate used on such termination date shall be the currency exchange rate provided in the J.P. Morgan Index as published in the Wall Street Journal on the termination date (or if such date is not a business day, on the business day immediately preceding the termination date).

In the event that the application of this Section H.9 would cause a Participant’s accrued benefit to be less than his or her accrued benefit as of December 31, 1998, the amount of the Participant’s benefit under this Plan shall be his or her accrued benefit as of December 31, 1998.

APPENDIX I

FUNDING BASED LIMITS ON BENEFITS AND BENEFIT ACCRUALS

The provisions of this Section shall apply to all benefits under the Plan, including Appendix T.

I.1. Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section I. 1(b) below) but is not less than 60 percent, then the limitations set forth in this Section I.1 apply.

(a) 50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i) 50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii) 100 percent of the PBGC maximum benefit guarantee amount (as defined in § 1.436-1 (d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Section I.1(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section I.1(a), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in § 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section I.1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(b) Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(i) Less than 80 percent; or

(ii) 80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section I.1(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

I.2. Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section I.2(b) below), then the limitations in this Section 1.2 apply.

(a) Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section I.2(a) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the Participant.

(b) Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(i) Less than 60 percent; or

(ii) 60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.

(c) Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section I.2(c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

I.3. Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section I.3 does not apply to any payment of a benefit which under § 411 (a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the Participant.

I.4. Provisions Applicable After Limitations Cease to Apply.

(a) Resumption of Prohibited Payments. If a limitation on prohibited payments under Section I.1(a), Section L2(a), or Section I.3 applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(b) Resumption of Benefit Accruals. If a limitation on benefit accruals under Section I.2(c) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(c) Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section I.2(b), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of § 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to I. 2(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(d) Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section I.1(b) or Section I.2(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of § 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

I.5. Notice Requirement. See section 101(j) of ERISA for rules requiring the Plan administrator of a single employer defined benefit pension Plan to provide a written notice to Participants and beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section I.1(a), Section I.2, or Section I.3.

I.6. Methods to Avoid or Terminate Benefit Limitations. See § 436(b)(2), (c)(2), (e)(2), and (f) of the Internal Revenue Code and § 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections I.1 through I.3 for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections I.1 through I.3 for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current Year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

I.7. Special Rules.

(a) Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(i) In General. Section 436(h) of the Internal Revenue Code and § 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under § 436(h) of the Internal Revenue Code and § 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections I.1 through I.3 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of § 436(h) of the Internal Revenue Code and, § 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section I.7(a)(ii) though (iv).

(ii) Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section I.1, I.2, or I.3 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section I.7(a)(iii) or Section I.7(a)(iv) applies to the Plan:

(1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(2) The first day of the current Plan Year is a section 436 measurement date.

(iii) Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in § 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section I.7(a)(iv) applies to the Plan:

(1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(2) The first day of the 4th month of the current Plan Year is a section 436 measurement date.

(iv) Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to § 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(2) The first day of the 10th month of the current Plan Year is a section 436 measurement date.

(b) New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(i) First 5 Plan Years. The limitations in Section I.1(b), Section 1.2(b), and Section I.2(c) do not apply to a new Plan for the first 5 Plan Years of the Plan, determined under the rules of § 436(i) of the Internal Revenue Code and § 1.436-1(a)(3)(i) of the Treasury Regulations.

(ii) Plan Termination. The limitations on prohibited payments in Section 1.1 (a), Section I.2(a), and Section I.3 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(iii) Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections I.1(a), I.2(a), and 1.3 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 1.7(b)(iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(iv) Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section I.7(a) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Section I.1(b) and Section I.2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of § 1.436-1(g)(2)(iii) of the Treasury Regulations.

(c) Special Rules Under PRA 2010.

(i) Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 1.1(a) or I.2(a) apply to payments under a social security leveling option, within the meaning of § 436(j)(3)(C)(i) of the Internal Revenue Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under § 436(j)(3) of the Internal Revenue Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(ii) Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section I.2(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under § 436(j)(3) of the Internal Revenue Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(d) Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with § 436 of the Internal Revenue Code and § 1.436-1 of the Treasury Regulations.

I.8. Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections I.1 through I.7: § 1.436-1(j)(1) defining adjusted funding target attainment percentage; § 1.436-1(j)(2) defining annuity starting date; § 1.436-1(j)(6) defining prohibited payment; § 1.436-1(j)(8) defining section 436 measurement date; and § 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

I.9. Effective Date. The rules in Sections 1.1 through I.8 are effective for Plan Years beginning after December 31, 2007.

APPENDIX J

[RESERVED]

J-1

APPENDIX K

TOP-HEAVY PROVISIONS

K.1 Top Heavy Status

(a) Top Heavy. This Plan shall be “Top Heavy,” if, as of the Determination Date, (a) the Present Value of Cumulative Accrued Benefits of Key Employees under this Plan exceeds the Present Value of Accrued Benefits of all Participants under this Plan by 60% (the “Top Heavy Ratio”) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group; or (b) this Plan is in a Required Aggregation Group, but not part of a Permissive Aggregation Group which for such Plan Year is a “Top Heavy Group”; or (c) the Plan is part of an Aggregation Group and part of a Permissive Aggregation Group and the Permissive Aggregation Group is a “Top Heavy Group”.

In the event that another defined contribution or defined benefit plan is included in the Aggregation Group, and as a result the Plan is determined to be Top Heavy, the requirements of Sections K.2, K.3 and K.4 shall be applicable to all plans in the Aggregation Group.

The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

(b) Super Top Heavy. This Plan shall be “Super Top Heavy” for Plan Years commencing after December 31, 1983, if, as of the Determination Date, the Present Value of Cumulative Accrued Benefits of Key Employees under this Plan exceeds 90% of the Present Value of Accrued Benefits of all Participants under this Plan (the “Top Heavy Ratio”).

K.2 Minimum Benefit

(a) General Rule. For any Top Heavy Plan Year, a non-Key Employee who completes a one year Period of Service shall have an Accrued Benefit at least equal to the minimum benefit described herein. The minimum Accrued Benefit at any point in time equals the lesser of:

(i) three percent, multiplied by Top Heavy Periods of Service (not exceeding 10) as a non Key Employee Participant. A Top Heavy Period of Service is a Plan Year beginning after December 31, 1983, in which the Plan is top heavy and the Participant completes at least 1,000 Hours of Service, provided, however, that in determining Top Heavy Periods of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employees or former Key Employees;

(ii) thirty percent, multiplied by such Participant’s “average compensation”. “Average compensation” means a Participant’s compensation as described in Code Section 415, for the five consecutive years when such Participant had the highest aggregate compensation from the Employer. If the number of compensation periods is less than 5, the lesser number also applies to the determination of the top heavy minimum benefit. In determining whether compensation periods are consecutive for purposes of averaging compensation, compensation periods for which the Participant does not earn at least 1,000 Hours of Service are disregarded. A Participant for purposes of this Section K.2(a) includes an employee otherwise eligible to participate in the Plan, but who receives no accrual or a partial accrual because of the level of his Compensation or because the Plan is integrated with Social Security.

If a Participant accrues an additional benefit by reason of this Section K.2, the Participant’s Accrued Benefit will never be less than the Accrued Benefit determined at the end of the Plan Year, irrespective of whether for any subsequent Plan Year the top heavy minimum benefit requirement applies. The Employer may not impute Social Security benefits to determine whether the Plan has satisfied the top heavy minimum benefit requirement for a Participant. The benefit described herein is expressed as an annual benefit in the form of a single life annuity (with no ancillary benefits), commencing at normal retirement age.

A non-Key Employee shall not be denied this minimum benefit because he or she was not employed on a specified date, failed to make any mandatory employee contributions, or failed to earn a specified amount of compensation.

(b) Special Two Plan Rule. Where this Plan and a defined contribution plan belong to an Aggregation Group that is determined Top Heavy, the minimum benefit required under (a) above for any non-Key Participant who also participates in the defined contribution plan shall be reduced by the minimum contribution and forfeiture allocated to the non-Key Participant’s accounts pursuant to the defined contribution plan’s top heavy provisions. Such offset shall be in accordance with the safe harbor rules of Treasury Regulations 1.416-1(M-12).

K.3 Benefit Limitation. For any Super Top Heavy Plan Year, the applicable percentages as set forth in Sections K.2(a)(i) and (ii) shall be two percent or twenty percent, respectively.

K.4 Vesting

(a) Top Heavy Schedule. For any Top Heavy Plan Year, each Participant who completes an Hour of Service in such Year shall become vested and have a non-forfeitable right to retirement benefits he or she has earned under the Plan in accordance with the following table:

Periods of Service	Vesting Percentage
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years or more	100%

Provided, however, that a Participant’s vesting percentage shall not be less than the percentage determined under the table in Section 7.01.

(b) Return to Non-Top Heavy Status. If the Plan becomes Top Heavy and ceases to be Top Heavy in any subsequent Plan Year, the vesting schedule, shall revert to the vesting schedule in effect before the Plan became Top Heavy. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan, and shall not cause a reduction of any Participant’s non-forfeitable interest in the Plan on the date of such amendment.

In the event the Administrative Committee elects to amend the Top Heavy vesting schedule, a Participant with five or more years of service with the Employer as of the end of the election period, may elect to remain covered by the Top Heavy vesting schedule. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(i) the adoption date of the amendment;

(ii) the effective date of the amendment; or

(iii) the date the Participant receives written notice of the amendment from the Administrative Committee.

K.5 Definitions. Notwithstanding anything in the Plan to the contrary, the definitions of capitalized terms used in this Appendix K are listed in Appendix K below.

(a) Determination Date. Whether the Plan is Top Heavy for any Plan Year shall be determined as of the Determination Date. “Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(b) Valuation Date. “Valuation Date” means, for purposes of determining Top Heaviness, the Determination Date.

(c) Present Value of Accrued Benefits. The “Present Value of Accrued Benefits” is determined as the lump sum of:

(i) the Actuarial Equivalent present value of the accrued normal retirement benefit under the Plan as of the Valuation Date;

(ii) the present value of the account balances of any defined contribution plan as of the Determination Date; and

(iii) distributions prior to the Valuation Date, made during the Plan Year that contains the Determination Date and the four preceding Plan Years. Unrelated rollovers or transfers shall be considered distributions. A related rollover or transfer shall not be considered a distribution.

An unrelated rollover or transfer is one that is both initiated by the employee and made between plans of different employers. A related rollover or transfer is one that is either not initiated by the employee or made between plans of the same employer.

For purposes of (c) above, the Present Value of Accrued Benefits shall include benefits attributable to voluntary or mandatory employee contributions, unrelated rollovers or transfers accepted prior to January 1, 1984, and related rollovers or transfers accepted at any time. The Present Value of Accrued Benefits shall not include benefits attributable to voluntary deductible employee contributions, or unrelated rollovers or transfers accepted after January 1, 1984.

Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(d) Key Employee. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $165,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e) Aggregation Group . “Aggregation Group” means the group of plans that must be considered as a single plan for purposes of determining whether the plans within the group are Top Heavy (Required Aggregation Group), or the group of plans that may be aggregated for purposes of Top Heavy testing (Permissive Aggregation Group). The Determination Date for each plan must fall within the same calendar year in order to aggregate the plans.

(i) The Required Aggregation Group includes each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or non-discriminatory contribution requirements of Code Sections 401 (a)(4) and 410.

(ii) A Permissive Aggregation Group may include any Employer-sponsored plan, provided the group as a whole continues to satisfy the minimum participation standards and non-discriminatory contribution requirements of Code Sections 401(a)(4) and 410.

Each plan belonging to a Required Aggregation Group shall be deemed Top Heavy, or non-Top Heavy in accordance with the group’s status. In a Permissive Aggregation Group that is determined Top Heavy only those plans that are required to be aggregated shall be Top Heavy. In a Permissive Aggregation Group that is not Top Heavy, no plan in the group shall be Top Heavy.

(f) Compensation. “Compensation” for purposes of Section 9 and Appendix K shall be the amount of Earnings for the calendar year that ends with or within the Plan Year. For purposes of determining who is a Key Employee, “Compensation” means Earnings as defined in Section 1 of this Plan without the application of subsection (a) of such definition.

(g) Top Heavy Ratio. “Top Heavy Ratio” means:

(i) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plan (including any simplified employee pension plan) which during the 5-year period ending on the Determination Date(s) has or has had account balances, the Top Heavy Ratio for this Plan alone or for the required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the present value of all accrued benefits, both determined in accordance with Code Section 416 and the regulations thereunder. The present value of accrued benefits of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five year period” for “one year period.”

(ii) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan) which during the 5 year period ending on the Determination Date(s) has or has had any account balances, the Top Heavy Ratio for any required or permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the present value of the accrued benefits under the aggregated defined benefit plan or plans for all Key Employees, determined in accordance with (i) above, and the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the present value of the accrued benefits under the aggregated defined benefit plan or plans for all Participants, determined in accordance with (i) above, and the sum of the account balances under the aggregated defined contribution plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a, distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five year period” for “one year period.”

APPENDIX L

LIMITATION ON BENEFITS TO HIGHLY COMPENSATED EMPLOYEES

L.1 Restrictions in Plan Years Beginning After December 31, 1991. The Plan limits the benefit payable to any Highly Compensated Employee upon Plan Termination to a benefit that is non-discriminatory under Code Section 401 (a)(4). Prior to Plan termination, the Plan restricts the annual payments to the 25 Highly Compensated Employees with the greatest annual compensation for the Plan Year unless:

(a) after payment of the benefit, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Code Section 412(1)); or

(b) the value of the benefit is less than 1% of the value of current liabilities; or

(c) the value of the benefit does not exceed $3,500.

The total payments in a Plan Year may not exceed an amount equal to: (1) the payments the Participant would receive under a single life annuity which is the Actuarial Equivalent of the Participant’s Accrued Benefit and other benefits (other than a social security supplement); plus (2) the amount the Participant would receive under a social security supplement. “Other benefits” include loans in excess of the Code Section 72(p)(2)(A) limitation, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided by insurance on the Participant’s life.

L.2 General Rule. For Plan Years beginning before January 1, 1992, during the first ten years after any “Commencement Date” (as defined below) or if later, until the full current costs of the Plan are first met, the benefits provided by the Employer’s contributions to employees in the “Restricted Group” (as defined below) are subject to the limitations set forth in paragraph b below.

(a) Definitions. For the purposes of these limitations:

(i) Commencement Date means the Effective Date, or the effective date of any subsequent amendment of the Plan;

(ii) the Restricted Group consists of the twenty-five highest-paid employees as of any Commencement Date, including any employees who are not Participants but may later become Participants, whose annual retirement benefit provided by the Employer’s contributions can be anticipated to exceed $1,500.

(b) Limitation. Subject to the conditions set forth in paragraphs (2) and (2)(a) above, the amount of Employer contributions (or funds attributable thereto) that may be applied for the benefit of any employee in the Restricted Group shall not exceed the greater of:

L-1

(i) Employer contributions (or funds attributable thereto) which would have been applied to provide retirement benefits for the employee under the Plan if the Plan which was in effect on the day preceding the Commencement Date had been continued without change; and

(ii) $20,000;

(iii) the sum of (x) the Employer’s contributions (or funds attributable thereto) which would have been applied to provide retirement benefits for the employee if the Plan had been Terminated on the day before the Commencement Date, plus (y) 20% of the first $50,000 of the Participant’s average annual compensation during the last Commencement Date for which the full current costs have been met; or

(iv) if the Participant is a substantial owner (as defined in Section 4022(b)(5) of ERISA), a dollar amount equal to the present value of the benefit guaranteed for the Participant under Section 4022 of ERISA or, if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan had terminated on the date the benefit commences, or (y) if the Participant is not a substantial owner, a dollar amount equal to the present value of the maximum benefit described in Section 4022(b)(3) of ERISA (determined on the date the Plan terminates or the date benefits commence, whichever is earlier).

For purposes of subparagraph (iv), the present value of any benefit shall be determined in accordance with regulations of the Pension Benefit Guaranty Corporation, and for purposes of clause (y), without regard to any other limitations in Section 4022 of ERISA.

(c) Limitations Not Effective. The limitations contained in this Appendix L shall not restrict the current payment of benefits while the Plan is in full effect and the full current costs are met. Further, the limitations shall not restrict the payment of a lump sum benefit to an employee in the Restricted Group provided the employee satisfies the security requirement pursuant to Revenue Ruling 92-76.

(d) Excess Funds. Any funds not allocated to a Participant as a result of this Section shall be used proportionately to provide additional benefits for all other Participants.

L-2

APPENDIX M

EARLY RETIREMENT INCENTIVE

A Participant who, as of July 1, 1991, is employed by the Employer, has reached age 55, and has completed a ten year Period of Service for vesting purposes shall be eligible to receive an enhanced benefit under this Plan. The Participant shall receive the enhanced benefit if, in accordance with procedures established by the Administrative Committee, the Participant elects in writing by September 9, 1991, to terminate employment under an additional five years of Credited Service to the Participant’s actual years of Credited Service in calculating the benefit under Section 4.01. In addition, in calculating any reduction under Section 4.03 for early commencement of benefit payments, the Participant’s age shall be increased by five years in calculating the reduction of the portions of the benefit formula described in Section 4.01(a)(ii)(A) and (C). The calculation of Final Average Monthly Earnings for purposes of determining the benefit under Section 4.01 shall not include any Earnings received by the Participant as severance pay in connection with the termination of employment under the early retirement incentive plan. If a Participant elects to have the benefit commence upon retirement at September 30, 1991, payments shall commence on November 1, 1991, and the first payment shall include both the November and the October payments. All other provisions of this Plan shall continue to apply without change to any Participant terminating under the early retirement incentive plan. Any Participant who elected to retire effective July 1, 1991, shall automatically receive the enhanced benefit provided under this Section 4.07. If a Participant who has elected to terminate under the early retirement incentive plan dies on or before September 30, 1991, the death benefit payable to his or her Spouse shall be calculated without reference to the enhanced benefit provided in this section. If the Participant’s death occurs after September 30, 1991, any payments to the Spouse upon the Participant’s death shall be based on the enhanced benefit.

M-1

APPENDIX N

BENEFIT INCREASES WHERE BENEFIT PAYMENTS COMMENCED PRIOR TO MARCH 1, 1980

If a former Participant’s benefit payment under this Plan commenced prior to March 1, 1980, the benefit payment currently being paid the former Participant, his Spouse, or his Beneficiary shall be increased by a percentage, up to a maximum of twenty percent (20%), equal to five percent (5%) plus twenty-five hundredths percent (.25%) multiplied by the number of months the former Participant’s Retirement Date preceded February 1980. This section shall be effective as of March 1, 1981.

If a retired Participant’s benefit payments under this Plan commenced before January 1, 1987 and such Participant (or his or her Spouse, former Spouse or Beneficiary) is still receiving monthly benefit payments as of January 1, 2001, monthly benefit payments paid on or after January 1, 2001 to the retired Participant, his or her Spouse or former Spouse, or his or her Beneficiary shall equal the greater of:

(i) one hundred dollars ($100) per month, or

(ii) the amount of the last monthly benefit paid prior to 2001, plus an amount equal to a percentage of the pre-2001 monthly benefit payment where such percentage is the lesser of (a) three percent (3%) multiplied by the number of years the Participant had been retired in excess of fourteen (14) years as of December 31, 2000, or (b) thirty percent (30%).

For purposes of calculating under this paragraph the number of years a retired Participant had been retired as of December 31, 2000, a fractional year shall be rounded up to one year. For purposes of this paragraph, one year is 12 months after the Participant retired and started receiving his or her Plan benefit payments, and each 12-month period that begins on the annual anniversary of the date the Participant retired and started receiving Plan benefit payments. For example, if a Participant retired and started receiving Plan benefits on May 1, 1986, such Participant would be considered retired for 15 years, and entitled to an increase in his monthly benefit payments equal to the greater of 3% of his pre-2001 benefit payment amount or the dollar amount needed to bring the amount of his monthly benefit payment to $100.

N-1

APPENDIX O

[RESERVED]

O-1

APPENDIX P

NON-U.S. AFFILIATES

The following affiliates of the Employer shall be treated as “Non-U.S. Affiliates” for purposes of Section 2.02 and Appendices G and H of the Plan:

Univar Canada Ltd.

P-1

APPENDIX Q

U.S. AFFILIATES

The following affiliates of the Employer shall be treated as “U.S. Affiliates” for purposes of calculating a participant’s Period of Service for vesting purposes under Sections 6.1 and 7 of the Plan:

1. Pakhoed Corporation, and any subsidiary thereof that is a participating employer in the Pakhoed Corporation Retirement Plan.

2. Ellis & Everard (US Holdings) Inc. and any subsidiary thereof. In addition, individuals who transfer employment from Ellis & Everard (US Holdings) Inc. or any subsidiary thereof to Univar USA Inc. on or after January 18, 2001 and who were at least age 60 on January 18, 2001 shall receive prior service credit for their most recent uninterrupted period of service with Ellis & Everard (US Holdings) Inc. and any subsidiary thereof which is immediately prior to their transfer to Univar USA Inc. employment for purposes of determining whether they have a five year Period of Service under Section 3.02 and are eligible to elect an Early Retirement Date. Under no circumstances will such employees receive prior service credit for purposes of determining their Credited Service, their Final Average Monthly Earnings or their Periods of Service for calculating the amount of their Early Retirement Benefit under Section 4.03.

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APPENDIX R

FORMER EMPLOYEES OF ELLIS & EVERARD (US HOLDINGS) INC.

AND SUBSIDIARIES THEREOF

R.1. Periods of Service. For purposes of calculating a participant’s Period of Service for vesting purposes under Section 6.01 and 7 of the Plan, service credit for periods prior to January 18, 2001 shall be granted to current or former employees of Ellis & Everard (US Holdings) Inc. or any subsidiary thereof regardless of whether such current or former employees transferred employment directly to Vopak USA Inc. from Ellis & Everard (US Holdings) Inc. or any subsidiary thereof. The prior vesting service credit such current or former employee of Ellis & Everard (US Holdings) Inc. shall receive under this Plan shall be the same vesting service credit they had credited to them under the Ellis & Everard (U.S. Holdings) Inc. Savings and Investment Plan on January 18, 2001. Under no circumstances will such current or former employees receive prior service credit for purposes of determining their Credited Service under Section 4.01, their Final Average Monthly Earnings, their Period of Service for determining eligibility to elect to receive early retirement, their Periods of Service for calculating their eligibility for and the amount of their Early Retirement Benefit under Section 4.03, or their eligibility for and the amount of premiums they must pay for retiree medical.

R.2. Participation. A current or former employee of Ellis & Everard (US Holdings) Inc. or any subsidiary thereof who was employed by such company on January 18, 2001 shall commence participation in the Plan effective as of January 18, 2001. This provision shall be applicable notwithstanding such current or former employee’s transfer of employment to Vopak USA Inc. on a date that is after January 18, 2001. In addition, this provision shall be applicable if such current or former employee terminates employment with Ellis & Everard (US Holdings) Inc. after January 18, 2001 and such employee is never employed by Vopak USA Inc. In determining such a Participant’s Final Average Monthly Earnings, compensation that was paid to the Participant by Ellis & Everard (US Holdings) Inc. or any subsidiary thereof between January 1, 2001 and their date of hire with Vopak USA Inc. and otherwise meets the definition of Earnings shall be considered Earnings.

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APPENDIX S

MINIMUM DISTRIBUTION REQUIREMENTS

S.1. General Rules. The provisions of this Appendix S will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this article will take precedence over any inconsistent provisions of the Plan. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

S.2. Time and Manner of Distribution.

S.2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date as set forth in Section 6.4 of this Appendix S.

S.2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 2.2 and Section 5 of this Appendix S, distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 2.2(d) of this Appendix S applies, the date distributions are required to begin to the surviving Spouse under Section 2.2(a) of this Appendix S). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 2.2(a) of this Appendix S), the date distributions are considered to begin is the date distributions actually commence.

S.2.3 Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix S. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

S.3. Determination of Amount to be Distributed Each Year.

S.3.1. General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(a) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5 of this Appendix S;

(c) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 4 of this Appendix S dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(3) to provide cash refunds of Participant contributions upon the Participant’s death; or

(4) to pay increased benefits that result from a plan amendment.

S.3.2. Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b) of this Appendix S) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

S.3.3. Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

S.4. Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

S.4.1. Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

S.4.2. Period Certain Annuities. Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4.2 of this Appendix S, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the annuity starting date.

S.5. Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

S.5.1. Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b) of this Appendix S, over the life of the Designated Beneficiary or over a period certain not exceeding:

(a) unless the annuity starting date is before the first distribution calendar year, the life expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b) if the annuity starting date is before the first distribution calendar year, the life expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

S.5.2. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

S.5.3. Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 5 of this Appendix S will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.2(a) of this Appendix S.

S.6. Definitions.

S.6.1. Designated Beneficiary. For purposes of this Appendix S, the Designated Beneficiary is the individual who is designated as the Beneficiary under the beneficiary designation executed by the Participant and on file with the Plan Administrator and is the Designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

S.6.2. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 2.2 of this Appendix S.

S.6.3. Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

S.6.4. Required Beginning Date. The April 1St of the calendar year following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant retires. However, for a Participant who is a 5% owner (as defined in Section 416(d) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1⁄2, the Required Beginning Date shall be April 1St of the calendar year following the calendar year in which the Participant attains age 70 1⁄2.

APPENDIX T

CHEMCENTRAL CORPORATION CONSOLIDATED RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2012)

Effective January 1, 2008, the CHEMCENTRAL Corporation Consolidated Retirement Plan (“LCC Plan”) merged in and with the Univar USA Inc. Retirement Plan, as amended and restated as of January 1, 2007 (“Univar Retirement Plan”), and became this Appendix T of the Univar Retirement Plan. Effective June 30, 2004, the Univar Retirement Plan was amended to preclude employees from entering the Univar Retirement Plan as new participants and inactive participants from resuming active participation in the Univar Retirement Plan. Effective December 31, 2007, the LCC Plan was amended to preclude employees from entering the LCC Plan as new participants and inactive participants from resuming active participation in the LCC Plan, except to the extent an employee is covered by a collective bargaining agreement that provides for active participation by such employee in the LCC Plan.

Although the merged plans constitute one plan on and after January 1, 2008, the Univar Retirement Plan will be administered as if it were still two separate plans, with all provisions of the Univar Retirement Plan other than this Appendix T applying to individuals who were Participants in the Univar Retirement Plan on December 31, 2007, and only the provisions of this Appendix T applying to individuals who were participants in the LLC Plan on December 31, 2007 and to those individuals who (i) are new hires or rehires or have changed job classifications and (ii) are in a position covered by a collective bargaining agreement that provides for participation by such individual in the LCC Plan.

The terms and conditions of the Univar Retirement Plan set forth in provisions of the Univar Retirement Plan other than this Appendix T shall exclusively govern the benefits, right and features for Participants (as defined in Section 1 above). The terms and conditions set forth in this Appendix T shall not apply or provide any benefit to Participants (as defined in Section 1 of the plan). Except as otherwise provided herein, the terms and conditions of this Appendix T shall exclusively govern the benefits, rights and features for participants (as defined in this Appendix T) who are covered under this Appendix T. Except as otherwise provided herein, the terms and conditions of the Univar Retirement Plan set forth in provisions other than this Appendix T shall not apply or provide any benefit to participants defined in and covered by this Appendix T. Pursuant to the requirements of Code Sections 401(a)(12) and 414(1), until December 31, 2012, the Employer (as defined in Section 1.10 of the plan) shall maintain sufficient data to construct a special schedule of benefits to maintain the rights to benefits on a termination basis for such Participants to the extent required by Treasury Regulations Section 1.414(1)-1(e)(2).

Except as otherwise provided in this Appendix T, the terms used in this Appendix T shall have the meanings ascribed to them in this Appendix T. The provisions of this Appendix T govern the terms and conditions for the benefits, rights and features for participants and their beneficiaries as defined and described herein, effective as of January 1, 2012, as follows:

SECTION T.1

Introduction

T.1.1 Purpose

Chemcentral Corporation Consolidated Retirement Plan – formerly known as Chemcentral Corporation Retirement Plan – (for purposes of this Appendix T, the “plan”) was established by CHEMCENTRAL Corporation to provide retirement and other benefits for eligible employees. Effective October 1, 2007, Univar USA Inc. became the sponsor of the plan. With the merger of the plan into the Univar USA Inc. Retirement Plan, Univar USA Inc. remains the sponsor of the plan (as they are now benefits provided under the Univar USA Inc. Retirement Plan pursuant to this Appendix T). For purposes of this plan, “company” means Univar USA Inc. on and after October 1, 2007 and Chemcentral Corporation prior to October 1, 2007.

T.1.2 Effective Date, Plan Year

The effective date of the amendment and restatement of the prior plans as set forth herein is January 1, 2012. A “plan year” is the 12-month period beginning on January 1 and ending on the next following December 31.

T.1.3 Employers

Any related entity may adopt the plan with the company’s consent, as described in subsection T.10.1. A “related entity” means a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the company is also a member, or an incorporated or unincorporated trade or business under common control with the company within the meaning of Section 414(c) of the Internal Revenue Code. The company and any related entities which adopt the plan are referred to below collectively as the “employers” and sometimes individually as an “employer”.

T.1.4 Administration of the Plan

The plan is administered by the Pension Management Committee of Univar USA Inc (“committee”). Participants will be notified of the identity of the members of the committee, and of any change in committee membership. Any notice or document required to be given to or filed with the committee will be properly given or filed if delivered or mailed, by certified mail, postage prepaid, to the committee, in care of the company.

T.1.5 Funding of Benefits

Funds contributed under the plan are held and invested, until distribution, by one or more trustees (the “trustees”) appointed by the company in accordance with the terms of a trust agreement between the company and the trustee which implements and forms a part of the plan and/or one or more group annuity contracts (the “group annuity contract”) issued to the company by an insurance company (the “insurer”). All assets held under the Univar USA Inc. Retirement Plan are available to pay all benefits accrued under such plan regardless of whether the benefits were accrued under the CHEMCENTRAL Corporation Consolidated Retirement Plan or the Univar USA Inc. Retirement Plan before such plans were merged, or under the Univar USA Inc. Retirement Plan (including, without limitation, this Appendix T) after the plans were merged. In the case of multiple trust agreements for the Univar USA Inc. Retirement Plan, all assets held pursuant to such agreements are available to pay any and all benefits accrued under the terms of such plan regardless of whether the benefits were accrued under the CHEMCENTRAL Corporation Consolidated Retirement Plan or Univar USA Inc. Retirement Plan prior to the plan merger or under the Plan (including, without limitation, benefits accrued under this Appendix T) after the plan merger. Copies of the plan, trust agreement and/or group annuity contract, and any amendments thereto, will be on file at the office of the Secretary of the company and of each other employer which adopts the plan where they may be examined by any participant or other person entitled to benefits under the plan. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement and/or group annuity contract.

T.1.6 Plan Benefits for Participants who Terminated Employment Prior to January 1, 2008

The benefits provided hereunder with respect to any participant who retired or whose employment with the employers otherwise terminated prior to January 1, 2008 will, except as otherwise specifically provided herein, be governed in all respects by the terms of the prior plans as in effect on the date of the participant’s retirement or other termination of employment.

T.1.7 Plan Supplements and Schedules

The provisions of the plan may be modified by supplements and/or schedules to the plan. The terms and provisions of each supplement and schedule are a part of the plan and supersede the provisions of the plan to the extent necessary to eliminate inconsistencies between the plan and the supplemental or schedule.

SECTION T.2

Participation and Retirement Dates

T.2.1 Participation

Subject to the conditions and limitations of the plan, each employee of an employer who was a participant in the CHEMCENTRAL Corporation Consolidated Retirement Plan immediately preceding January 1, 2008 will continue as a participant in this plan on and after that date. Beginning January 1, 2008, each other employee of an employer will become a participant in the plan on the first January 1 or July 1 (occurring on or after the first anniversary of his date of hire) on which he meets all of the following requirements:

(a) He has attained age 21 years;

(b) He has completed 1,000 hours of service during the 12-month period commencing on his date of hire or, if he has not completed 1,000 hours of service during such 12-month period, he has completed 1,000 hours of service during a plan year ending before such January 1 or July 1;

(c) He is a member of a group or class of employees to which the plan has been and continues to be extended, as set forth in a Coverage and Benefits Schedule attached to the plan;

(d) He is not an employee who is represented by or belongs to a group of employees covered by a collective bargaining representative in matters relating to his terms of employment (unless the plan is extended to such employee or group by collective bargaining); and

(e) He is not an employee whose terms of employment are covered by an employment agreement that precludes his participation in the plan.

An “hour of service” means each hour for which an employee is directly or indirectly paid or entitled to payment by an employer for the performance of duties and for reasons other than the performance of duties (but no more than 501 hours for any single continuous period during which no duties are performed), including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an employer, determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2. For this purpose, hours of service shall include all hours that, under the provisions of Sections 414(b), (c), (m), (n) and (o) of the Internal Revenue Code, are treated as hours of service with an employer. If an employee who fails to meet the requirements of subparagraphs 2.1(c), (d) and (e) has satisfied the requirements of subparagraphs 2.1(a) and (b) as of January 1 of July 1, he will become a participant in the plan on the date he subsequently meets the requirements of subparagraphs 2.1(c), (d) and (e). If an employee satisfies the requirements of subparagraphs 2.1(a), (b), (c), (d) and (e) as of his date of employment by an employer, he will become a participant in the plan as of that date.

Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall (i) become a participant in the plan, (ii) reenter the plan as an active participant or otherwise again be considered a participant, or (iii) otherwise commence or recommence active participation in or benefit accrual under the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. Thus, on and after December 31, 2007, the only employees who shall actively participate in this plan and accrue additional benefits shall be those individuals who were employed by the employer and actively participating in the plan on December 30, 2007, and employees who otherwise meet the requirements to be a participant and actively participate in this plan and are covered by a collective bargaining agreement that provides for active participation in the plan by such employee.

For purposes of this Appendix T, an “active participant” means a participant who is accruing additional benefits under the plan based on additional benefit service or additional earnings (or both) as provided in subsection T.4.1.

Notwithstanding anything in this plan to the contrary, any active participant in the Plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009 and shall cease to be an active participant in the plan on December 31, 2009; provided, however, a participant who on December 31, 2009 is an active participant represented by Teamsters #406 in Grand Rapids, Michigan or Teamsters Local # 375 in Buffalo, New York shall continue to be an active participant in the plan under Coverage and Benefit Schedule Number 3 to the extent provided in the collective bargaining agreement that covers the terms of his or her employment with Univar USA Inc.

T.2.2 Salaried and Hourly Participants

For all purposes of the plan, a “salaried employee” means an employee whose basic or regular compensation for services rendered to an employer is paid to him in fixed amounts at regular intervals, or who is an hourly administrative employee; and an “hourly employee” means an employee whose basic compensation for services rendered to an employer is based on the number of hours worked, and who is not an hourly administrative employee. A salaried employee who becomes a participant in the plan is referred to below as a “salaried participant”; and an hourly employee who becomes a participant in the plan is referred to below as an “hourly participant”. Unless the context indicates otherwise, references in the plan to a “participant” or “participants” means both a salaried participant and an hourly participant.

T.2.3 Normal Retirement Date

A participant’s “normal retirement date” will be the first day of the month coincident with or next following the date (his “normal retirement age”) on which occurs the later of (a) the third anniversary (fifth anniversary prior to January 1, 2007) of the date he commenced participation in the plan, and (b) the date he attains age 65 years. A participant’s right to his normal retirement benefit shall be nonforfeitable on and after his normal retirement age.

T.2.4 Early Retirement Date

A participant’s “early retirement date” will be the first day of the month coincident with or next following the date of his retirement from the employ of all of the employers before his normal retirement date but after he has both attained age 55 years and completely 10 or more years of credited service.

T.2.5 Deferred Retirement Date

A participant’s “deferred retirement date” will be the first day of the month coincident with or next following the date of his retirement from the employ of all of the employers after his normal retirement date.

T.2.6 Retirement Date

A participant’s “retirement date” will be one of the dates described above as of which his retirement from the employ of the employers occurs.

T.2.7 Controlled Group Member

A “controlled group member” means:

(a) any corporation which is not an employer but is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(e)(3)(C) thereof) which contains an employer; or

(b) any trade or business (whether or not incorporated) which is under common control with an employer (within the meaning of Section 414(c) of the Internal Revenue Code).

T.2.8 Employment with Controlled Group member

If a participant is transferred from employment with an employer to employment with a controlled group member then, for the purpose of determining which his retirement date occurs under this Section T.2 or which his date of termination of employment with the employers occurs under Section T.5, his employment with such controlled group member (or any controlled group member to which he is subsequently transferred) shall be considered as employment with the employer.

T.2.9 Employees and Leased Employees

For all purposes of the plan, an individual shall be an “employee” of or be “employed” by an employer for any plan year only if such individual is treated by the employer for such plan year as its employee for purposes of employment taxes and wage withholding for Federal income taxes, regardless of any subsequent reclassification by the employer, any governmental agency or court. A leased employee (as defined below) shall not be eligible to participate in the plan. A “leased employee” means any person who is not an employee of an employer, but who has provided services for an employer under primary direction or control by the employer, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the employer and a leasing organization. The period during which a leased employee performs services for an employer shall be taken into account for purposes of subsections 2.1 and 5.1 of the plan if such leased employee becomes an employee of an employer; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the employers’ nonhighly compensated workforce.

SECTION T.3

Bases of Benefits

T.3.1 General

Credited service shall be applied to determine a participant’s eligibility for benefits under the plan, but not for the purpose of computing the amount of such benefits. Benefit service shall be applied to compute the amount of a participant’s benefits under the plan. A participant’s retirement income or deferred vesting benefit will be based on his benefit service and, in the case of a salaried participant, his final average earnings, both as determined in accordance with the provisions hereof.

T.3.2 Credited Service

A participant’s “credited service” means the total of his years of service computed in accordance with the following rules:

(a) A participant will be entitled to a full or fractional year of credited service for each full or fractional year of credited service to which he was entitled under a prior plan before January 1, 2008, in accordance with the terms of the prior plan in effect before the date.

(b) Beginning January 1, 1999, a salaried participant shall be entitled to 1/12th of a year of credited service for each calendar month (or portion thereof) after December, 1998 during which he is employed by an employer or controlled group member.

(c) Beginning January 1, 1999, an hourly participant shall be entitled to a year of credited service for each plan year beginning after December 31, 1998 during which he has completed 1,000 or more hours of service.

(d) A period of leave of absence (whether paid or unpaid) will be included in determining participant’s credited service.

(e) A period of concurrent employment with two or more employers or controlled group members will be considered as employment with only one of them during the period.

(f) Termination of employment of a participant with one employer or a controlled group member will not interrupt his credited service for purposes of the plan, if concurrently with or immediately after such termination, he is employed by one or more other employers or controlled group members.

(g) Years of service with Univar USA, Inc. or its affiliates will be included in determining a participant’s credited service.

Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall (i) become a participant in the plan, (ii) reenter the plan as an active participant or otherwise again be considered a participant, or (iii) otherwise commence or recommence active participation in or benefit accrual under the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. Any participant who is rehired or has a job status change and who is prevented by the immediately preceding sentence from (i) reentering the plan as an active participant or otherwise again being considered a participant, or (ii) recommencing active participation in or benefit accrual under the plan, shall not accrue credited service on or after the date of such rehire or job status change except for the purpose of determining eligibility for (i) Early Retirement – Immediate Payment pursuant to Section T.4.5, (ii) Special Retirement pursuant to Section T.4.6, (iii) Monthly Deferred Vested Benefit pursuant to Section T.5.1, (iv) Early Commencement of Benefit pursuant to Section T.5.2, (v) Special Surviving Spouse’s Benefit pursuant to Section T.7.3, and (vi) Spouse and Dependent Child Benefit for Salaried Participants pursuant to Section T.7.4.

Notwithstanding anything in this plan to the contrary, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall cease to be an active participant in the plan on December 31, 2009 but shall continue to accrue credited service after December 31, 2009 for certain periods of disability pursuant to Section T.4.8 and for the purpose of determining eligibility for (i) Early Retirement – Immediate Payment pursuant to Section T.4.5, (ii) Special Retirement pursuant to Section T.4.6, (iii) Early Commencement of Benefit pursuant to Section T.5.2, (iv) Special Surviving Spouse’s Benefit pursuant to Section T.7.3, and (v) Spouse and Dependent Child Benefit for Salaried Participants pursuant to Section T.7.4.

T.3.3 Benefit Service

A participant’s “benefit service” shall be determined in accordance with the following rules:

(a) A participant who has a participant in a prior plan on December 31, 2007 will be entitled to a full or fractional year of benefit service for each full or fractional year of credited service or benefit service to which he was entitled for purposes of determining the amount of his benefits under the prior plan before January 1, 2008, in accordance with the terms of the prior plan in effect before the date, but including service before becoming a participant in the prior plan and after the participant’s normal retirement date.

(b) Beginning January 1, 1999 and ending December 31, 2008, a salaried participant shall be entitled to 1/12th of a year of benefit service for each completed calendar month after December 1998 and ending December 2008, during which he is employed by the employers. An active salaried participant on or after January 1, 2009, in lieu of the method described in the preceding sentence, shall be entitled to 1/12th of a year of benefit service for each completed anniversary month during which he is employed by the employers; provided, however, in no event shall a participant’s number of months of benefit service on or after January 1, 1999 be less than the benefit service credited as of December 31, 2008.

(c) Beginning January 1, 1999, an hourly participant shall be entitled to 1/12th of a year of benefit service for each completed calendar month after December, 1998 during which he is employed by the employers; provided, however, that except for the plan year in which he is hired by the employers, transfers to a salaried position, or he retires or his employment with the employers otherwise terminates after he became entitled to a deferred vested benefit under subsection T.5.1, an hourly participant shall not be entitled to any benefit service for a plan year during which he has less than 1,000 hours of service.

(d) Except as required by law or provided by the committee, any period of unpaid leave of absence will be disregarded in computing a participant’s benefit service.

(e) Service during any period a participant fails to meet the requirements of subparagraphs 2.1(c), (d) and (e) will be disregarded in computing his benefit service.

(f) A participant (“SWS Participant”) who is described in Coverage and Benefit Schedule No. 1 and who transferred employment to the Company as of the closing of the transaction described in the Asset Purchase Agreement dated as of September 28, 2001 between the company and Southwest Solvents and Chemicals Company, Inc. (“SWS”) shall earn an additional year of benefit service for each year of benefit service earned pursuant to subparagraphs (a) through (e) above during this period of consecutive employment with the employers immediately following such transfer of employment, subject to the following limitations:

(i) An SWS Participant shall earn no more than 15 additional years of benefit service pursuant to this subparagraph (f).

(ii) An SWS Participant’s additional years of benefit service under this subparagraph (f) shall not exceed his number of consecutive years of employment with SWS (or an affiliate of SWS) ending on the date of such transfer.

(iii) An SWS Participant shall earn no additional years of benefit service under this subparagraph (f) for any period during which he is a highly compensated employee (as determined under Internal Revenue Code Section 414(q)).

Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall (i) become a participant in the plan, (ii) reenter the plan as an active participant or otherwise again be considered a participant, or (iii) otherwise commence or recommence active participation in or benefit accrual under the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. Any participant who is rehired or has a job status change and who is prevented by the immediately preceding sentence from (i) reentering the plan as an active participant or otherwise again being considered a participant, or (ii) recommencing active participation in or benefit accrual under the plan, shall not accrue benefit service on or after the date of such rehire or job status change.

Notwithstanding anything in this plan to the contrary, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall cease to be an active participant in the plan on December 31, 2009, and shall not accrue any additional benefit service after December 31, 2009 except as provided in Section T.4.8 with respect to benefit service for certain periods of disability.

T.3.4 Earnings

A salaried participant’s “earnings” means the total cash compensation paid to him for services to the employers as an employee, including bonuses, commissions, overtime pay and amounts paid (or received) on the final paycheck a participant receives following termination of employment (provided, however, the amounts are paid by the later of 2 1⁄2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment), before any reduction for salary deferral contributions made to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code or contributions to a cafeteria plan maintained pursuant to Section 125 of the Internal Revenue Code; but excluding expense reimbursements or allowances, fringe benefits, moving expenses, distributions from deferred compensation plans and compensation for any year in excess of $230,000 ($150,000 for benefits accruing in plan years beginning after December 31, 1993), or such greater amount as may be determined by the Commissioner of Internal Revenue for that year.

Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall (i) become a participant in the plan, (ii) reenter the plan as an active participant or otherwise again be considered a participant, or (iii) otherwise commence or recommence active participation in or benefit accrual under the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. With respect to any participant who is rehired or has a job status change and who is prevented by the immediately preceding sentence from (i) reentering the plan as an active participant or otherwise again being considered a participant, or (ii) recommencing active participation in or benefit accrual under the plan, the compensation received by such participant on or after the date of such rehire or job status change shall not be considered earnings.

Notwithstanding anything in this plan to the contrary, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall cease to be an active participant in the plan on December 31, 2009, and shall have his or her final average earnings determined based only on earnings received prior to January 1, 2010. For purposes of this plan, pay earned by a participant described in the immediately preceding sentence during the payroll period commencing December 19, 2009 and ending January 1, 2010 shall be treated as having been received on December 31, 2009.

T.3.5 Final Average Earnings

The “final average earnings” of a salaried participant shall be the greater of:

(a) The monthly average of the earnings paid to him during the 5 consecutive calendar years for which his earnings were highest within the last 10 consecutive calendar years immediately preceding his retirement date or earlier termination of employment (or the monthly average of earnings for the entire period of his employment if such period is less than 5 calendar years); or

(b) The monthly average of the earnings paid to him during the 60 consecutive calendar month period immediately preceding his retirement date or earlier termination of employment (or the monthly average of earnings for the entire period of his employment if such period is less than 60 calendar months).

Such average shall be computed by dividing the total of the participant’s earnings for such 5 calendar year or 60 calendar month period (or shorter total period of employment if applicable) by the number of months within that period for which he had earnings.

SECTION T.4

Amount of Retirement Income

T.4.1 Normal Benefit

The normal benefit under the plan is a monthly retirement income, commencing on the participant’s normal retirement date and payable in accordance with subsection T.6.1, in an amount equal to the Benefit Amount specified in the Coverage and Benefit Schedule attached to the plan under which the participant is a member of the Covered Group of Employees. The amount of monthly retirement income determined under this subsection T.4.1 will be subject to actuarial reduction if the participant is to receive a joint and survivor annuity under subsection T.6.1. In no event shall the amount of a participant’s monthly retirement income determined under this subsection T.4.1 be less than an amount which is actuarially equivalent to the amount of the participant’s accrued benefit under the prior plans as of December 31, 1999 (determined under the terms of those plans as then in effect). In no event shall a salaried participant’s monthly retirement income be less than an amount equal to the sum of his accrued benefit under the plan as of December 31, 1993 (based on his benefit service and earnings through that date and the terms of the plan as then in effect) plus his benefit accrued under the plan after December 31, 1993 (based on his benefit service and earnings after that date and the terms of the plan as in effect on his retirement date).

Notwithstanding the foregoing, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall have his or her accrued benefit determined based only on years of benefit service accumulated through December 31, 2009, and shall have his or her final average earnings determined based only upon earnings received through December 31, 2009.

T.4.2 Normal Retirement

A participant who retires on his normal retirement date will be entitled to a monthly retirement income computed in accordance with subsection T.4.1, commencing on his normal retirement date and payable in accordance with subsection T.6.1.

T.4.3 Deferred Retirement

A participant who retires on a deferred retirement date will be entitled to a monthly retirement income, commencing on the earlier of his deferred retirement date or his required commencement date (as defined in subsection T.6.6), and payable in accordance with subsection T. 6.1. The amount of his monthly retirement income will be computed in accordance with subsection T.4.1, but shall be actuarially increased to reflect the aggregate amount of monthly retirement income payments which were not paid to such participant for those calendar months (if any) beginning on or after his normal retirement date during which he was not employed within the meaning of Section 411(a)(3)(B) of the Internal Revenue Code. If payment of a participant’s monthly retirement income begins prior to retirement on his required commencement date, then: (a) the amount of any additional retirement income that otherwise would be accrued by the participant after that date shall be reduced (but not below zero) by the actuarial equivalent of the retirement income payments made to the participant after that date; and (b) the amount of retirement income payable to the participant shall be adjusted, as of each subsequent January 1, to reflect the additional benefits, if any, accrued by the participant during the immediately preceding calendar year. In no event shall the amount of monthly retirement income payable to a participant under this subsection T.4.3 be less than the monthly retirement income the participant would have received had he retired on his normal retirement date.

Notwithstanding the foregoing, active participants in the plan on December 31, 2009 shall not accrue additional benefit service after December 31, 2009 nor shall earnings received after December 31, 2009 be considered in determining their final average earnings.

T.4.4 Early Retirement—Deferred Payment

A participant who retires on an early retirement date will be entitled to a monthly retirement income, commencing on his normal retirement date and payable in accordance with subsection T.6.1, computed in accordance with subsection T.4.1 (as in effect as of his early retirement date) and based on his final average earnings and benefit service at his early retirement date.

Notwithstanding the foregoing, active participants in the plan on December 31, 2009 shall not accrue additional benefit service after December 31, 2009 nor shall earnings received after December 31, 2009 be considered in determining their final average earnings.

T.4.5 Early Retirement—Immediate Payment

In lieu of receiving the monthly retirement income otherwise payable under subsection T.4.4 commencing on his normal retirement date, a participant who retires on an early retirement date may elect a monthly retirement income commencing on his early retirement date, or on the first day of any calendar month thereafter before his normal retirement date. Such monthly retirement income will be computed in accordance with subsection T.4.4, but multiplied by the percentage shown below corresponding to the number of years by which the date of commencement of the participant’s benefits precedes his normal retirement date:

Number of Years	Percentage
1	93%
2	86%
3	80%
4	74%
5	69%
6	64%
7	60%
8	56%
9	53%
10	50%

However, if an hourly participant had completed 20 or more years of credited service at his early retirement date, his monthly retirement income will be computed in accordance with subsection T.4.4, but shall be reduced by 5% thereof for each year by which the date of commencement of the hourly participant’s benefits precedes the date he would attain age 62. The foregoing percentages will be adjusted proportionately for fractional parts of a year. Such election must be in writing and filed with the committee at such time prior to the date earlier payment of the participant’s retirement income is to begin as the committee shall determine.

T.4.6 Special Retirement

If a salaried participant retires on an early retirement date, and the sum of his age and years of credited service total at least 90, he may elect a monthly retirement income commencing on his early retirement date, or on the first day of any calendar month thereafter before his normal retirement date. Such monthly retirement income will be computed in accordance with subsection T.4.4, but multiplied by the percentage shown below corresponding to the number of years by which the date of commencement of the salaried participant’s benefits precedes his normal retirement date:

Number of Years	Percentage
1	97%
2	94%
3	91%
4	88%
5	85%
6	82%
7	79%
8	76%
9	73%
10	70%

The foregoing percentages will be adjusted proportionately for fractional parts of a year. However, if a salaried participant had both attained age 62 and completed 30 or more years of credited service at his early retirement date, he shall be entitled to receive the full amount of his monthly retirement income computed in accordance with subsection T.4.4 commencing on his early retirement date. An election under this subsection T.4.6 must be in writing and filed with the committee at such time prior to the date earlier payment of the salaried participant’s retirement income is to begin as the committee shall determine.

T.4.7 Monthly Social Security Allowance

A salaried participant’s “Monthly Social Security Allowance” shall be an amount equal to the lesser of:

(a) the product of:

(i) 0.45% of the lesser of:

(A) the salaried participant’s Final Average Compensation (as defined below, or

(B) the salaried participant’s Covered Compensation (as defined below), multiplied by

(ii) the salaried participant’s number of years of benefit service as a salaried employee through December 31, 2009 (not to exceed 30 years).

(b) one-half of the salaried participant’s monthly retirement income calculated under Coverage and Benefit Schedule No. 1 (before reduction for the Monthly Social Security Allowance), but based on the smallest of:

(i) the salaried participant’s final average earnings,

(ii) the salaried participant’s Final Average Compensation, or

(iii) the salaried participant’s Covered Compensation

A salaried participant’s “Final Average Compensation” is the monthly average of the salaried participant’s earnings from the employers during the three consecutive plan years immediately preceding the year of his retirement or earlier termination of employment, but excluding earnings for any year in excess of the Social Security taxable wage base for that year. Notwithstanding anything in this plan to the contrary, any participant who is an active participant in the Plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall cease to be an active participant in the plan on December 31, 2009, and shall have his or her Final Average Compensation determined based only on earnings received through December 31, 2009.

A salaried participant’s “Covered Compensation” is the monthly average of the Social Security taxable wage base in effect for each of the 35 calendar years ending with the year the salaried participant attains (or would attain) Social Security retirement age, assuming that the Social Security taxable wage base for future years is the same as the Social Security taxable wage base in effect for the current year. With respect to a participant whose accrued benefit under the plan becomes frozen on December 31, 2009 and who had not terminated employment with the employer prior to January 1, 2009, “Covered Compensation” is the monthly average of the Social Security taxable wage base in effect for each of the 35 calendar years ending with the year the salaried participant attains (or would attain) Social Security retirement age, assuming that the Social Security taxable wage base for future years is the same as the Social Security taxable wage base in effect for 2009.

Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall (i) become a participant in the plan, (ii) reenter the plan as an active participant or otherwise again be considered a participant, or (iii) otherwise commence or recommence active participation in or benefit accrual under the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. With respect to any participant who is rehired or has a job status change and who is prevented by the immediately preceding sentence from (i) reentering the plan as an active participant or otherwise again being considered a participant, or (ii) recommencing active participation in or benefit accrual under the plan, the compensation received by such participant on or after the date of such rehire or job status change shall not be considered in determining his or her Final Average Compensation.

T.4.8 Benefits Following Total and Permanent Disability

If a salaried participant becomes totally and permanently disabled and qualifies for long-term disability benefits under any insured program maintained by an employer, then even though his employment with the employers has been terminated, he may qualify for benefits under the plan in accordance with the provisions of this subsection in lieu of the benefits, if any, which otherwise would be provided for him hereunder. Such salaried participant’s period of total and permanent disability, but not beyond age 65, shall be taken into account in calculating his credited service and his benefit service in determining any benefits which because of this subsection become payable to him under Section T.4 or Section T.5 hereof. Such benefits, however, shall be based on the salaried participant’s final average earnings as at the date he became totally and permanently disabled. The totality and permanency of a salaried participant’s disability may be verified by the company at any reasonable time. If a salaried participant recovers from his disability or if he refuses to submit to a physical examination requested by the company then his period of disability shall be considered to have terminated for purposes of this subsection. This Section T.4.8 shall only apply to Participants who became totally and permanently disabled prior to January 1, 2009.

T.4.9 Benefits Limitations

Notwithstanding any other provisions of the plan, a participant’s benefits shall not exceed the limitations in Section 8.02 of the plan.

T.4.10 Combined Benefit Limitations

If a participant in this plan also is a participant in a defined contribution plan maintained by an employer, the aggregate benefits payable to, or on account of, him under both plans will be determined in a manner consistent with Section 415 of the Internal Revenue Code and Section 1106 of the Tax Reform Act of 1986. Accordingly, there will be determined with respect to the participant a defined benefit plan fraction and a defined contribution plan fraction in accordance with said Sections 415 and 1106. The benefits provided for the participant under this plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the participant does not exceed 1.0. The provisions of this subsection T.4.10 shall not be effective for any plan year beginning after December 31, 1999.

T.4.11 No Duplication of Benefits

If a participant who is entitled to a monthly retirement income or deferred vested benefit under this plan also is or was entitled to a benefit under any other pension plan (other than a governmental plan) to which an employer or controlled group member has made contributions, then, except as otherwise specifically provided, the benefits payable to such a participant under this plan shall be reduced by an amount which is actuarially equivalent to the portion, if any, of his benefits under such other plan which is based on service which is also taken into account in determining his benefits under this plan.

T.4.12 Special Rules for Transferred Employees

The following special rules shall apply to the calculation of retirement income for a participant (“Transferred Participant”) who transfers between employment as a member of a Covered Group of Employees under Coverage and Benefit Schedule No. 1 and employment as a member of a Covered Group of Employees under another Coverage and Benefit Schedule:

(a) The Transferred Participant’s normal benefit under subsection T.4.1 shall be the sum of the Benefit Amounts calculated under each Coverage and Benefit Schedule, with the Benefit Amount under a Coverage and Benefit Schedule based on service as a member of the Covered Group of Employees under that Schedule. In calculating such sum, any limitations on a benefit provided under a Coverage and Benefit Schedule (such as a limitation on the benefit as a percent of final average earnings or a limitation on the number of years of benefit service) shall apply only to calculating the portion of the benefit under that Coverage and Benefit Schedule.

(b) The Transferred Participant’s eligibility for Early Retirement under subsection T.2.4, his eligibility for immediate payment of his Early Retirement Benefit under subsection T.4.5, and his eligibility for Special Retirement under subsection T.4.6 shall be determined taking in consideration the Transferred Participant’s total years of credited service. However, the amount of his early or special retirement benefit shall be calculated by applying the percentage reduction for salaried participants to the Benefit Amount calculated under Coverage and Benefit Schedule No. 1 and the percentage reduction for hourly employees to the Benefit Amounts calculated under the applicable Coverage and Benefit Schedule for hourly employees.

(c) The Transferred Participant’s final average earnings shall be the greater of (i) his final average earnings based on all earnings, or (ii) in the case of a Transferred Participant who transfers from the Covered Group of Employees under Coverage and Benefit Schedule No. 1, his final average earnings calculated as though he terminated employment at the time he so transferred employment.

(d) The normal form of benefit shall be a life and five year certain annuity described in subparagraph 6.1(b) that is the sum of the salaried benefit in such form and the actuarial equivalent of the hourly benefit in the life annuity form described in subparagraph 6.1(a).

(e) Only the benefit accrued while he was a member of the Covered Group of Employees under the Coverage and Benefit Schedule No. 1 shall be increased under Section T. 13 to reflect changes in the cost of living.

Notwithstanding the foregoing, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall have his or her accrued plan benefit determined based only on years of benefit service accumulated through December 31, 2009, and shall have his or her final average earnings determined based only upon earnings received through December 31, 2009.

T.4.13 Funding Based Limits on Benefits and Benefit Accruals

Notwithstanding any other provision of the plan to the contrary, benefits and benefit accruals under this Appendix T shall comply with the requirements of Section 4.10 and Appendix I of the plan, Funding Based Limits on Benefits and Benefit Accruals.

SECTION T.5

Termination of Employment Before Retirement

T.5.1 Monthly Deferred Vested Benefit

A participant whose employment with all of the employers is terminated for any reason other than his death before his retirement date, but after he has completed three or more years of credited service (for participants who earn at least one new hour of service on or after January 1, 2007) or five or more years of credited services (for participants who do not earn at least one new hour of service on or after January 1, 2007), will be entitled to a monthly deferred vested benefit commencing on his normal retirement date and payable in accordance with subsection T.6.1. The amount of his monthly deferred vested benefit will be computed in accordance with subsection T.4.1 (as in effect as of the date that his employment with the employers terminated) and will be based on the participant’s benefit service and his final average earnings at the date his employment with the employers terminated.

Notwithstanding the foregoing, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall have his or her accrued plan benefit determined based only on years of benefit service accumulated through December 31, 2009, and shall have his or her final average earnings determined based only upon earnings received through December 31, 2009. Notwithstanding anything in this plan to the contrary, participants who are employed with the employer on or after December 31, 2009 shall automatically be made 100% vested in their accrued benefit.

T.5.2 Early Commencement of Benefit

A participant who is entitled to a monthly deferred vested benefit under subsection T.5.1 and who has completed ten or more years of credited service may elect to have such benefit commence as of the first day of any month after he attains age 55 years but before his normal retirement date. The amount of such deferred vested benefit shall be multiplied by the applicable percentage set forth in subsection T.4.5 as though it were payment of early retirement income. Each election under this subsection T.5.2 must be in writing and filed with the committee at such time prior to the date earlier payment of the participant’s monthly deferred vested benefit is to begin as the committee shall determine.

SECTION T.6

Payment of Benefits

T.6.1 Form of Payment

Except as otherwise specifically provided, payment of monthly retirement income and monthly deferred vested benefits shall be made to a participant as follows:

(a) Life Annuity. An hourly participant who is not legally married on the date as of which such payments commence, or an hourly participant who prior to that date elects under subparagraph (d) below not to receive his monthly retirement income or monthly deferred vested benefit in the form of a joint and survivor annuity, shall receive a monthly retirement income or monthly deferred vested benefit in accordance with the plan payable during his lifetime, with the last payment to be made for the month in which his death occurs.

(b) Life and Five-Year Certain Annuity. A salaried participant who is not legally married on the date as of which such payments commence, or a salaried participant who prior to that date elects under subparagraph (d) below not to receive his monthly retirement income or monthly deferred vested benefit in the form of a joint and survivor annuity, shall receive a monthly retirement income or monthly deferred vested benefit in accordance with the plan payable during his lifetime and, if the salaried participant dies within a period of five years from the date of the first monthly benefit payment, a continuing monthly payment of the same amount to a person or person designated by him for the balance of such five-year period, with the last payment to be made for the month in which the later of his death or the 60th payment occurs. If the salaried participant has not designated a person in accordance with the preceding sentence, he shall be deemed to have named the person who has been designated as his beneficiary under the plan.

(c) Joint and Survivor Annuity. A participant who is legally married on the date as of which such payments commence and who had not made an election in accordance with subparagraph (d) below shall receive a joint and survivor annuity commencing immediately which is actuarially equivalent to the amount of monthly retirement income or monthly deferred vested benefit otherwise payable to him in accordance with subparagraph (a) or (b) above. Such joint and survivor annuity shall consist of a reduced monthly retirement income or monthly deferred vested benefit continuing during the participant’s lifetime, and if the participant’s Spouse is living at the date of the participant’s death, payment equal to 100% of such reduced monthly retirement income or monthly deferred vested benefit to such Spouse until the Spouse’s death occurs, with the last payment to be made for the month of the death of the last to die of the participant and his Spouse.

(d) Election to Waive Joint and Survivor Annuity. A participant may make a written election to waive the joint and survivor annuity at any time during the 180-day period ending on the date payment of his benefits commences. Such an election will be effective only if the participant’s Spouse consents to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a plan representative or a notary public. At least 30 but no more than 180 days prior to the date on which a participant may begin to receive benefits under the plan (or, if the participant elects, at least 7 days before payment of his benefits commences), the committee shall furnish the participant with a written explanation of the terms and conditions of the joint and survivor annuity under subparagraph (c) above; the participant’s right to make, and the effect of, an election to waive the joint and survivor annuity; the requirement of spousal consent to such a waiver; and the participant’s right to make, and the effect of, a revocation of such a waiver. An election under this subparagraph may be revoked by a participant at any time prior to the date payment of his benefits commences.

For purposes of this subsection T.6.1, a participant’s Spouse means the Spouse to whom the participant was married at the date payment of his benefits commenced.

T.6.2 Optional Forms of Payment

In lieu of the form and amount of retirement income specified in subsection T.6.1, a participant before the date his retirement income commences may elect a retirement benefit in the following forms:

(a) Life Annuity. A life annuity shall be payable monthly during the participant’s lifetime, with the last payment to be made for the month in which the participant’s death occurs.

(b) Period Certain and Life Annuity. A reduced period certain and life annuity shall be payable monthly during the participant’s lifetime and if the participant dies within a period elected by the participant (5, 10, or 15 years) from the date of the first monthly benefit payment, a continuing monthly payment of the same amount to a person designated by the participant for the balance of such period, with the last payment to be made for the month in which the later of his death or the period certain ends.

(c) Joint and Survivor Annuity. A reduced joint and survivor annuity shall be payable monthly during the participant’s lifetime, and if the participant’s Spouse or domestic partner is living at the date of the participant’s death, payment of 50% or 100% (as elected by the participant) of such reduced monthly retirement income or monthly deferred vested benefit to such Spouse or domestic partner until the Spouse’s or domestic partner’s death occurs, with the last payment to be made for the month of the death of the last to die of the participant and his Spouse or domestic partner.

All of the optional forms of payment under this Subsection T.6.2 shall be actuarially equivalent to the form of payment specified in subparagraph 6.1(a) or (b). An election of an option under this subsection T.6.2 must be in writing and signed by the participant; and will be effective only if the participant’s Spouse, if any, consents to the election in writing, and such consent acknowledges the effect of the election and is witnessed by a plan representative or a notary public. Payment of an optional form of retirement income will commence no later than the date on which the participant’s monthly retirement income would otherwise commence, and shall comply with the requirements of Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder.

For purposes of Appendix T, “Spouse” and “domestic partner” mean those individuals as defined in Section 1 of the plan.

T.6.3 Facility of Payment

When a person entitled to benefits under the plan is under legal disability, or, in the committee’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the committee may direct the trustee to pay the benefits to such person’s legal representative, or to a relative or friend of such person for such person’s benefit, or the committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

T.6.4 Missing Persons

Neither the committee nor any employer is required to search for or locate any person entitled to benefits under the plan. If the committee attempts to notify a person that he is entitled to benefits under the plan, and such person fails to claim his benefits or make his whereabouts known to the committee within a reasonable time after the notification, the benefits payable to such person shall be forfeited; provided that such benefits shall be reinstated if the person entitled thereto subsequently makes a claim for the forfeited benefits.

T.6.5 Lump Sum Payment of Accrued Benefits

If the present value of the immediate or deferred benefit of (a) a participant’s nonforfeitable accrued benefit under the plan, or (b) the death benefit payable under section 7 of the plan, does not $5,000; the trustee shall pay such present value to the participant (or in the event of his death, to his surviving Spouse) in a lump sum upon his termination of employment. For purposes of this subsection T.6.5, if the present value of a participant’s entire nonforfeitable accrued benefit under the plan is zero, the participant shall be deemed to have received a distribution of such nonforfeitable accrued benefit. For purposes of this subsection T.6.5, a present value shall be determined by using an interest rate equal to the “applicable interest rate” (as defined in Section 417(e)(3)(C) of the Internal Revenue Code) in effect for the month of distribution, and mortality determined under the “applicable mortality table” (as defined in Section 417(e)(3)(B) of the Internal Revenue Code). The applicable interest rate shall be the adjusted first, second, and third segment rates applied under rules similar to the rules of Code section 430(h)(2)(C). The applicable mortality table used for purposes of satisfying the requirements of Code Section 417(e) shall be the mortality table, modified as appropriate by the Secretary, based on the mortality table specified for the plan year under subparagraph (A) of Code section 430(h)(3) (without regard to subparagraph (C) or (D) of such section). Notwithstanding the provisions of subsection T.8.1, if a participant who received a lump sum payment under this subsection T.6.5 is subsequently reemployed by an employer, his years of employment before his termination of employment shall be disregarded in determining his benefit service under the plan. Notwithstanding any provision of the plan to the contrary, if a participant received a deemed distribution on termination and is rehired before incurring five consecutive one-year breaks in service (as defined in Subsection T. 8.1) then his benefit service before his termination of employment shall be reinstated upon reemployment.

T.6.6 Commencement of Benefits

Payment of a participant’s retirement income must commence by April 1 of the calendar year next following the later of the calendar year in which the participant attains age 70-1/2 or the calendar year in which his retirement date occurs (his “required commencement date”); provided, however, that the required commencement date of a participant who is a five percent owner (as defined in Section 416 of the Internal Revenue Code) with respect to the plan year ending in the calendar year in which he attains age 70-1/2 shall be April 1 of the next following calendar year. Notwithstanding any provision to the contrary, for purposes of determining minimum distributions required pursuant to Section 401(a)(9) of the Internal Revenue Code, the provisions of Appendix S of the plan apply, superseding any inconsistent provisions of this Subsection T.6.6 or any other section to the Plan.

T.6.7 Restrictions on Distributions

Notwithstanding any other provisions of the plan, for any plan year the benefits paid to a participant who was among the 25 highly compensated employees and highly compensated former employees (as defined in Section 414(q) of the Internal Revenue Code) receiving the greatest compensation from the employers for that or any prior plan year shall be restricted to an amount equal to the payments that would be made on behalf of the participant for the plan year under a single life annuity that is the actuarial equivalent of the participant’s accrued benefit under the plan. The foregoing restriction shall not apply for any plan year if:

(a) After payment of all benefits payable under the plan to such participant for that year, the value of plan assets equals or exceeds 110 percent of the value of the aggregate current liabilities to all participants and beneficiaries under the plan; or

(b) The value, of all benefits payable under the plan to such participant for that year is less than one percent of the value of the aggregate current liabilities to all participants and beneficiaries under the plan before payment of such benefits; or

(c) The value of the benefits payable under the plan to such participant for the year does not exceed $5,000; or

(d) The plan terminates and the benefit received by such participant is nondiscriminatory under Section 401 (a)(4) of the Internal Revenue Code; or

(e) Such participant has agreed to repay to the plan amounts distributed therefrom that are in excess of the foregoing restrictions and which are necessary for the distribution of assets upon plan termination to satisfy Section 401(a)(4) of the Internal Revenue Code, provided that such agreement has been secured or collateralized in accordance with applicable government requirements.

T.6.8 Direct Transfer of Eligible Rollover Distributions

A distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as provided under Section 5.06 of the Plan.

T.6.9 Automatic Rollovers

Notwithstanding the foregoing provisions of this Section T.6, in the event of a mandatory distribution in accordance with subsection T.6.5 that is greater than $1,000, if the participant does not elect to have such distribution paid as a direct transfer to an individual retirement plan specified by the participant in a direct rollover in accordance with subsection T.6.8 or to receive the distribution directly in accordance with subsection T.6.5, then the committee shall direct that payment of such amount be made in a direct rollover to an individual retirement plan designated by the committee.

SECTION T.7

Death Benefits

T.7.1 Death Before Commencement of Benefits

Except as provided in subsections T.7.3, T.7.4 and T.7.5 and in this subsection, no death benefits are payable on account of a participant who dies before commencement of his benefits under the plan. If a salaried participant dies on or after he has elected to commence benefit payments but before the payment of his benefits under the plan actually commence, and a pre-retirement Spouse’s benefit is not payable under subsection T.7.5, survivorship benefits will be paid in accordance with the form in which the participant’s benefits would have been paid if his benefits had commenced on the first day of the month in which his death occurred. If a participant dies before he has elected to commence benefit payments but on or after his 65th birthday, and a pre-retirement Spouse’s benefit is not payable under subsection T.7.5, survivorship benefits will be paid as if he had retired on the first day of the month next following the date of his death. If a participant dies before his actual retirement and before his 65th birthday, the only benefits (if any) payable on his account under the plan are: (a) those benefits payable under subsections T.7.3 or T.7.4; or (ii) if subsections T.7.3 and T.7.4 are not applicable, then those benefits payable under subsection T.7.5. Survivorship benefits payable under this subsection T.7.1 shall commence on the first day of the month next following the date of the participant’s death; provided that payments may not be made to the Spouse prior to the participant’s normal retirement date without the consent of the participant’s Spouse.

T.7.2 Death After Commencement of Benefits

The death benefits, if any, of a participant who dies after commencement of his benefits under the plan are those specified under the form in which his benefits were being paid.

T.7.3 Special Surviving Spouse’s Benefit

A monthly benefit shall be payable to the Spouse or domestic partner of a salaried participant who dies while he is employed by an employer prior to his 65th birthday, subject to and determined in accordance with the following terms and conditions:

(a) Eligibility. A monthly Spouse’s or domestic partner’s benefit shall be payable on behalf of a salaried participant who, at the date of his death:

(i) in the case of a Spouse, was married and had been married to the same Spouse for the one-year period ending on that date;

(ii) met the requirements of subparagraphs 2.1(c) and (d); and

(iii) had previously attained age 55 years and completed ten years of credited service.

(b) Amount. The Spouse’s or domestic partner’s benefit shall be equal to the amount of monthly retirement income, computed pursuant to subsection T.4.5, to which the participant would have been entitled if the first day of the month coincident with or next following the date of his death were his early retirement date and his benefits were then payable in the form of a 100% joint and survivor annuity.

(c) Payment. Payment of the Spouse’s or domestic partner’s benefit shall commence as of the first day of the month coincident with or next following the date of the participant’s death, and shall end with the month in which the participant’s Spouse or domestic partner dies; provided that payments may not be made to the Spouse prior to the participant’s normal retirement date without the consent of the participant’s Spouse.

T.7.4 Spouse and Dependent Child Benefit for Salaried Participants

If a salaried participant dies while he is employed by an employer prior to his 65th birthday, then the salaried participant’s Spouse, domestic partner or dependent child (as defined below) will become entitled to a “Spouse and dependent child benefit” in accordance with the following terms and conditions:

(a) Eligibility Requirements. A Spouse and dependent child benefit will not become payable unless the salaried participant, at the date of his death.

(i) met the requirements of subparagraphs 2.1(c) and (d); and

(ii) had previously attained age 45 years and had completed ten years of credited service; and

(iii) does not have a benefit payable on his account under subsection T.7.3 above, or such benefit is smaller than the benefit provided by this subsection T.7.4.

(b) Spouse; Dependent Child. A “Spouse,” for purposes of this subsection T.7.3 must have been married to the salaried participant on the date of the salaried participant’s death and for the one-year period ending on that date. A “domestic partner” is a defined in Section, 1 of the plan. A “dependent child” means a natural-born child, legally adopted child, stepchild or foster child of the salaried participant, which child:

(i) (A) had, prior to the salaried participant’s death, been dependent upon the salaried participant for his principal support and (if a stepchild or foster child) resided in the salaried participant’s household, or (B) if not born prior to the salaried participant’s death, was conceived at a time when said salaried participant was an active participant in the plan and was married to his Spouse (as defined above) or in the case of a domestic partner, was in a domestic partnership with the domestic partner;

(ii) is not married;

(iii) is not in the Armed Forces of any country; and

(iv) either (A) had not attained age 19 years or (B) in the case of a child attending school on a full-time basis (taking into account school vacation periods as part of full-time attendance), has not attained age 24 years.

(c) Amount of Benefit. The monthly amount of the Spouse and dependent child benefit shall be the amount of monthly retirement income which would have been payable to the salaried participant as of his normal retirement date if he had continued in the employ of the employers until that date (at the same rate of earnings in effect at his death), multiplied by either (i) 50 percent in the case of a participant whose age was (or would have been) at least 50 years or (ii) 47.5 percent in the case of a participant whose age was (or would have been) at least 45 years but less than 50 years, where such age is determined as of the salaried participant’s birthday nearest the last day of the plan year in which his death occurred.

(d) Payment of Benefit. The Spouse and dependent child benefit will be payable to the eligible surviving Spouse or domestic partner or, if there is no eligible surviving Spouse or domestic partner, to the person who has assumed the principal support of such dependent child as determined by the committee. If there are two or more such children, the benefit shall be divided equally among them and if any of such children’s benefits cease by virtue of their attaining age 18 or 24, as applicable, the benefits shall be divided equally among the remaining eligible children. Such monthly payments will commence as of the first day of the month next following the month in which the salaried participant’s death occurred, with the last monthly payment to be made as of the first day of the month coincident with or next preceding the later of (i) the date of such eligible surviving Spouse’s or domestic partner’s death or (ii) the date on which there is no longer a surviving dependent child of such participant.

(e) Additional Temporary Benefit. In addition to the Spouse and dependent child benefit determined in accordance with subparagraph (c) above, an additional temporary benefit shall be payable in accordance with the foregoing terms and conditions of this subsection T.7.4; provided, that no monthly payment of this additional temporary benefit will be made after the date on which the surviving eligible Spouse or domestic partner (if any) of the salaried participant attains (or would have attained) age 62 years. The monthly amount of the additional temporary benefit shall be: (A) $83.33 if the participant’s age was (or would have been) at least 50 years; or (B) $79.17 if the participant’s age was (or would have been) at least 45 years but less than 50 years, where such age is determined as in subparagraph (c) above.

(f) Other. The company reserves the right to enter into a group reversionary annuity contract with an insurer to provide an insured death benefit for those participants who are entitled to a death benefit under this subsection T.7.4.

T.7.5 Pre-retirement Spouse’s Benefit

A benefit shall be payable to the Spouse or domestic partner of a participant who dies before commencement of his benefits under the plan, subject to and determined in accordance with the following terms and conditions:

(a) Eligibility. A monthly Spouse’s or domestic partner’s benefit shall be payable on behalf of a participant who, at the date of his death:

(i) in the case of a Spouse, was married and had been married to the same Spouse for the one-year period ending on that date;

(ii) had either attained his normal retirement age or was entitled to a deferred vested benefit under subsection T.5. 1;

(iii) had not begun to receive benefits under the plan; and

(iv) does not have a benefit payable on his account under subsections T.7.3 or T.7.4 above.

(b) Amount. The Spouse’s or domestic partner’s benefit shall be in an amount determined as follows:

(i) If the participant had attained his normal retirement age at the date of his death, 100% of the amount of monthly retirement income, computed pursuant to subsection T.4.2, to which the participant would have been entitled is the first day of the month coincident with or next following the date of his death were his retirement date and his benefits were payable in the form specified in subparagraph 6.1(c) of the plan.

(ii) If the participant had met the requirements of subsection T.2.4 at the date of his death (or earlier retirement), 100% of the amount of monthly retirement income, computed pursuant to subsection T.4.5, to which the participant would have been entitled if the first day of the month coincident with or next following the date of his death were his earlier retirement date and his benefits were then payable in the form specified in subparagraph 6.1(c) of the plan.

(iii) If the participant had not met the requirements of subsection T.2.4 at the date of his death (or earlier termination of employment), 100% of the amount of monthly deferred vested benefit, computed pursuant to subsection T.5.2, to which the participant would have been entitled if his benefits were payable in the form specified in subparagraph 6.1(c) of the plan commencing on the first day of the month coincident with or next following his 55 h t birthday (or his date of death, if later).

(c) Payment. Payment of the Spouse’s or domestic partner’s benefit shall commence as of the first day of the month coincident with or next following the later of the date of the participant’s death or the date the participant would have attained age 55 years, and shall end with the month in which the participant’s Spouse or domestic partner dies; provided that payments may not be made to the Spouse prior to the participant’s normal retirement date without the consent of the participant’s Spouse. Notwithstanding the foregoing, any benefit payable pursuant to this section to a domestic partner shall begin on the first day of the month following the participant’s death.

T.7.6 Designation of Beneficiary

Each participant from time to time, by signing a form furnished by the committee, may designate any person or persons (who may be designated contingently, concurrently or successively) to whom his death benefits, if any, are to be paid in those cases where the plan does not specify the beneficiary of a particular death benefit. Each beneficiary designation will revoke all prior designations by the same participant, shall be in the form prescribed by the committee, and will be effective only when filed with the committee.

Section T.8

Absence and Reemployment

T.8.1 Breaks in Service

If an employee’s or participant’s employment with the employers should terminate and such employee or participant is subsequently reemployed by an employer, the following provisions shall apply:

(a) If the reemployment occurs before the employee or participant has five consecutive one-year breaks in service (as defined below), the credited service and benefit service to which he was entitled at the time of termination shall be reinstated, the period of a salaried participant’s employment termination (but not to exceed 12 months) shall be taken into account in determining his credited service if he has not incurred a one-year break in service, and, if the employee or participant had met the requirements of subparagraphs 2.1(a) and (b) at his date of termination, he will be considered to have become a participant in the plan upon his date of reemployment if he then meets the requirements of subparagraphs 2.1(c), (d) and (e), subject to subparagraph (c) below.

(b) A salaried participant shall incur a “one-year break in service” if he is not in the employ of an employer or controlled group member for a period of 12 consecutive months following his termination of employment. A “one-year break in service” for an hourly participant means a plan year during which the hourly participant has not completed more than 500 hours of service.

(c) In the case of any salaried participant who has a one-year break in service, he shall not again be considered as a participant in the plan until he has been employed by an employer or controlled group member for a period of 12 months following his date of reemployment. In the case of any hourly participant who has a one-year break in service, he shall not again be considered as a participant in the plan until he has completed 1,000 hours of service during a 12-month period commencing on his date of reemployment or any anniversary thereof.

(d) Subject to subparagraph (c) above, if a participant was eligible for monthly retirement income or deferred vested benefits at the time of termination, he will be considered to have again become a participant in the plan as of his date of reemployment if he then meets the requirements of subparagraphs 2.1(c), (d) and (e), and the credited service and benefit service to which the participant was entitled at the time of termination shall be reinstated.

(e) Subject to subparagraph (c) above, if any employee, or a participant who was not entitled to monthly retirement income or deferred vested benefits at the time of termination, is reemployed after he has five consecutive one-year breaks in service, then:

(i) if the credited service to which he was entitled at the time of termination exceeds his number of consecutive one-year breaks in service, the credits service and benefit service to which he was entitled at the time of termination shall be reinstated and, if he had met the requirements of subparagraphs 2.1(a) and (b) at his date of termination, he will be considered to have become a participant in the plan as of his date of reemployment if he then meets the requirements of subparagraphs 2.1(c), (d) and (e).

(ii) if his number of consecutive one-year breaks in service equals or exceeds the credited service to which he was entitled at the time of termination, he shall be considered as a new employee for all purposes of the plan and any credited service and benefit service to which he was entitled prior to the date of termination shall be disregarded.

(f) Notwithstanding the foregoing provisions of this subsection T.8.1, the reinstatement of the credited service and benefit service to which a participant was entitled at the time of any termination of employment prior to January 1, 1976 shall be determined in accordance with the terms of the prior plan in effect at the date of his termination of employment.

(g) Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall (i) become a participant in the plan, (ii) reenter the plan as an active participant or otherwise again be considered a participant, or (iii) otherwise commence or recommence active participation in or benefit accrual under the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan.

T.8.2 Leave of Absence

A “leave of absence” for plan purposes means an absence from work which is not treated by the employers as a termination of employment or which is required by law to be treated as a leave of absence. Notwithstanding any provision of the plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided as required by Section 414(u) of the Internal Revenue Code. Notwithstanding any provision of the plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. In the case of a Participant who dies on or after January 1, 2007 while performing qualified military service within the meaning of Code section 414(u), the survivors of such Participant shall receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Participant resumed and then terminated employment with the employer on account of death.

T.8.3 Maternity and Paternity Absence

In the case of a maternity or paternity absence (as defined below) by a salaried employee, the one-year periods beginning on the first day of such absence and the first anniversary thereof shall not constitute a one-year break in service. In the case of a maternity or paternity absence (as defined below), by an hourly employee, the hourly employee shall be credited, for the first plan year in which he otherwise would have incurred a one-year break in service (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the committee is unable to determine the hours which would have been so credited, 8 hours for each work day of such absence), but in no event more than 501 hours for any one absence. A “maternity or paternity absence” means an employee’s absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The committee may require the employee to furnish such information as the committee considers necessary to establish that the employee’s absence was for one of the reasons specified above.

T.8.4 Subsequent Employment

If a former participant who is receiving a monthly retirement income or monthly deferred vested benefit is reemployed by an employer, his benefits shall continue to be paid to him under the plan during his period of reemployment.

SECTION T.9

The Committee

T.9.1 Membership

A committee consisting of three or more persons (who may but need not be employees of the employers) shall be appointed by the company. The Secretary of the company shall certify to the trustee from time to time the appointment to (and termination of) office of each member of the committee and the person who is selected as secretary of the committee.

T.9.2 Committee’s General Powers, Rights and Duties

Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the committee elsewhere in the plan, the trust agreement and/or the group annuity contract, the committee shall have the following discretionary powers, rights and duties:

(a) To select a secretary, if it believes it advisable, who may but need not be a committee member.

(b) To construe and interpret the provisions of the plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties.

(c) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the plan as are consistent with the plan, trust agreement and/or group contract.

(d) To enforce the plan in accordance with the terms of the plan, trust agreement and/or group annuity contract and the rules and regulations adopted by the committee as above.

(e) To direct the trustee and/or the insurer as respects payments or distributions from the plan in accordance with the provisions of the plan.

(f) To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

(g) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the employers) and to allocate or delegate to them such powers, rights and duties as the committee may consider necessary or advisable to properly carry out administration of the plan.

T.9.3 Manner of Action

During a period in which two or more committee members are acting, the following provisions apply where the context admits:

(a) A committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

(b) The committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

(c) An action or a decision of a majority of the members of the committee as to a matter shall be as effective as if taken or made by all members of the committee.

(d) If, because of the number qualified to act, there is an even division of opinion among the committee members as to a matter, a disinterested party selected by the committee shall decide the matter and his decision shall control.

(e) Except as otherwise provided by law, no member of the committee shall be liable or responsible for an act or omission of the other committee members in which the former has not concurred.

(f) The certificate of the secretary of the committee or of a majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

T.9.4 Interested Committee Member

If a member of the committee also is a participant in the plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decisions or determination could be made by him under the plan if he were not serving on the committee.

T.9.5 Resignation or Removal of Committee Members

A member of the committee may be removed by the company at any time by ten days’ prior written notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days’ prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties .conferred on the committee.

T.9.6 Plan Expenses

All reasonable costs and expenses incurred by the committee and the employers in the administration of the plan, shall be paid from the assets of the plan to the extent determined by the company. Such administrative costs and expenses shall include, but shall not be limited to, reasonable compensation to agents, attorneys, actuaries, accountants and other persons employed by the employers or the committee; reimbursement to the employers for plan administrative costs such as premiums paid to the Pension Benefit Guaranty Corporation, and printing costs, audit fees, and other expenses incurred in complying with reporting and disclosure requirements; and reimbursement for reasonable compensation paid to employees of the employers and other employment costs paid by the employers attributable to services such employees render pursuant to duties and responsibilities delegated to them by the committee or the employers with respect to the administration of the plan. To the extent such amounts are not paid from the assets of the plan, they shall be paid by the employers in such proportions as the company may direct.

T.9.7 Information Required by Committee

Each person entitled to benefits under the plan must file with the committee from time to time in writing such person’s post office address and each change of post office address. Any communication, statement or notice addressed to any person at the last post office address filed with the committee will be binding upon such person for all purposes of the plan. Each person entitled to benefits under the plan shall furnish the committee with such documents, evidence, date or information as the committee considered necessary or desirable in order to administer the plan. The records of the employers as to an employee’s or participant’s period of employment, hours of service, termination of employment and the reasons thereof, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the committee’s satisfaction to be incorrect.

T.9.8 Uniform Rules

The committee shall administer the plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

T.9.9 Review of Benefit Determinations

The committee will provide notice in writing to any participant or beneficiary whose claim for benefits under the plan is denied and the committee shall afford such participant or beneficiary a full and fair review of its decision if so requested. The claims procedures outlined in Section 10.6 of the plan shall apply to claims and appeals regarding benefits under this Appendix T.

T.9.10 Committee’s Decision Final

Subject to applicable law, any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the committee made by the committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the committee shall make such adjustment on account thereof as it considers equitable and practicable.

SECTION T.10

General Provisions

T.10.1 Additional Employers

Any related entity may adopt the plan by filing with the company a written instrument (approved by the company) to the effect which specifies the group or class of employees to which the plan has been extended.

T.10.2 Action by Employers

Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by the employer’s charter or by-laws or by resolution of its Board of Directors or such committee.

T.10.3 Waiver of Notice

Any notice required under the plan may be waived by the person entitled to such notice.

T.10.4 Gender and Number

Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

T.10.5 Controlling Law

Except to the extent superseded by laws of the United. States, the laws of Illinois shall be controlling in all matters relating to the plan.

T.10.6 Employment Rights

The plan does not constitute a contract of employment, and participation in the plan will not give any employee the right to be retained in the employ of any employer, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.

T.10.7 Interests Not Transferable

The interests of persons entitled to benefits under the plan are not subject to their debts or other obligations and, except as maybe required by the tax withholding provisions of the Internal Revenue Code or any state’s income tax act or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered. The provisions of Section 10.08 of the Plan shall apply for determining whether a domestic relations order is a qualified domestic relations order pursuant to Section 414(p) of the Internal Revenue Code.

T.10.8 Absence of Guaranty

Neither the committee nor the employers in any way guarantee the trust fund or the assets held in the group annuity contract from loss or depreciation. Except as required by applicable law, the employers do not guarantee any payment to any person. The liability of the trustee, the insurer, the employers or the committee to make any payment pursuant to the plan is limited to the assets held by the trustee and/or the insurer which are available for that purpose.

T.10.9 Evidence

Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on its considers pertinent and reliable, and signed, made or presented by the proper party or parties.

T.10.10 Actuarial Equivalent

Except as otherwise provided by law, a benefit shall be actuarially equivalent to any other benefit if the actuarial reserve required to provide the same is equal to the actuarial reserve required to provide such other benefit, computed on the basis of the actuarial rates, tables and procedures specified in Supplement A. No adjustment in a determination of an actuarially equivalent value or amount shall be made if such tables, rates and procedures are changed subsequent to such determination.

T.10.11 Indemnification

To the extent permitted by law, no present or former committee member, nor any person who is or was a director, officer, or employee of an employer, shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan. Any employee of an employer to whom the committee or the company has delegated any portion of its responsibilities under the plan, any person who is or was a director or officer of an employer, members and former members of the committee, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan) from and against any and all liability (including any judgments, losses, damages, civil penalties, excise taxes, interest and any other form of liability of any kind) or claim of liability (as defined above and including any investigatory action) to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan, including all expenses reasonably incurred in their defense if the employers fail to provide such defense after having been requested to do so in writing. To the extent permitted by law, payments under this subsection T.10.11 may also be made from the assets of the plan.

T.10.12 Successors

The term “employer” as used in the plan includes any entity that continues to plan in effect, as provided in the plan; and, if the employer concerned is the company, the term “company” also shall include such entity.

T.10.13 Severability

If any provision of the plan is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of the plan, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.

T.10.14 Statutory References

Any references in the plan to a Section of the Internal Revenue Code (the “Code”), the Employee Retirement Income Security Act of 1974 (“ERISA”) or the Tax Reform Act of 1986 shall include any comparable section or sections of any future legislation which amends, supplements or supersedes said Section.

T.10.15 Relating to the Insurer

Except as may be otherwise provided by the plan or required by applicable law, the insurer is not a party to the plan, nor will it be bound in any way by the provisions of the plan nor will it be required to look to the terms of the plan or determine whether the company or any employer has the authority to act in any particular manner or to make any contract or agreement. The company will have the power to appoint and remove the insurer.

SECTION T.11

Contributions

T.11.1 Employer Contributions

Subject to the provisions of Section T.12, the employers expect and intend to contribute to the plan from time to time such amounts as shall be required under accepted actuarial principles to maintain the plan in a sound condition. An employer’s contribution for a plan year is conditioned on its deductibility under Section 404 of the Internal Revenue Code in that year.

T.11.2 Participant Contributions

No participant will be required or permitted to make any contributions under the plan.

T.11.3 Minimum Funding Standards

The employers shall maintain a funding standard account which shall be credited with contributions and gains and charged with costs and losses for each plan year in accordance with Section 412 of the Internal Revenue Code. Employer contributions to the plan for each plan year shall be made by such times and in such amounts as are required by said Section 412.

T.11.4 Application of Forfeitures

Forfeitures arising under the plan for any reason shall not be used to increase the benefit any person otherwise would be entitled to receive under the plan at any time prior to termination of the plan or prior to the complete discontinuance of contributions by his employer. The amounts so forfeited with respect to any employer shall be used to reduce the employer’s contributions under the plan.

T.11.5 No Interest in Employers

The employers shall have no right, title or interest in the assets of the plan, nor shall any part of the plan assets revert or be repaid to an employer, directly or indirectly unless:

(a) the Internal Revenue Service initially determines that the plan, as applied to such employer, does not meet the requirements of Section 401(a) of the Internal Revenue Code, in which event the contributions made to the plan by such employer shall be returned to it within one year after such adverse determination;

(b) all liabilities under the plan shall have been paid or provided for in full and assets remain that are attributable to contributions made by an employer because of erroneous actuarial computations, in which event such remaining assets shall revert and be repaid to that employer;

(c) a contribution is made by such employer by mistake of fact and such contribution is returned to the employer within one year after payment to the trustee; or

(d) a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

Contributions may be returned to an employer pursuant to subparagraph (a) above only if they are conditioned upon initial qualification of the plan, and an application for determination was made by the time prescribed by law for filing the employers Federal income tax return for the taxable year in which the plan was adopted (or such later date as the Secretary of the Treasury may prescribe). The amount of any contribution that may be returned to an employer pursuant to subparagraph (c) or (d) above must be reduced by any losses allocable thereto.

SECTION T.12

Amendment and Termination

T.12.1 Amendment

While the employers expect and intend to continue the plan, the company reserves the right to amend the plan from time to time pursuant to Section 11 of the plan, except as follows:

(a) The duties and liabilities of the committee cannot be changed substantially without its consent;

(b) No amendment shall reduce the value of a participant’s benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the employers on the day of the amendment; and

(c) Except as provided in subsection T.11.5, under no condition shall an amendment result in the return or repayment to any employer of any part of the plan assets or result in the distribution of plan assets for the benefit of anyone other than persons entitled to benefits under the plan.

T.12.2 Termination

The plan will terminate as to all employers on any date specified by the company if thirty days’ advance written notice of the termination is given to the committee, the trustee, the insurer and the other employers. The plan will terminate as to an individual employer other than the company on the first to occur of the following:

(a) The date it is terminated by that employer if 30 days’ advance written notice of the termination is given to the committee, the trustee, the insurer and the other employers.

(b) The date that employer is judicially declared bankrupt or insolvent.

(c) The date that employer completely discontinues its contributions under the plan (a mere failure of the employer to make a contribution for any year shall not be considered as a discontinuance so long as the plan does not have accumulated funding deficiency under Section 412 of the Internal Revenue Code as applied to that employer at the end of such year).

(d) The dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

(i) in any event arrangements may be made with the consent of the company whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that employer under the plan and the trust agreement; and

(ii) if an employer is merged, dissolved or in any other way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof.

T.12.3 Nonforfeitability on Termination

On termination or partial termination of the plan, the rights of all affected participants to benefits accrued to the date of such termination or partial termination shall be nonforfeitable; but each such participant’s recourse toward satisfaction of his benefits shall be limited, and shall be payable only to the extent his benefits are funded as of such date or from the Pension Benefit Guaranty Corporation (“PBGC”).

T.12.4 Limitations on Termination

Notwithstanding any other provisions of the plan, in the event of termination of the plan, the benefits of any highly compensated employee or highly compensated former employee (as defined in Section 414(q) of the Internal Revenue Code) shall be limited to benefits that are nondiscriminatory under Section 401 (a)(4) of the Internal Revenue Code.

T.12.5 Notice of Amendment or Termination

Participants will be notified of an amendment or termination of the plan within a reasonable time. If the plan is to be terminated by an employer, the committee shall file appropriate notice with the PBGC.

T.12.6 Plan Merger, Consolidation, etc.

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant’s benefit if the plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefit he would have been entitled to receive if the plan had terminated immediately before the merger, consolidation or transfer.

T.12.7 Allocation and Distribution of Assets on Termination

On termination of the plan as respects all employers, the committee will direct the allocation and distribution of the plan assets to participants, retired or terminated participants, and other persons entitled to benefits under the plan. After payment of any expenses of administration and liquidation, the assets remaining in the plan shall be allocated and distributed to such participants and other persons, to the extent of the sufficiency of such assets, in accordance with the provisions of Section 4044 of the Employee Retirement Income Security Act of 1974 (“ERISA”), as it may be amended from time to time. Distribution may be made in cash or property or partly in each, provided property is distributed at its fair market value as of the date of distribution as determined by the trustee.

SECTION T.13

Cost of Living Adjustment

T.13.1 In General

As of each adjustment date (as defined in subsection T.13.2), the amount of monthly benefit payable to or on account of a salaried participant who retires from active status under Section 4 and 7 of the plan will be increased to reflect changes in the cost of living by an amount determined by multiplying the amount of the initial monthly benefit by the appropriate adjustment factor (as defined in subsection T.13.4).

T.13.2 Adjustment Date

An “adjustment date” means each January 1 after 1976 (1980, in the case of any benefit payable under Section T.7) on which the consumer price index has increased by at least one percent since the last January 1 as of which the amount of monthly benefits described in subsection T.13.1 above were increased pursuant to the provisions of this Section T.13.

T.13.3 Consumer Price Index

The “consumer price index” means, as of any January 1, the Consumer Price Index (U.S. City Average for Urban Consumers, All Items) for the month of August immediately prior to such January 1, as published by the United States Department of Labor.

T.13.4 Adjustment Factor

The “adjustment factor” means, as of any adjustment date, the quotient of:

(a) the consumer price index as of such adjustment date, divided by

(b) the consumer price index as of the last previous adjustment date,

provided, however, that in no event will the adjustment factor exceed 1.03.

T.13.5 Early Retirees

A salaried participant who retires under subsection T.4.4, T.4.5 or T.4.6 will, for purposes of this Section T.13, be deemed to be receiving a monthly retirement benefit calculated in accordance with Section T.4, and the amount of that monthly benefit which he is deemed to be receiving shall be increased in accordance with this Section T.13 on each adjustment date occurring after his early retirement date. The amount of the first monthly benefit payment actually made to him or on his behalf shall reflect the increases described in the preceding sentence, and the amount of all monthly benefit payments made thereafter to him or on his behalf shall continue to be subject to increase in accordance with the terms and conditions of this Section T.13.

T.13.6 Limitations

The foregoing provisions of this Section T.13 shall be subject to the following:

(a) In no event shall the application of the provisions of this Section T.13 result in the amount of any monthly benefit payment to any person under this plan before more than 140 percent of the monthly benefit amount to which that person would otherwise have been entitled if the provisions of this Section T.13 had never been in effect.

(b) On and after the effective date of the termination of the plan pursuant to Section T.12 thereof, no further increases in monthly benefit payments will be made in accordance with this Section T.13.

(c) Any amount of increases in any benefit determined in accordance with the foregoing provisions of this Section T.13 shall be payable subject to the same terms and conditions as apply to the benefit to which such increased amount is being added.

(d) The provisions of this Section T.13 shall apply only to benefits payable under the plan to or on behalf of a salaried participant.

SUPPLEMENT T.A

Actuarial Assumptions

T.A.1	For the purpose of determining the amount of lump sum distributions only, the actuarial assumptions shall be those set forth in subsection 6.5 of the plan.

T.A.2	For the purpose of determining all optional forms of payment (except for the option described in T.A.1. Above), actuarial equivalence shall be based on the following actuarial assumptions:

(a) Interest at the rate of 8% per annum.

(b) The applicable mortality table under Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code.

In no event shall the actuarial equivalent of a participant’s accrued benefit be less (i) than the actuarial equivalent of his accrued benefit determined as of December 31, 1997 in accordance with the actuarial assumptions then in use; or (ii) less than the actuarial equivalent of his accrued benefit determined as of December 31, 2004, in accordance with the actuarial assumptions than in use. If the actuarial assumptions in this Supplement A are amended, the actuarial equivalent of a participant’s accrued benefit shall be determined in accordance with the actuarial assumptions as amended; provided, however, the actuarial equivalent of a participant’s accrued benefit on and after the date of such amendment shall note less than the actuarial equivalent of his accrued benefit determined as of the date immediately before such amendment in accordance with the actuarial assumptions then in use.

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SUPPLEMENT T.B

Special Rules for Top-Heavy Plans

T.B-1. Purpose and Effect. The purpose of this Supplement B is to comply with the requirements of Section 416 of the Internal Revenue Code. The provisions of this Supplement B shall be effective for each plan year in which the plan is a “top-heavy plan” within the meaning of Section 416(g) of the Internal Revenue Code.

T.B-2. Top-Heavy Plan. In general, the plan will be a top-heavy plan for any plan year if, as of the last day of the preceding plan year (the “determination date”), the present value of the cumulative accrued benefits on the last day of the preceding plan year (the “valuation date”) of participants who are key employees (as defined in Section 416(i)(1) of the Internal Revenue Code) exceeds 60 percent of the present value of the cumulative accrued benefits of all participants (the “top-heavy ratio”). In making the foregoing determination, the following special rules shall apply:

(a) The present value of a participant’s accrued benefit shall be increased by the aggregate distributions, if any, made with respect to the participant during the 5-year period ending on the determination date.

(b) The accrued benefit of a participant who was previously a key employee, but who is no longer a key employee, shall be disregarded.

(c) The accrued benefit of a beneficiary of a participant shall be considered an accrued benefit of the participant.

(d) The accrued benefit of a participant who did not perform any services for an employer during the 5-year period ending on the determination date shall be disregarded.

(e) The accrued benefit of a participant who is not a key employee shall be determined under the method used for all plans of the employers or, if there is no such method, as if such benefit accrued no faster than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Internal Revenue Code.

T.B-3. Key Employee. In general, a “key employee” is an employee who at any time during the 5-year period ending on the determination date, is:

(a) an officer of an employer receiving annual compensation greater than 50% of the limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code; provided, that for purposes of this subparagraph (a), no more than 50 employees of the employers (or if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers;

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(b) one of the ten employees receiving annual compensation from the employers of more than the limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code and owning both more than a 1/2 percent interest and the largest interests in the employers;

(c) a 5 percent owner of an employer; or

(d) a 1 percent owner of an employer receiving annual compensation from the employers of more than $150,000.

A “non-key employee” is an employee who is not a key employee.

T.B-4. Minimum Vesting. For any plan year in which the plan is a top-heavy plan, a participant’s vested percentage in his accrued benefit shall not be less than the percentage determined under the following table:

Years of Credited Service	Vested Percentage
Less than 2	0
2	20
3	40
4	60
5	80
6 or more	100

If the foregoing provisions of this paragraph T.B-4 become effective, and the plan subsequently ceases to be a top-heavy plan, no participant shall have his vested percentage reduced, and each participant who has then completed three or more years of credited service may elect to continue to have the vested percentage of his accrued benefit determined under the provisions of this paragraph T.B-4.

T.B-5. Minimum Benefit. A participant’s monthly retirement income or deferred vested benefit, commencing at his normal retirement date and payable as a life annuity, shall not be less than an amount equal to 2 percent of his average compensation (as defined below), multiplied by the number of years (not to exceed 10) of his top-heavy service (as defined below). A participant’s “average compensation” means the monthly average of his compensation for the 5 consecutive years for which his compensation was highest, disregarding any compensation paid after the last year in which the plan is a top-heavy plan. A participant shall be entitled to a year of “top-heavy service” for each year of his credited service during which the plan is a top-heavy plan and he is a participant thereunder. For purposes of this paragraph T.B-5, a participant’s compensation means his total cash compensation for services rendered to the employers as an employee, determined in accordance with Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder.

T.B-6. Aggregation of Plans. Each other qualified plan maintained by an employer in which at least one key employee participates, and any other qualified plan maintained by an employer which enables such a plan to meet the requirements of Sections 401(a)(4) or 410 of the Internal Revenue Code (the “required aggregation group”), shall be aggregated with this plan in

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determining whether this plan is top-heavy. In addition, any other qualified plan of an employer be included if all such plans which are included when aggregated would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code (the “permissive aggregation group”).

T.B-7. No Duplication of Benefits. If the employers maintain more than one plan, the minimum benefit otherwise required under paragraph T.B-5 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum benefits or contributions.

T.B-8. Adjustment of Combined Benefit Limitations. For any plan year in which the plan is a top-heavy plan, the determination of the defined benefit plan fraction and defined contribution plan fraction under subsection 4.10 of the plan shall be adjusted by substituting “1.0” for “1.25” in the calculation of the denominators of such fractions, unless the additional minimum benefit described in Section 416(h) of the Internal Revenue Code is provided for each participant who is not a key employee, and the plan is not a “super top-heavy plan” (as described below in Section 416(b) of the Internal Revenue Code) for that year. The plan will not be a super top-heavy plan for any plan year if the plan would not be a top-heavy plan under paragraph T.B-2 above if the figure “90 percent” was substituted for the figure “60 percent” in that paragraph.

T.B-9. Use of Terms. All terms and provisions of the plan shall apply to this Supplement B, except that where the terms and provisions of the plan and this Supplement B conflict, the terms and provisions of this Supplement B shall govern. This Supplement B shall be construed and interpreted in accordance with the requirements of Section 416 of the Internal Revenue Code and the regulations thereunder.

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SUPPLEMENT T.C

Benefits for Certain Former Employees

T.C-1. Purpose. The purpose of this Supplement C is to set forth the amount of annual retirement income payable to certain former employees of the employers.

T.C-2. Supplement C Participants. The following former employees shall be participants in Supplement C:

Mary Lou Gustafson

Quinceola Wright

Donald Kwiatkowski

Melvin Sampson

Joseph Cutre

T.C-3. Additional Benefits for Supplement C Participants. The following amounts of annual retirement income shall be paid under this Supplement C in addition to any other amounts payable to or on behalf of the former employee under the plan:

Mary Lou Gustafson	$9,420
Quinceola Wright	$7,500
Donald Kwiatkowski	$11,520
Melvin Sampson	$12,852
Joseph Cutre	$13,296

Retirement income under this paragraph T.0-3 shall be paid in monthly installments, commencing on the first day of the month next following the Supplement C participant’s retirement date and ending with the month in which occurs the Supplement C participant’s 62nd birthday (or date of death, if earlier).

T.C-4. Minimum Benefit for Supplement C Participant. The amount of retirement income payable under the plan to or on behalf of a Supplement C participant (excluding amounts payable under paragraph C above or pursuant to Section 13 of the plan) shall not be less than an amount that is actuarially equivalent to an annual retirement income commencing on the Supplement C participant’s retirement date and payable for life, equal to:

Mary Lou Gustafson	$10,908
Quinceola Wright	$9,540
Donald Kwiatkowski	$25,200

T.C-5. Form of Benefits Payable to Supplement C Participants. A Supplement C participant who is legally married on his retirement date and who does not make an election as provided below shall receive a joint and survivor annuity which is actuarially equivalent to the amount of retirement income otherwise payable to him under this Supplement C. Such joint and survivor annuity shall consist of reduced retirement income continuing during the Supplement C

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participant’s lifetime, and if the Supplement C participant’s Spouse is living at the date of the Supplement C participant’s death, payment of one-half of such reduced retirement income to such Spouse until the Spouse’s death occurs, with the last payment to be made for the month of the death of the last to die of the Supplement C participant and his Spouse. A Supplement C participant may make a written election to waive the joint and survivor annuity. Such an election will be effective only if the Supplement C participant’s Spouse consent to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a plan representative or a notary public.

T.C-6. Use of Terms. The terms and provisions of the plan shall apply to this Supplement C, except that where the terms and provisions of the plan and this Supplement C conflict, the terms and provisions of this Supplement C shall govern.

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SUPPLEMENT T.D

EGTRRA Compliance

T.D.1. Purpose and Effect

This Supplement D is added to the plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). It is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of this Supplement shall be effective as of the first day of the first plan year beginning December 31, 2001, and shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this Supplement.

T.D.2. Increase in Compensation Limit

The annual compensation of each participant taken into account in determining benefit accruals in any plan year beginning after December 31, 2001 shall not exceed $200,000. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan year beginning after December 31, 2001, compensation for any prior determination period shall be limited as provided below in this paragraph T.D.2. The $200,000 limit on annual compensation shall be adjusted for cost-of-living increased in accordance with Section 401(a)(17)(B) of the Internal Revenue Code (the “Code”). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. In determining benefit accruals in plan years beginning after December 31, 2001, the annual compensation limit for determination periods beginning before January 1, 2002 shall be $200,000.

T.D.3. Limitations on Benefits

The “defined benefit dollar limitation” is $185,000, as adjusted effective January 1 of each year under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies. The “maximum permissible benefit” is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (a) and, if applicable, in (b) or (c) below).

(a) If the participant has fewer than 10 years of participation in the plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the plan and (ii) the denominator of which is 10. In the case of a participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the employer and (ii) the denominator of which is 10.

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(b) If the benefit of a participant begins prior to age 62, the defined benefit dollar limitation applicable to the participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in the plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c) If the benefit of a participant begins after the participant attains age 65, the defined benefit dollar limitation applicable to the participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in the plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

Benefits increases resulting from the increase in the limitations of Section 415(b) of the Code shall be provided to all employees participating in the plan who have one hour of service on or after the first day of the first limitation year ending after December 31, 2001. This paragraph T.D.3 shall be effective for limitation years ending after December 31, 2001.

T.D.4. Modification of Top-Heavy Rules

This paragraph T.D.4 shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This paragraph amends the top-heavy provisions of the plan as follows:

(a) Key Employee. Key employee means an employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

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(b) Determination of Present Values and Amounts. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a termination plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the employer during the “1-year period ending on the determination date shall not be taken into account.

(c) Minimum Benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the plan, in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a plan year when the plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

T.D.5. Direct Rollovers of Plan Distributions

For purposes of the direct rollover provisions of the plan, the following rules shall apply to distributions made after December 31,2001:

(a) Eligible Retirement Plan. An eligible retirement plan shall also mean any annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse of a former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(b) Eligible Rollover Distribution. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

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T.D.6. Distributions After December 31, 2001

With respect to distributions under the plan made for calendar years beginning on or after January 1, 2002, the plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provisions of the plan in the contrary. This paragraph T.D.6 shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

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COVERAGE AND BENEFIT SCHEDULE NO. 1

The following provisions of this Coverage and Benefit Schedule No. 1 (“Schedule No. 1”) shall constitute a part of CHEMCENTRAL Corporation Consolidated Retirement Plan (the “Plan”) as contemplated by subsections T.2.1 and T.4.1 thereof.

Employer:

Univar USA Inc.

Covered Group of Employees:

Salaried employees of the Employer who are not represented by or do not belong to a group of employees covered by a collective bargaining representative in matters relating to their terms of employment.

Notwithstanding the foregoing, effective October 1, 2007, the covered group of employees includes only such employees who on September 30, 2007 were (i) employed by an entity that was an Employer under this Schedule on September 30, 2007, and (ii) part of the Covered Group of Employees under this Schedule and participants in the plan. Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall become part of the Covered Group of Employees under this Schedule. For example, (i) no person hired or rehired by the employer on or after December 31, 2007 shall become part of the Covered Group of Employees under this Schedule; (ii) no former employee who is rehired or ineligible employee whose job status changes on or after December 31, 2007 shall become part of the Covered Group of Employees under this Schedule.

Notwithstanding the foregoing, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, shall have his or her accrued plan benefit determined based only on years of benefit service accumulated through December 31, 2009, and shall have his or her final average earnings determined based only upon earnings received through December 31, 2009.

Benefits Amount:

(a) The product of:

(i) 2.5% times the number of years of benefit service prior to January 1, 1989 plus 1.67% times the number of years of benefit service after December 31, 1988 through December 31, 2009 (but not greater than 50%); multiplied by

(ii) the final average earnings (as defined in subsection T.3.5); less

(b) The Monthly Social Security Allowance (as defined in subsection T.4.7) .

Effective Date:

The provisions of this Schedule No. 1 were originally effective January 1, 1999, with respect to Covered Groups of Employees employed by CHEMCENTRAL Corporation.

General:

The terms used in this Schedule No. 1 which are defined in the Plan shall have the same meanings assigned to them in the Plan.

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COVERAGE AND BENEFIT SCHEDULE NO.2

The following provisions of this Coverage and Benefit Schedule No. 2 (“Schedule No. 2”) shall constitute a part of Chemcentral Corporation Consolidated Retirement Plan (the “Plan”) as contemplated by subsections T.2.1 and T.4.1 thereof.

Employer:

Univar USA Inc.

Covered Group of Employees:

Hourly employees of the Employer who are not represented by or do not belong to a group of employees covered by a collective bargaining representative in matters relating to their terms of employment and who are employed at:

Employees of CHEMCENTRAL Atlantic Corporation at Atlanta, Georgia

Employees of CHEMCENTRAL Southwest, L.P., Dallas, Texas

Employees of CHEMCENTRAL Atlantic Corporation at Greensboro, North Carolina

Employees of CHEMCENTRAL Southwest, L.P. at Houston, Texas

Employees of CHEMCENTRAL Ohio Valley Corporation at Louisville, Kentucky

Employees of CHEMCENTRAL Midwest Corporation at Lakeville, Minnesota

Employees of CHEMCENTRAL Southwest, L.P. at New Orleans, Louisiana

Employees of CHEMCENTRAL Southwest, L.P. at Oklahoma City, Oklahoma (effective January 1, 2001)

Employees of CHEMCENTRAL Atlantic Corporation at Orlando, Florida

Employees of CHEMCENTRAL Atlantic Corporation at Philadelphia, Pennsylvania

Employees of CHEMCENTRAL Pacific Corporation at Salt Lake City, Utah

Employees of CHEMCENTRAL Southwest, L.P., San Antonio, Texas

Employees of CHEMCENTRAL Pacific Corporation at Spokane, Washington

Employees of CHEMCENTRAL Southwest, L.P. at Tulsa, Oklahoma

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Employees of the CHEMCENTRAL Atlantic Corporation who are represented by:

Teamsters Local #249 in Pittsburgh, Pennsylvania

            (Effective August 30, 1999)

Notwithstanding the foregoing, effective October 1, 2007, the covered group of employees includes only such employees who on September 30, 2007 were (i) employed by an entity that was an Employer under this Schedule on September 30, 2007, and (ii) part of the Covered Group of Employees under this Schedule and participants in the plan; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after September 30, 2007 that provides for active participation by such employee in the plan. Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall become part of the Covered Group of Employees under this Schedule; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. For example, (i) no person hired or rehired by the employer on or after December 31, 2007 shall become part of the Covered Group of Employees under this Schedule; (ii) no former employee who is rehired or ineligible employee whose job status changes on or after December 31, 2007 shall become part of the Covered Group of Employees under this Schedule, except to the extent provided by the terms of a collective bargaining agreement applicable to such person.

Notwithstanding the foregoing, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, and his or her accrued benefit will be determined based only on years of benefit service accumulated through December 31, 2009.

Benefit Amount:

$67.00 multiplied by the number of years of benefit service through December 31, 2009.

Effective Date:

The provisions of this Schedule No. 2 were originally effective January 1, 2003 with respect to the Covered Groups of Employees of CHEMCENTRAL Corporation.

General:

The terms used in this Schedule No. 2 which are defined in the Plan shall have the same meanings assigned to them in the Plan.

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COVERAGE AND BENEFIT SCHEDULE NO. 3

The following provisions of this Coverage and Benefit Schedule No. 3 (“Schedule No. 3”) shall constitute a part of CHEMCENTRAL Corporation Consolidated Retirement Plan (the “Plan”) as contemplated by subsections T.2.1 and T.4.1 thereof.

Employer:

Univar USA Inc.

Covered Group of Employees:

Employees of CHEMCENTRAL Midwest Corporation who are represented by Teamsters Local #406 in Grand Rapids, Michigan

Employees of CHEMCENTRAL Atlantic Corporation who are represented by Oil, Chemical and Atomic Workers Local #7-346 in Toledo, Ohio

Employees of CHEMCENTRAL Atlantic Corporation who are represented by Teamsters Local #375 in Buffalo, New York

Notwithstanding the foregoing, effective October 1, 2007, the covered group of employees includes only such employees who on September 30, 2007 were (i) employed by an entity that was an Employer under this Schedule on such date, and (ii) part of the Covered Group of Employees under this Schedule and participants in the plan; provided, however, that a person who is hired or rehired by the employer(s) or has a change in job status and is covered by a collective bargaining agreement that provides for active participation in the plan by such person may become a participant in the plan, or renew active participation in the plan, in accordance with the terms of the applicable collective bargaining agreement.

Notwithstanding anything in this plan to the contrary, on or after December 31, 2007, no person shall become part of the Covered Group of Employees under this Schedule; provided, however, that the foregoing part of this sentence shall not apply to an employee covered by a collective bargaining agreement on or after December 31, 2007 that provides for active participation by such employee in the plan. For example, (i) no person hired or rehired by the employer on or after December 31, 2007 shall become part of the Covered Group of Employees under this Schedule; (ii) no former employee who is rehired or ineligible employee whose job status changes on or after December 31, 2007 shall become part of the Covered Group of Employees under this Schedule, except to the extent provided by the terms of a collective bargaining agreement applicable to a person.

Notwithstanding the foregoing, any active participant in the plan on December 31, 2009 shall have his or her accrued benefit under the plan frozen as of December 31, 2009, and his or her accrued benefit will be determined based only on years of benefit service accumulated

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through December 31, 2009; provided, however, a participant who on December 31, 2009 is an active participant represented by Teamsters #406 in Grand Rapids, Michigan or Teamsters Local # 375 in Buffalo, New York shall continue to be an active participant in the plan under Coverage and Benefit Schedule Number 3 to the extent provided in the collective bargaining agreement that covers the terms of his or her employment with Univar USA Inc.

Benefit Amount:

$67.00 multiplied by the number of years of benefit service.

Early Retirement — Immediate Payment

Notwithstanding the provisions of subsection T.4.5, if an employee covered by this Schedule No. 3 had completed 20 or more years of credited service at his early retirement date, his monthly retirement income will be computed in accordance with subsection T.4.4 but multiplied by the percentage shown below corresponding to the participant’s age on which the date of commencement of the participant’s benefits precedes his normal retirement date:

Age	Percentage
64	100%
63	100%
62	100%
61	97.86%
60	95.71%
59	93.57%
58	91.43%
57	89.29%
56	87.14%
55	85%

The provisions of this paragraph are effective April 1, 2001 for participants who are members of Teamsters Local #406 in Grand Rapids, Michigan; August 8, 2001 for participants who are members of Oil, Chemical and Atomic Workers Local #7-346 in Toledo, Ohio; and January 1, 2003 for participants who are members of Teamsters Local #375 in Buffalo, New York.

Effective Date:

The provisions of this Schedule No. 3 were originally effective January 1, 2003 (or as otherwise set forth herein) with respect to Covered Groups of Employees of CHEMCENTRAL Corporation.

General:

The terms used in this Schedule No. 3 which are defined in the Plan shall have the same meanings assigned to them in the Plan.

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